                                                                     EXHIBIT 2.1


          DATED



                            MARCONI CORPORATION PLC

                                      AND

                            WEIGH-TRONIX UK LIMITED



        ________________________________________________________________

                       SHARE SALE AND PURCHASE AGREEMENT

                                 IN RESPECT OF

                                 AVERY BERKEL

        ________________________________________________________________





                               Slaughter and May
                             35 Basinghall Street
                               London  EC2V 5DB
                                   (FM/RRO)


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                                   CONTENTS
                                   ________


                                                             PAGE
                                                             ____

1.   INTERPRETATION                                             1

2.   CONDITIONS                                                 1

3.   SALE AND PURCHASE OF THE AVERY BERKEL SHARES               5

4.   CONSIDERATION                                              6

5.   COMPLETION                                                 6

6.   GEC'S WARRANTIES AND UNDERTAKINGS                          6

7.   RESTRICTIONS ON GEC GROUP                                  9

8.   FURTHER WARRANTIES AND UNDERTAKINGS                       12

9.   PURCHASER'S REMEDIES AND GEC'S LIMITATIONS ON LIABILITY   28

10.  CONDUCT OF BUSINESS BEFORE COMPLETION                     30

11.  PENSION ARRANGEMENTS                                      32

12.  AGGREGATED COMPLETION BALANCE SHEET                       32

13.  REMEDIES AND WAIVERS                                      38

14.  ASSIGNMENT                                                38

15.  FURTHER ASSURANCE                                         40

16.  ENTIRE AGREEMENT                                          40

17.  NOTICES                                                   41

18.  ANNOUNCEMENTS                                             42

19.  COSTS AND EXPENSES                                        43

20.  COUNTERPARTS                                              43

21.  TIME OF ESSENCE                                           43

22.  EFFECT OF COMPLETION                                      43

23.  INVALIDITY                                                44

24.  GOVERNING LAW                                             44

25.  JURISDICTION                                              44

26.  PROPERTY PROVISIONS                                       44


SCHEDULE 1 DEFINITIONS                                         47

SCHEDULE 2 COMPLETION ARRANGEMENTS                             63

SCHEDULE 3 THE WARRANTIES                                      67

SCHEDULE 4 LIMITATIONS ON GEC'S LIABILITY                      98

SCHEDULE 5 PENSION ARRANGEMENTS                               109

SCHEDULE 6 TAX COVENANT                                       127

SCHEDULE 7 BASIC INFORMATION ABOUT THE AVERY BERKEL
           GROUP COMPANIES AND THE ASSOCIATE COMPANIES        128

SCHEDULE 8 PROPERTY SCHEDULE                                  129

SCHEDULE 9 CONDUCT OF BUSINESS BEFORE COMPLETION              172

SCHEDULE 10 CONDITIONS                                        175

SCHEDULE 11 ACCOUNTING AND OTHER INFORMATION PER
            SUB-CLAUSE 8.22(B)                                178

SCHEDULE 12 DORMANT COMPANIES                                 179

SCHEDULE 13 UNFUNDED LIABILITY                                182

SCHEDULE 14 PRINCIPAL WARRANT TERMS                           186

THIS AGREEMENT (this "AGREEMENT") is made on              March, 2000

BETWEEN:

1. MARCONI CORPORATION PLC (previously The General Electric Company, p.l.c.) (registered in England No. 67307) having its registered office at One Bruton Street, London W1X 8AQ ("GEC");

     AND

2. WEIGH-TRONIX UK LIMITED (registered in England registered no. 3943960) having its registered office at Broadwalk House, 5 Appold Street, London EC2A 2HA (the "PURCHASER")

WHEREAS:

     GEC has agreed to sell and transfer, or procure the sale and transfer of, the Avery Berkel Shares and the Purchaser has agreed to purchase them on the terms and conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

1.   INTERPRETATION

1.1 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

1.2  Certain words and expressions used in this Agreement are defined in
     Schedule 1.

2.   CONDITIONS

2.1 The obligations of the Purchaser and GEC are in all respects conditional upon those matters listed in Schedule 10 on the terms hereof.

2.2 The parties will each use all reasonable endeavours promptly to fulfil or procure the fulfilment of the conditions listed in Schedule 10 and will notify each other party immediately upon the satisfaction of such conditions.

2.3 Within 5 Business Days of the date hereof, and without prejudice to sub-clause 2.2, GEC and the Purchaser shall notify The Irish Minister for Enterprise, Trade and Employment in accordance with Section 5 of the Irish Mergers, Take-overs and Monopolies (Control) Act 1978 (as amended).
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                                       2


2.4 Within 5 Business Days of the date hereof, and without prejudice to sub-clause 2.2, the parties hereto shall file or supply, or cause to be filed or supplied, all material applications, notifications and information required to be filed or supplied by them pursuant to the HSR Act and, with respect to South Africa, the Competition Act no. 89 of 1998.

2.5 Within 5 Business Days of the date hereof, and without prejudice to sub-clause 2.2, the parties hereto shall file a control notification in accordance with Section 39 of the German Act against Restrictions of Competition.

2.6 The conditions listed in Schedule 10 may be waived as described in sub-clause 2.8, and the period in which any such conditions are to be satisfied may be extended, but only with the consent of both GEC and the Purchaser.

2.7 GEC undertakes to disclose in writing to the Purchaser, and the Purchaser undertakes to disclose in writing to GEC, as soon as reasonably practicable after it comes to the notice of either of them, anything which will or may prevent any of the conditions listed in Schedule 10 from being satisfied on or before the date falling five Business Days before the Longstop Date in particular (and without limitation) any proceedings or possible proceedings intimating that a relevant regulatory consent may be withheld.

2.8  If any of the conditions listed in paragraphs (A)-(F) and (H)-(J) of
     Schedule 10 (other than, in the case of GEC, those listed in paragraphs
     (E), (F), (I) or (J) of Schedule 10) is not fulfilled (notwithstanding the required reasonable endeavours in sub-clause 2.2 and the other terms of this clause 2) or, where relevant, is not waived on or before the fifth Business Day prior to the Longstop Date, either GEC or the Purchaser shall be entitled to terminate this Agreement by notice in writing to the other provided that GEC shall not be entitled so to terminate this Agreement by reason of the condition listed in paragraph (E), (F), (I) or (J) of
     Schedule 10 not being so satisfied or fulfilled. Conditions (E), (F), (I) and (J) of Schedule 10 may only be waived by the Purchaser. Conditions (A)-
     (D), (G) and (H) of Schedule 10, if capable of waiver, may only be waived by both GEC and the Purchaser.

2.9 If this Agreement is terminated in accordance with sub-clause 2.8, 2.10, 2.11, 2.14, 9.5 or 9.6 all obligations of the parties under this Agreement shall end except for those expressly stated to continue without limit in time but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

2.10 (A)  In the event that:

          (i) there shall occur a Global Market Collapse after the date upon which the Facilities are entered into and which is subsisting when Completion would otherwise occur; and

          (ii) any of the Lenders shall have validly exercised in writing any right against the Borrower pursuant to any of the Facilities to refuse to advance all or a substantial part of that part of the Purchase Price which the Borrower intends on the date hereof to draw from the Facilities for the purposes of enabling the Purchaser to finance in whole or in part the Purchase Price on grounds of the occurrence of such Global Market Collapse, then the Purchaser shall be entitled by giving notice in writing (the "DEFERRAL NOTICE") promptly to GEC attaching a copy of the written notice from the Lender described in paragraph (ii) above to defer Completion to such Business Day during the period beginning on the date of the service of the Deferral Notice upon GEC and ending 60 days thereafter as the Purchaser shall, on not less than five Business Days' written notice, notify GEC. The Purchaser's rights in this paragraph (A) may only be exercised once.

     (B) Clause 10 shall for the avoidance of doubt continue to apply following service of the Deferral Notice upon GEC.

     (C) If the Global Market collapse is still subsisting upon the expiry of such 60 day period, the Purchaser shall be entitled to terminate this Agreement by notice in writing to GEC.

2.11 The Purchaser shall only be able to invoke the condition set out in paragraph (G) of Schedule 10 if the Purchaser provides a copy of a written notice from any of the Lenders constituting a valid exercise by such Lender under any of the Facilities of the Lender's right to refuse to advance all or a substantial part of the advances for the purposes of enabling the Purchaser to finance in whole or in part the Purchase Price as a result of the occurrence of an event, development or circumstance of the type described in such paragraph on or prior to the date on which Completion would otherwise occur. If the Purchaser validly invokes the condition set out in paragraph (G) of Schedule 10 as described in the foregoing provisions of this sub-clause 2.11, the Purchaser shall be entitled simultaneously to terminate this Agreement by notice in writing to GEC.

2.12 (A) The Purchaser shall provide a copy of the Facilities (and such ancillary documents relating thereto as GEC may reasonably request) to GEC promptly after execution of the same excluding any parts thereof which are commercially sensitive to any member of the Purchaser's Group.

     (B) The Purchaser shall provide a copy of the term sheet and related commitment letters (or similar documents) whether or not in draft relating to the Facilities to GEC no later than five Business Days after the date upon which the same are issued excluding any parts thereof which are commercially sensitive to any member of the Purchaser's Group.

     (C) The Purchaser shall provide to GEC and GEC's advisers drafts of the Facilities from time to time as they are prepared excluding any parts thereof which are commercially sensitive to any member of the Purchaser's Group.

2.13 The parties shall discuss in good faith after the date hereof whether a notification of this Agreement is required to be made to the Competition Authority under the Competition Acts 1991-1996 in Ireland. If notification is required to be made by applicable law, sub-clause 2.2 shall apply to such notification and the making of such notification and, if applicable, the obtaining of the relevant clearance or expiry of the relevant waiting period shall be deemed to be a condition listed in Schedule 10 which is capable of waiver, and the period in which such condition may be satisfied may be extended, but only with the consent of both GEC and the Purchaser. References to the conditions listed in paragraphs (A)-(D) shall include a reference to the condition described in this sub-clause 2.13 if applicable.

2.14 (A) The Purchaser agrees to use all reasonable endeavours with the purpose of securing sufficient funding (whether by way of debt or equity) to enable it to pay the Purchase Price at Completion. In the event that the Purchaser shall, notwithstanding such reasonable endeavours obligation, have been unable on or prior to Completion to have raised sufficient funding, then this Agreement shall terminate and the provisions of sub-clause 2.9 shall apply mutatis mutandis (PROVIDED that such reasonable endeavours obligation shall not require the Purchaser or any member of the Purchaser's Group to enter into arrangements on other than normal commercial terms for a borrower and for a purpose of this nature).

     (B) The provisions of sub-clauses 2.10, 2.11, 9.5, 9.6 and any other provision of this Agreement which grants rights to the Purchaser in respect of the Facilities (other than sub-clause 8.22) (including without limitation rights of termination and in respect of condition
          (G) of Schedule 10) shall be suspended until such time as the definitive agreements for the Facilities are executed. This paragraph applies notwithstanding anything in this Agreement to the contrary.

     (C) Simultaneously with exercising any right of termination which may have arisen pursuant to paragraph (A) above, the Purchaser shall provide written notice to GEC specifying in reasonable detail the matters it has undertaken to discharge its reasonable endeavours obligation in paragraph (A) above including, without limitation, a certificate stating the detailed terms upon which the Purchaser was prepared to accept funding for all or part of the Purchase Price.

3.   SALE AND PURCHASE OF THE AVERY BERKEL SHARES

     GEC shall sell or procure the sale of the Avery Berkel Shares with full title guarantee and the Purchaser shall purchase and pay for or procure the purchase of and payment for the Avery Berkel Shares. The Avery Berkel Shares shall be free from all claims, Encumbrances and equities whatsoever and shall be sold with all rights attached or accruing to them at Completion including, without limitation, the right to receive all dividends, distributions or any return of capital hereafter declared, paid or made in respect of periods commencing on or after Completion but excluding the dividends in specie and other distributions described in the documents attached to the Disclosure Letter as items EX/GA/UK/33/103 and EX/CEN2/9. This clause 3 shall not be considered to be breached by reason of the matters undertaken, or the matters to be undertaken in performance of the resolutions passed and decisions made at, the board and general meetings of GAIL and GAL or to be undertaken as set out in the documents attached to the Disclosure Letter as items EX/GA/UK/33/103 and EX/CEN2/9.

4.   CONSIDERATION

     The total consideration for the sale of the Avery Berkel Shares shall be the payment by the Purchaser to GEC of the Purchase Price which shall be allocated as follows, subject to mutually agreeable revision prior to Completion (such agreement to revision not to be unreasonably withheld or delayed) after the parties' assessment of the value of the intangible assets of such companies:

          (A)  (Pounds)70,000,000 to GAIL; and

          (B)  (Pounds)35,000,000 to MVBP.

5.   COMPLETION

5.1 Completion shall take place on the Completion Date at the London offices of GEC's Solicitors, and such other locations as the parties may agree.

5.2 At Completion, GEC shall do or procure the carrying out of those things listed in Schedule 2 Part 1 and the Purchaser shall do or procure the carrying out of those things listed in Schedule 2 Part 2.

5.3 Neither GEC nor the Purchaser shall be obliged to perform its obligations in respect of Completion unless the other party complies in all material respects with the requirements of sub-clause 5.2 and Part 1 and 2 of
     Schedule 2 respectively.

5.4 Neither GEC nor the Purchaser shall be obliged to complete the sale and purchase of any of the Avery Berkel Shares unless the sale and purchase of all the Avery Berkel Shares is completed simultaneously. This sub-clause shall not limit any other clause of this Agreement and in particular clause 13.

6.   GEC'S WARRANTIES AND UNDERTAKINGS

6.1 Subject to clause 9 and Schedule 4, GEC warrants to the Purchaser in the terms of the Warranties at the date of this Agreement (except for the Warranty in paragraph 2.6 of Schedule 3 which is made upon the March 1998 Accounts and the March 1999 Accounts being finalised prior to Completion by GEC's Accountants) but gives no further or other warranties.

6.2 Subject to paragraph 2.2 of Schedule 4, each of the Warranties shall be construed as a separate and independent warranty and, save as provided to the contrary in any of the Share Purchase

     Documents, shall not be limited by the terms of any other Warranty.

6.3  GEC:

     (A) waives, and will procure that all other members of the GEC Group will waive, any rights, remedies or claims GEC or any other member of the GEC Group may have from time to time against any Avery Berkel Group Company, any director of an Avery Berkel Group Company or any Employee with respect to claims arising out of any information, opinion or advice supplied or given (or omitted to be supplied or given) to GEC or any other member of the GEC Group in connection with the proposed entering into of this Agreement or the other Share Purchase Documents and the sale of the Avery Berkel Shares, other than in the case of fraud, wilful misstatement or wilful omission; and

     (B) agrees that any such rights, remedy or claim shall not constitute a defence to any claim by the Purchaser under or in relation to this Agreement (including the Warranties) or the other Share Purchase Documents.

6.4 GEC agrees that it shall not, and that no other member of the GEC Group shall, make any claim following Completion upon any member of the Avery Berkel Group which relates to the costs of or penalties upon termination, or early termination, or failure to purchase a particular quantity of supply, products, goods or services in relation to any head office supply, services or sales agreement or bulk purchase, supply, services or sales agreement to which any member of the GEC Group is a party (in each case a "GROUP CONTRACT") to the extent such termination or failure is a result of the change of control contemplated by this Agreement or that member of the Avery Berkel Group ceasing to be a member of the GEC Group provided, for the avoidance of doubt, that this sub-clause 6.4 shall have no effect in relation to any obligations or amounts which are due or owing or required to be performed or paid between a member of the Avery Berkel Group, on the one hand, and either a member of the GEC Group or the supplier under any supply, services or sales agreement or bulk purchase agreement to which an Avery Berkel Group Company is a party (excluding Group Contracts), on the other hand, in respect of trading in the ordinary course. GEC shall have no obligations under, and shall not be restricted by, this sub-clause 6.4 with respect to any Group Contract with respect to an Avery Berkel Group Company if that Avery Berkel Group Company remains a beneficiary under, or party to, the purchase, supply, services or sales agreement in question after Completion.
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                                       8

6.5 GEC undertakes to disclose in writing to the Purchaser any matter or thing which would be reasonably likely to entitle the Purchaser to exercise its rights pursuant to sub-clause 9.4 as soon as is reasonably possible after it comes to the notice of GEC from the date hereof to the time of Completion.

6.6 GEC covenants with the Purchaser (who consents thereto) to procure that all amounts in the nature of indebtedness, excluding amounts arising in the ordinary course of trading between members of the GEC Group and members of the Avery Berkel Group, subject to applicable law, which are outstanding on the date hereof or, to the extent reasonably practicable, arise after the date hereof and prior to Completion between members of the GEC Group (on the one hand) and members of the Avery Berkel Group (on the other hand) are repaid on or prior to Completion.

6.7 At the request of the Purchaser, made at any time within the three months following the Completion Date, GEC shall as soon as reasonably practicable and in any event within one month of such request, provide or procure the provision of copies (or originals where available) of all registration and renewal certificates and current renewal certificates for any registered Intellectual Property owned by the Avery Berkel Group, and copies of all the application documentation in connection with all applications to register any Intellectual Property in the name of an Avery Berkel Group, as are in the reasonable control of GEC and in so far as such documents are not in the possession of the Avery Berkel Group.

6.8 As soon as reasonably practicable after the date hereof, GEC shall instruct GEC's Accountants to prepare the February Accounts, the March 1998 Accounts and the March 1999 Accounts for submission in final form to GEC and the Purchaser as soon as reasonably practicable. The Purchaser and the Purchaser's Accountants shall be entitled to review the February Accounts, the March 1998 Accounts and the March 1999 Accounts for five Business Days following their submission and GEC shall ensure GEC's Accountants provide such access to the Purchaser's Accountants to the working papers of GEC's Accountants relating thereto as the Purchaser may reasonably request subject to the Purchaser and the Purchaser's Accountants providing such undertakings to GEC and GEC's Accountants as to confidentiality, indemnity or otherwise as they may reasonably request. The fees, costs and expenses of GEC's Accountants shall be payable by GEC.
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                                       9

7.   RESTRICTIONS ON GEC GROUP

7.1 GEC shall not and shall procure that no member of the GEC Group (either itself or by instructing an agent) nor any officer or employee of GEC or any member of the GEC Group shall make use of or divulge to any third party (other than GEC's professional advisers) any confidential information, which is the property of an Avery Berkel Group Company save only:

     (A) insofar as the same has become public knowledge otherwise than, directly or indirectly, through GEC's breach of this sub-clause 7.1 or the failure of the agents, officers or employees referred to above to keep the same confidential; or

     (B) to the extent required by law or by any supervisory body or regulatory body; or

     (C) to the extent GEC reasonably considers necessary as a result of any claim by the Purchaser for breach of Warranty or other provision of this Agreement or relating to the other Share Purchase Documents; or

     (D) to the extent GEC or any member of the GEC Group has a right (provided such right has not arisen through GEC's breach of this sub-clause 7.1 or the failure of the agents, officers or employees referred to above to keep the same confidential or pursuant to an arrangement reached between GEC and an Avery Berkel Group Company between the date hereof and Completion unless such arrangement is in the ordinary course of trading or pursuant to documents attached to the Disclosure Letter) to make use of or divulge any such confidential information relating to an Avery Berkel Group Company on any other account including, without limitation, in its capacity as a supplier, customer or distributor of an Avery Berkel Group Company.

7.2 Save as otherwise agreed by the Purchaser in writing, notwithstanding anything in sub-clause 7.1 to the contrary, and subject to sub-clause 7.3, GEC undertakes with the Purchaser (as trustee for itself and the Avery Berkel Group Companies) that it will not and that it will procure that no member of the GEC Group will:

     (A) for a period of three years (or two years in respect of the Restricted Business in the Republic of Ireland) after the Completion Date, either on its own or in conjunction with or as agent for any person, carry on the Restricted
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                                       10

          Business in any jurisdiction in the world in competition with the Avery Berkel Group;

     (B) for a period of two years after the Completion Date, either on its own or in conjunction with or as agent for any person, solicit, persuade or induce or seek to solicit, persuade or induce any of the Employees whose basic salary at the date hereof is in excess of (Pounds)50,000 to leave the employment of any Avery Berkel Group Company except for a person who responds to a public advertisement which is not solely aimed at such Employee or who is first approached when no longer an employee of an Avery Berkel Group Company or of any other member of the Purchaser's Group.

7.3 Nothing in sub-clause 7.2 shall restrict any member of the GEC Group from:

     (A) carrying on or developing the business currently carried on by the GEC Group anywhere in the world provided that any Restricted Business thereby undertaken is only an incidental part of such business;

     (B) (without prejudice to the generality of paragraph (A) above) distributing products in Hong Kong, China, Taiwan, Macau, Bangladesh, New Zealand, Fiji, Tonga, Samoa, the Cook Islands or the Scott Base, whether or not such products compete with any product offered by any Avery Berkel Group Company;

     (C) acquiring the whole or any part of a body corporate which carries on any Restricted Business or the whole or any part of a business which includes the carrying on of the Restricted Business, except that where more than one-third (or, in any case, more than (Pounds)16,000,000) of the turnover of the body corporate or of the business acquired as set out in the latest available audited accounts of that body corporate or business consists of Restricted Business, GEC shall use its reasonable endeavours to procure the disposal of such Restricted Business within 12 months following completion of its acquisition;

     (D) holding less than 10 per cent. of any class of shares or debentures listed on the London Stock Exchange Limited or any other recognised stock exchange;

     (E) acquiring or holding any interest in any joint venture (whether incorporated or unincorporated) except where such joint venture is a subsidiary of GEC provided that the primary purpose of the business of that joint venture is not the conduct of the Restricted Business; or

     (F) performing any arrangement with, or as separately agreed by, an Avery Berkel Group Company unless such arrangement or agreement is reached between GEC and an Avery Berkel Group Company between the date hereof and Completion unless such arrangement or agreement is in the ordinary course of trading or pursuant to documents attached to the Disclosure Letter.

7.4 Each of the undertakings in sub-clause 7.2 is a separate and independent undertaking and if one or more undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

7.5 GEC agrees that the restrictions and undertakings contained in clause 7.2 are reasonable and necessary for the protection of the Purchaser's legitimate interests in the goodwill of the Avery Berkel Group but if any such restriction or undertaking shall be found to be void or voidable, but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted such restriction or undertaking shall apply with such modifications as may be necessary to make it valid and enforceable.

7.6 Without prejudice to sub-clause 7.5 if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid provision, which, as far as possible, has the same legal and commercial effect as that which it replaces.

7.7 (A) GEC shall procure that each member of GEC Group whose corporate name contains either of the names "Avery" or "Berkel" shall as soon as reasonably practicable following Completion and in any event by the date falling one month after Completion pass all required resolutions to change its corporate name to a name which does not include either such name or any name intended or likely to be confused or associated with either of such names (excluding, for the avoidance of doubt, any of the GEC Names) and shall procure the registration of the new name with the appropriate registry promptly thereafter. Upon receipt of confirmation from the appropriate court or registry that such name change has been effected, GEC shall provide to the Purchaser written proof that such name change has been effected.

     (B) Within 7 days of Completion, GEC shall procure that the GEC Group ceases to operate any web-sites under domain names including either of the names "Avery" or "Berkel".

     (C) GEC shall further procure that from 28 days after Completion no member of the GEC Group shall use or continue to use either of the names "Avery" or "Berkel" or any similar name (whether on any of its stocks or tooling or otherwise) in carrying on its business.

     (D) This sub-clause 7.7 shall be subject to any arrangement or agreement separately agreed by or with the Purchaser or any member of the Avery Berkel Group and shall not preclude any member of the GEC Group from complying in any respect with any applicable law or regulation or practice.

8.   FURTHER WARRANTIES AND UNDERTAKINGS

8.1  The Purchaser warrants to GEC as follows:

     (A) it has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is party;

     (B) this Agreement constitutes and the other Share Purchase Documents to which it is party will, when executed, constitute obligations binding on it; and

     (C) the execution and delivery of, and the performance of its obligations under this Agreement and the other Share Purchase Documents to which it is party will (or with the giving of notice or lapse of time or both would) not:

         (i) result in a breach of a statutory provision or regulation applicable to it of any provision of its memorandum or articles of association or other constitutional documents;

         (ii) result in a breach of any order, judgment or decree of any court or governmental agency to which it or any member of the Purchaser's Group is a party or by which it or any member of the Purchaser's Group is bound; or

         (iii) require the consent of its shareholders.

8.2 The Purchaser undertakes to use its reasonable endeavours to procure that, as soon as reasonably practicable following Completion, GEC and each other member of the GEC Group is released from the GEC Securities and undertakes to hold GEC, for itself and as trustee for its subsidiaries and the relevant members of the GEC Group, indemnified and to keep it and them indemnified from and against all actions, claims, proceedings, loss, damage, payments, costs or expenses incurred by GEC or any member of the GEC Group in relation to or arising out of any such GEC Securities.

8.3 GEC undertakes to use its reasonable endeavours to procure that, as soon as reasonably practicable following Completion, the Purchaser and each member of the Avery Berkel Group is released from the Securities and undertakes to hold the Purchaser, for itself and as trustee for the relevant members of the Avery Berkel Group, indemnified and to keep it and them indemnified from and against all actions, claims, proceedings, loss, damage, payments, costs or expenses incurred by the Purchaser or any member of the Avery Berkel Group in relation to or arising out of any such Securities.

8.4 The Purchaser acknowledges that the GEC Names are and shall remain the property of the GEC Group and that nothing in this Agreement shall transfer nor shall operate as an agreement to transfer any right, title or interest in any of the GEC Names to the Purchaser or any member of the Purchaser's Group.

8.5 Subject to sub-clause 8.7, the Purchaser undertakes that it shall not and shall procure that no Avery Berkel Group Company nor any other member of the Purchaser's Group shall make any use of any trade marks or business or corporate names consisting of or incorporating any of the GEC Names and/or any trade mark or business or corporate name confusingly similar thereto in relation to any goods or services or in the conduct of its business from time to time.

8.6 The Purchaser shall procure that each Avery Berkel Group Company whose corporate name contains any of the GEC Names shall as soon as reasonably practicable following Completion and in any event by the date falling one month after Completion pass all required resolutions to change its corporate name to a name which does not include the GEC Names or any name intended or likely to be confused or associated with the same (excluding, for the avoidance of doubt, Avery Berkel) and shall procure the registration of the new name with the appropriate registry promptly thereafter. Upon receipt of confirmation from the appropriate court or registry that such name change has been effected, the Purchaser shall provide to GEC written proof that such name change has been effected. The Purchaser shall procure that within 7 days of Completion each Avery Berkel Group Company ceases to operate any web-sites under domain names including any of the GEC Names.

8.7  The Purchaser undertakes that it shall procure:

     (A) that from immediately following Completion, no stationery, purchase order, invoice, receipt or other similar document containing any reference to any of the GEC Names is printed, ordered or produced for use by an Avery Berkel Group Company (or in connection with its business) and that each Avery Berkel Group Company shall from immediately following Completion, to the extent practicable, cease to use any stationery, purchase order, invoice, receipt or other similar document containing any reference to any of the GEC Names or shall only use such stationery, purchase order, invoice, receipt or other similar document after having deleted, pasted over or placed a sticker over such references, except to the extent required by law provided that the Purchaser shall procure that no member of the Avery Berkel Group uses any stationery, purchase order, invoice, receipt or similar document containing any reference to the GEC Names in entering into or undertaking any contract from immediately following Completion;

     (B) as soon as reasonably practicable, and in any event no later than three months from the Completion Date, the removal of the GEC Names from all premises, signs and vehicles which are used by or in connection with any Avery Berkel Group Company;

     (C) that from immediately following Completion no brochures, leaflets or similar documents and no packaging containing any reference to the GEC Names shall be printed, ordered or produced for use by an Avery Berkel Group Company (or in connection with its business) and, with respect to existing brochures, leaflets or similar documents and packaging containing a reference to the GEC Names, that the relevant Avery Berkel Group Company shall use its reasonable endeavours to ensure that such references are deleted, pasted over or a sticker is put over such references; and

     (D) subject to the foregoing provisions of this sub-clause 8.7, that it and each member of the Avery Berkel Group will use its respective reasonable endeavours to procure that from immediately following Completion no stocks, goods, products or services are manufactured, produced or provided showing or having marked thereon or using the GEC Names provided that any stocks, goods or products which, at the date hereof, show the GEC Names or have the GEC Names marked thereon may be used by the Avery Berkel Group Companies in the conduct of their business as carried on at the date hereof.

8.8 The Purchaser shall procure the grant by the Avery Berkel Group with effect from the Completion Date of a non-exclusive, irrevocable, royalty-free, world-wide, perpetual licence to GEC for the benefit of itself and each other member of the GEC Group to use (subject to sub-clauses 7.2 and 7.3) all Intellectual Property (excluding the Avery Berkel Names) owned by any member of the Avery Berkel Group and used in any part of the business of the GEC Group now or at any time prior to Completion (excluding for the avoidance of doubt the Avery Berkel Group Names, except as separately agreed by the Purchaser or the Avery Berkel Group, subject to clause 10). The licence shall be transferable by GEC to any purchaser (whether by shares or assets) of all or a substantial part of any business using all or any of such Intellectual Property.

8.9 GEC shall procure the grant by the GEC Group with effect from the Completion Date of a non-exclusive, irrevocable, royalty-free, world-wide, perpetual licence to the Purchaser for the benefit of itself and each member of the Avery Berkel Group to use all Intellectual Property owned by any member of the GEC Group and used in any part of the business of the Avery Berkel Group now or at any time prior to Completion (excluding, for the avoidance of doubt, the GEC Names). The licence shall be transferable by the Purchaser to any purchaser (whether by shares or assets) of all or a substantial part of any business using all or any of such Intellectual Property.

8.10 If either GEC or the Purchaser discovers at any time after Completion that any Avery Berkel Group Company owns any Intellectual Property at the Completion Date which relates exclusively to any business carried on by the GEC Group prior to the Completion Date, it shall immediately notify the other. Thereafter, at the request and expense of GEC, the Purchaser undertakes to execute such documents as GEC may reasonably require in order to effect the assignment of any such Intellectual Property to the member of the GEC Group nominated by GEC.

8.11 If either GEC or the Purchaser discovers at any time after Completion that any GEC Group Company owns any Intellectual

     Property at the Completion Date which relates exclusively to any business carried on by the Avery Berkel Group prior to the Completion Date, it shall immediately notify the other. Thereafter at the request and expense of the Purchaser, GEC undertakes to execute such documents as the Purchaser may reasonably require in order to effect the assignment of any such Intellectual Property to the member of the Purchaser's Group nominated by the Purchaser.

8.12 The Purchaser undertakes itself to, and to procure that each Avery Berkel Group Company shall, provide to GEC and any person authorised by GEC for six years from Completion such access to the senior management, premises and all the Books and Records and title deeds of the Avery Berkel Group and the Associate Companies as GEC or any person authorised by GEC may reasonably require in connection with the conduct of the business of the GEC Group including without limitation the statutory audit of the GEC Group for the financial period ended 31st March, 2000 and the proposed US listing or the previous ownership of the Avery Berkel Group by the GEC Group or the integration, and management, of the Benelux Companies into, and as part of, the GEC Group upon reasonable notice and subject to giving such undertakings as to confidentiality as the Purchaser or the relevant Avery Berkel Group Company may reasonably require and the Purchaser shall, and shall procure that the relevant Avery Berkel Group Company does, instruct its directors and employees to give promptly all information and explanations to GEC or any person authorised by GEC as they may reasonably request in connection therewith.

8.13 GEC undertakes itself to, and to procure that each GEC Group Company shall, provide to the Purchaser and any person authorised by the Purchaser for six years from Completion such access to the premises and all the Books and Records and title deeds of the GEC Group as the Purchaser or any person authorised by the Purchaser may reasonably require in connection with the conduct of the business of the Avery Berkel Group or the previous ownership of the Avery Berkel Group by the GEC Group upon reasonable notice and subject to giving such undertakings as to confidentiality as GEC or the relevant GEC Group Company may reasonably require and GEC shall, and shall procure that the relevant GEC Group Company does, instruct its directors and employees to give promptly all information and explanations to the Purchaser or any person authorised by the Purchaser as they may reasonably request in connection therewith.

8.14 The Purchaser shall procure the grant by the Avery Berkel Group, with effect from the Completion Date, of a non-exclusive, irrevocable, royalty-free, worldwide, perpetual licence to GEC for the benefit of itself and each other member of the GEC Group to use all rights under any patent or patent application (or any patent derived therefrom) owned by any member of the Avery Berkel Group at the Completion Date for the purpose of carrying on or developing any business conducted by the GEC Group prior to Completion other than the Restricted Business (unless permitted pursuant to sub-clause 7.3).

8.15 The Purchaser acknowledges that it is aware of the matters undertaken, and to be undertaken in performance of the resolutions passed and decisions made at, the board and general meetings of GAIL and GAL as set out in the documents attached to the Disclosure Letter as item EX/GA/UK/33/103. The Purchaser agrees that it will not, and will procure that no member of the Purchaser's Group shall, take any steps to challenge the validity, performance, satisfaction or enforceability thereof, except as may be required by law.

8.16 (A) Subject to the following paragraphs of this sub-clause 8.16, GEC covenants to pay on an indemnity basis the Purchaser (for itself and as trustee for each member of the Avery Berkel Group) an amount equal to the aggregate of all liabilities, losses, costs and expenses which any Avery Berkel Group Company may hereafter suffer or incur (in this sub-clause 8.16, together "LOSSES") as a result of the failure by any member of the GEC Group to inform and/or consult with the works council or trade union (if any) of the following companies pursuant to the requirements of:

          (i) the laws of France in relation to the indirect change of control of Berkel S.A. contemplated by this Agreement;

          (ii) the laws of the Netherlands in relation to the transfer of the shares of Van Berkel Nederland B.V. and Berkel Produktie Rotterdam B.V. to GEC prior to the date hereof; or

          (iii)the laws of Belgium in relation to the transfer of the shares of Berkel n.v./s.a. to GEC prior to the date hereof.

     (B) The provisions of paragraphs 3.3-3.7 and 3.9-3.12 of Schedule 4 shall apply, mutatis mutandis, to any matter which might fall within this clause, as they apply for the purposes of any claim or other matter referred to in such paragraphs provided that any liability of GEC pursuant to paragraph (A) shall subsist (and shall be required to be discharged) notwithstanding that the Purchaser has not completed or exhausted the requirements in certain of such paragraphs to pursue an insurer or other third party. If the Purchaser or a member of the Purchaser's Group has a right against an insurer or other third party in respect of the Loss in question, then nothing in this paragraph (B) shall relieve or lessen any obligation of the Purchaser or member of the Purchaser's Group to notify, make a claim or demand upon or pursue such insurer or other third party and if the discharge by GEC of its obligation to pay in paragraph (A) above would prejudice the right, or the likelihood of the successful exercise of that right, against the relevant insurer or third party, GEC shall advance the amount of the Loss required to be paid by GEC pursuant to paragraph (A) above to the Purchaser which shall promptly be reimbursed to GEC upon recovery from the insurer or other third party. Any reimbursement pursuant to this paragraph (B) by the Purchaser to GEC shall be after the deduction of all reasonable costs, charges and expenses incurred by the Purchaser or relevant member of the Purchaser's Group in recovering the relevant sum from the insurer or other third party;

     (C) GEC shall not be liable under this clause to the extent that any Loss arises wholly or partly as a result of any failure on the part of any member of the Purchaser's Group to provide information, undertake any consultation or other process, hold discussions or participate in meetings as the same may have been required by applicable law or otherwise for the purposes of the matters set out in sub-clause 8.16(A)(i)-(iii) above.

     (D) GEC shall not be liable to make any payment pursuant to sub-clause 8.16(A) above unless written notice demanding payment, specifying in reasonable detail the calculation of such demand and the circumstances giving rise thereto, has been given to GEC by the Purchaser on or before the first anniversary of the Completion Date.

8.17 (A) Subject to the following paragraphs of this sub-clause 8.17, the Purchaser covenants to pay on an indemnity basis GEC (for itself and as trustee for each member of the GEC Group) an amount equal to the aggregate of all liabilities, losses, costs and expenses which any GEC Group Company may hereafter suffer or incur (in this sub-clause 8.17, together "LOSSES") as a result of the failure by the Purchaser to provide Berkel S.A. or GEC with such information as is necessary to allow the corporate officers of Berkel S.A. to strictly comply with Article L.432-1 paragraph 3 of the French Labour Code in relation to the indirect change of control of Berkel S.A. contemplated by this Agreement.

     (B) The provisions of paragraphs 3.3-3.7 and 3.9-3.12 of Schedule 4 shall apply, mutatis mutandis, to any matter which might fall within this clause, as they apply for the purposes of any claim or other matter referred to in such paragraphs provided that any liability of the Purchaser pursuant to paragraph (A) shall subsist (and shall be required to be discharged) notwithstanding that GEC has not completed or exhausted the requirements in certain of such paragraphs to pursue an insurer or other third party. If GEC or a member of the GEC Group has a right against an insurer or other third party in respect of the Loss in question, then nothing in this paragraph (B) shall relieve or lessen any obligation of GEC or member of the GEC Group to notify, make a claim or demand upon or pursue such insurer or other third party and if the discharge by the Purchaser of its obligation to pay in paragraph (A) above would prejudice that right, or the likelihood of the successful exercise of that right, against the relevant insurer or third party, the Purchaser shall advance the amount of the Loss required to be paid by the Purchaser pursuant to paragraph (A) above to GEC which shall promptly be reimbursed to the Purchaser upon recovery from the insurer or other third party. Any reimbursement pursuant to this paragraph (B) by GEC to the Purchaser shall be after the deduction of all reasonable costs, charges and expenses incurred by GEC or relevant member of the GEC Group in recovering the relevant sum from the insurer or other third party;

     (C) The Purchaser shall not be liable under this clause to the extent that any Loss arises wholly or partly as a result of any failure on the part of any member of the GEC Group or the Avery Berkel Group to provide information, undertake any consultation or other process, hold discussions or participate in meetings as the same may have been required by applicable law or otherwise for the purposes of the matters set out in sub-clause 8.17(A) above.

     (D) The Purchaser shall not be liable to make any payment pursuant to sub-clause 8.17(A) above unless written notice demanding payment, specifying in reasonable detail the calculation of such demand and the circumstances giving rise thereto, has been given to the Purchaser by GEC on or before the first anniversary of the Completion Date.

8.18 (A) Subject to the following paragraphs of this sub-clause 8.18, GEC covenants to pay on an indemnity basis the Purchaser (for itself and as trustee for each member of the Avery Berkel Group) an amount equal to the aggregate of all liabilities, losses, costs and expenses which any Avery Berkel Group Company may hereafter suffer or incur as a result of:

          (i) the execution by an Avery Berkel Group Company of those documents attached to the Disclosure Letter as items EX/GA/UK/00/9, EX/GA/UK/00/11 and EX/GA/UK/00/15 or the performance by an Avery Berkel Group Company prior to Completion of its obligations pursuant thereto

          (ii) the articles of Berkel Operations GmbH and/or W&T Avery (Scales) Limited not stating that the entire share capital of that company is held by members of the Avery Berkel Group;

          (iii) the transfers of the shares of the Benelux Companies to GEC pursuant to those documents attached to the Disclosure Letter as items EX/MB/NED/00/7 or the performance by an Avery Berkel Group Company prior to Completion of its obligations pursuant thereto;

          (iv) the recapitalisation of the amounts owing on inter-company account by MVBP to GEC as described on those documents attached to the Disclosure Letter as items EX/CEN2/16.

     (B) The provisions of paragraphs 3.3-3.7 and 3.9-3.12 of Schedule 4 shall apply, mutatis mutandis, to any matter which might fall within this clause, as they apply for the purposes of any claim or other matter referred to in such paragraphs provided that any liability of GEC pursuant to paragraph (A) shall subsist (and shall be required to be discharged) notwithstanding that the Purchaser has not completed or exhausted the requirements in certain of such paragraphs to pursue an insurer or other third party. If the Purchaser or a member of the Purchaser's Group has a right against an insurer or other third party in respect of the Loss in question, then nothing in this paragraph (B) shall relieve or lessen any obligation of the Purchaser or member of the Purchaser's Group to notify, make a claim or demand upon or pursue such insurer or other third party and if the discharge by GEC of its obligation to pay in paragraph (A) above would prejudice that right, or the likelihood of the successful exercise of that right, against the relevant insurer or third party, GEC shall advance the amount of the Loss required to be paid by GEC pursuant to paragraph (A) above to the Purchaser which shall promptly be reimbursed to GEC upon recovery from the insurer or other third party. Any reimbursement pursuant to this paragraph (B) by the Purchaser to GEC shall be after the deduction of all reasonable costs, charges and expenses incurred by the Purchaser or relevant member of the Purchaser's Group in recovering the relevant sum from the insurer or other third party;

     (C) GEC shall not be liable to make any payment pursuant to sub-clause 8.18(A) above unless written notice demanding payment, specifying in reasonable detail the calculation of such demand and the circumstances giving rise thereto, has been given to GEC by the Purchaser on or before the fifth anniversary of the Completion Date.

     (D) The Purchaser shall not be entitled to make any claim, and GEC shall not be liable in respect of any claim, under this sub-clause 8.18 which relates to Taxation.

8.19 (A) Subject to the following paragraphs of this sub-clause 8.19, GEC covenants to pay on an indemnity basis the Purchaser (for itself and as trustee for each member of the Avery Berkel Group) an amount equal to any amount which the Purchaser or GAL becomes obligated to pay to the relevant authority which constitutes a repayment of the amount received by GAL from that authority as a result of the non-observance prior to the date hereof of the conditions on which such amount was advanced by that authority as such matters are described in the documents attached to the Disclosure Letter as items SUP/GA/UK/33/4 provided that this sub-clause 8.19 shall not be construed so as to impose any obligation on the Purchaser or any member of the Avery Berkel Group to cure any such non-observance of those conditions and the indemnity in this sub-clause 8.19 shall apply notwithstanding any failure on the part of the Avery Berkel Group or the Purchaser to remedy any such non-observance.

     (B) The provisions of paragraphs 3.3-3.7 and 3.9-3.12 of Schedule 4 shall apply, mutatis mutandis, to any matter which might fall within this clause, as they apply for the purposes of any claim or other matter referred to in such paragraphs provided that any liability of GEC pursuant to paragraph (A) shall subsist (and shall be required to be discharged) notwithstanding that the Purchaser has not completed or exhausted the requirements in certain of such paragraphs to pursue an insurer or other third party. If the Purchaser or a member of the Purchaser's Group has a right against an insurer or other third party in respect of the Loss in question, then nothing in this paragraph (B) shall relieve or lessen any obligation of the Purchaser or member of the Purchaser's Group to notify, make a claim or demand upon or pursue such insurer or other third party and if the discharge by GEC of its obligation to pay in paragraph (A) above would prejudice that right, or the likelihood of the successful exercise of that right, against the relevant insurer or third party, GEC shall advance the amount of the Loss required to be paid by GEC pursuant to paragraph (A) above to the Purchaser which shall promptly be reimbursed to GEC upon recovery from the insurer or other third party. Any reimbursement pursuant to this paragraph (B) by the Purchaser to GEC shall be after the deduction of all reasonable costs, charges and expenses incurred by the Purchaser or relevant member of the Purchaser's Group in recovering the relevant sum from the insurer or other third party;

     (C) GEC shall not be liable to make any payment pursuant to sub-clause 8.19(A) above unless written notice demanding payment, specifying in reasonable detail the calculation of such demand and the circumstances giving rise thereto, has been given to GEC by the Purchaser on or before the sixth anniversary of the Completion Date.

     (D) The Purchaser agrees that it shall, and shall procure that each member of the Purchaser's Group shall, not contact (directly or indirectly) the relevant authority described pursuant to paragraph (A) above in connection with amounts received by GAL as described pursuant to paragraph (A) above.

8.20 At least 21 days before the Completion Date the Purchaser shall offer Dick Goddard employment, subject to Completion, on appropriate terms and conditions having regard to his current position and terms of remuneration immediately before the date of this Agreement. During the period between the Completion Date and the date when Mr. Goddard accepts such offer of employment, if at all, GEC shall use its reasonable endeavours including exercising its rights under his contract of employment to second Mr. Goddard to Avery Berkel to act as managing director of the Avery Berkel Group and on terms that during such period of secondment the Purchaser shall (conditionally on Completion) indemnify the member of the GEC Group which is Mr Goddard's employer against any losses, liabilities, cost damages or expenses arising from Mr. Goddard's employment.

8.21 If any amount payable to the Purchaser by GEC pursuant to any of the indemnities and covenants to pay on an indemnity basis given by GEC under this Agreement including under sub-clauses 8.16, 8.18, 8.19, 8.30 and 8.31 is subject to Taxation, GEC shall, instead of paying such amount, pay to the Purchaser such amount as, after Taxation, shall ensure that the Purchaser receives the same amount as if the amount in question had not been subject to Taxation. If following the payment of an additional amount under the foregoing provisions of this sub-clause 8.21, the Purchaser subsequently obtains the benefit of a saving, reduction, credit or payment in respect of Tax in consequence of which the net after-Tax amount received by the Purchaser is greater than the amount which would have been payable had no additional payment been so required, the Purchaser shall pay to GEC such sum as shall leave the Purchaser (after such payment) in no better and no worse position than it would have been had no additional payment been so required within five Business Days of receipt of the benefit of the saving, reduction, credit or repayment of Tax as the case may be. The provisions of this sub-clause shall apply mutatis mutandis to any amount payable by the Purchaser to GEC pursuant to sub-clause 8.17.

8.22 (A) GEC acknowledges that the Purchaser intends to complete an accountants' report (and due diligence for that purpose) and a legal due diligence report in respect of the Avery Berkel Group prior to Completion and, accordingly, from the date of this Agreement until Completion (or, if earlier, for the avoidance of doubt, the date upon which this Agreement is terminated in accordance with its terms), GEC shall procure that appointed representatives of the Purchaser, upon giving reasonable notice and subject to giving such undertakings as to confidentiality as GEC or its advisers may reasonably require, shall be allowed, during normal business hours, reasonable access for that purpose (which GEC may, in its reasonable discretion, require to be supervised) to:

          (i) the books and records of the Avery Berkel Group (including, without limitation, forecasts, projects, budgets, all statutory books, minute books, leases, contracts, insurance policies and records, supply lists and customer lists) together with the right to take copies at the expense of the Purchaser, subject to any restrictions on access or copying which may be imposed by any party other than the GEC Group or the Avery Berkel Group; and

          (ii) senior management of the Avery Berkel Group and such other Employees as GEC may agree, such agreement not to be unreasonably withheld or delayed.

(B) It being acknowledged by GEC that the Borrower requires the information, accounts and access referred to below in paragraphs (B)(i) and (ii) prior to making a drawing under the Facilities to enable the Purchaser to fund all or part of the Purchase Price:

     (i) GEC shall procure between the date hereof and Completion that the senior management of the Avery Berkel Group provide reasonable assistance to the Purchaser and its representatives at the Purchaser's cost upon reasonable notice and subject to giving such undertakings as to confidentiality as GEC may reasonably require for the purposes of
          (x) the preparation of a prospectus or similar document to be issued in connection with a high yield bond issue by a member of the Purchaser's Group for the purposes of funding all or a substantial part of the Purchase Price (the "REGISTRATION STATEMENT") and (y) the submission by the senior management of the Avery Berkel Group to the Purchaser's Accountants of that accounting and other information described on Schedule 11 in relation to the Avery Berkel Group, save to the extent that the provision of such assistance would interfere with the ability of the senior management to perform their roles in the Avery Berkel Group, provided that the Purchaser shall procure that such Registration Statement (or ancillary documents) makes no reference to any member of the GEC Group or the GEC Names without the prior written consent of GEC (such consent not to be unreasonably withheld or delayed) and that a copy thereof (and the drafts thereof) shall be provided to GEC promptly upon issue; and

     (ii) GEC shall procure that as soon as reasonably practicable after the date of this Agreement and in any event prior to Completion GEC's Accountants perform the accounting work described in Schedule 11 in relation to the Avery Berkel Group and provide the required financial statements and information described therein in relation to the Avery Berkel Group to the Purchaser and the Purchaser's Accountants subject to the Purchaser and the Purchaser's Accountants providing such undertakings as to confidentiality, indemnity or otherwise as GEC or GEC's Accountants may reasonably require. The fees, costs and expenses of GEC's Accountants in performing such work shall be payable by GEC.

8.23 Promptly after signature of this Agreement, the Purchaser undertakes, subject to compliance by GEC with its obligations under sub-clauses 6.8 and 8.22(B), to procure the preparation of the Registration Statement for the issue by the relevant member of the Purchaser's Group of high yield bonds for the purposes of raising approximately $120,000,000 and to issue the same as soon as reasonably practicable after the later of delivery of the accounts and information required to be delivered under sub-clauses 6.8 and 8.22(B) and the satisfaction of the conditions set out in Schedule 10 (subject always to sub-clauses 2.8, 2.10, 2.11, 2.14, 9.4, 9.5 and 9.6).
     The Purchaser will keep GEC informed of the progress of the fund raising.

8.24 The Purchaser undertakes to use all reasonable endeavours to ensure (insofar as it is able) that the proceeds of the Facilities are available for Completion as soon as possible and prior to the Longstop Date PROVIDED that such reasonable endeavours obligation shall not require the Purchaser or any member of the Purchaser's Group to enter into arrangements on other than normal commercial terms for a borrower and for a purpose of this nature.

8.25 The Purchaser confirms that the balance of the Purchase Price is to be funded by the subscription monies for at least $36,400,000 of common stock and will, subject to the terms thereof, use its reasonable endeavours to procure (insofar as it is able) that such funds (or funds from other resources, if any, reasonably available to it on normal commercial terms for a borrower and a purpose of this nature) are available at Completion.

8.26 GEC agrees and acknowledges that the Purchaser shall be entitled to take out such insurance policies as it may consider appropriate in respect of the Avery Berkel Group or activities of any member of the Avery Berkel Group. Prior to taking out any such policies, the Purchaser shall consult GEC.

8.27 If the Purchaser considers that members of the Avery Berkel Group will require the provision of certain services which are currently provided to the Avery Berkel Group by members of the GEC Group, the Purchaser shall, as soon as reasonably practicable after the date of this Agreement give written notice to GEC of the services (the "SERVICES") which, in its reasonable opinion, members of the Avery Berkel Group will require post-Completion. Such services may include a period of participation in a GEC Employee Benefit Arrangement where such continued participation is permitted by law and the trustees or managers of the scheme and represents a usual arrangement following the sale of the business or shares. The written notice shall specify the period(s) during which the Services are required and shall specify the terms and conditions upon which the Avery Berkel Group would be willing to receive the benefit of such Services. GEC and the Purchaser shall negotiate in good faith with a view to agreeing prior to Completion (i) the specification of Services to be provided; and
     (ii) the period(s) during which, and terms on which, such Services are to be provided.

8.28 Between the date hereof and Completion, GEC shall use all reasonable endeavours to reply, and shall procure that each member of the GEC Group and the Avery Berkel Group replies, in good faith, in full as soon as reasonably possible to the Pensions Questionnaire in relation to the Avery Berkel Group and the emboldened and double asterisked questions in the long form William M. Mercer Report dated 9th February, 2000 and amended on 6th March, 2000.

8.29 (A) The parties acknowledge that their present estimate of the Recognised Unfunded Liability is (Pounds)5,373,000. Following the replies to the Pensions Questionnaire pursuant to sub-clause 8.28 above, the parties shall discuss in good faith the amount of the Recognised Unfunded Liability with the intention to estimate further such amount prior to Completion.

     (B) The Purchase Price shall be reduced (or, if the Recognised Unfunded Liability is a positive asset, increased) by an amount equal to half of the Recognised Unfunded Liability as estimated by the parties by mutual agreement in good faith following the discussions described in
          (A) above (the "ESTIMATED UNFUNDED LIABILITY").

8.30 GEC shall remain responsible for any entitlement of an Employee or Dick Goddard to a retention bonus payable as a result of Completion and shall indemnify the Purchaser against all liabilities, obligations, costs, claims and demands arising therefrom.

8.31 (A) Subject to the following paragraphs of this sub-clause 8.31, GEC covenants to pay on an indemnity basis the Purchaser (for itself and as trustee for each member of the Avery Berkel Group) an amount equal to the aggregate of all liabilities, losses, costs and expenses (in this sub-clause 8.31, together "LOSSES") which any Avery Berkel Group Company may hereafter suffer or incur as a result of any liability under any Employee Benefit Arrangement (for the avoidance of doubt excluding any Recognised Unfunded Liabilities and Disclosed Unrecognised Liabilities) relating to any period of service prior to the Completion Date in any jurisdiction other than the United Kingdom to the extent that such liability is not disclosed by the Disclosure Letter or any of the documents attached to the Disclosure Letter. For the purposes of this sub-clause 8.31 such Losses will be valued in accordance with the General Mechanism set out in Part III of Schedule 13 after deduction of the value calculated in accordance with Part III of Schedule 13 of any assets which are available to satisfy such liabilities and are not already recognised as an asset in the Closing Net Assets.

     (B) The provisions of paragraphs 3.3-3.7 and 3.9-3.12 of Schedule 4 shall apply, mutatis mutandis, to any matter which might fall within this clause, as they apply for the purposes of any claim or other matter referred to in such paragraphs provided that any liability of GEC pursuant to paragraph (A) shall subsist (and shall be required to be discharged) notwithstanding that the Purchaser has not completed or exhausted the requirements in certain of such paragraphs to pursue an insurer or other third party. If the Purchaser or a member of the Purchaser's Group has a right against an insurer or other third party in respect of the Losses in question, then nothing in this paragraph
          (B) shall relieve or lessen any obligation of the Purchaser or member of the Purchaser's Group to notify, make a claim or demand upon or pursue such insurer or other third party and if the discharge by GEC of its obligation to pay in paragraph (A) above would prejudice the right, or the likelihood of the successful exercise of that right, against the relevant insurer or third party, GEC shall advance the amount of the Losses required to be paid by GEC pursuant to paragraph
          (A) above to the Purchaser which shall promptly be reimbursed to GEC upon recovery from the insurer or other third party. Any reimbursement pursuant to this paragraph (B) by the Purchaser to GEC shall be after the deduction of all reasonable costs, charges and expenses incurred by the Purchaser or relevant member of the Purchaser's Group in recovering the relevant sum from the insurer or other third party ;

     (C) GEC shall not be liable to make any payment pursuant to sub-clause 8.31(A) above unless written notice demanding payment, specifying in reasonable detail the calculation of such demand and the circumstances giving rise thereto, has been given to GEC by the Purchaser on or before the third anniversary of the Completion Date.

     (D) GEC shall not be obliged to pay any amount under paragraph (A) above until the aggregate amount for which GEC would (but for this paragraph
          (D)) be liable exceeds (Pounds)1,000,000 in which event GEC shall only be liable to the extent that such aggregate amount exceeds (Pounds)1,000,000.

     (E) If, between the date hereof and Completion, the parties agree that the Pensions Questionnaire has not been replied to by GEC (or the relevant member of the GEC Group or of the Avery Berkel Group) to an extent which is as full as reasonably practicable, then the parties shall discuss the amount of (Pounds)1,000,000 described in paragraph (D) above with a view to reducing such amount.

8.32 An amount equal to the Disclosed Unrecognised Liabilities as adjusted in accordance with Part V of Schedule 13 (for the avoidance of doubt only 51% of the adjustment made in accordance with Part V of Schedule 13 for the Indian benefit arrangements will be considered) will be included in the Closing Net Assets for the purpose of the Aggregated Completion Balance Sheet.

9.   PURCHASER'S REMEDIES AND GEC'S LIMITATIONS ON LIABILITY

9.1 The Purchaser's right to claim that a Warranty has been breached shall be limited as set out in sub-clause 9.2 and in Schedule 4 and no liability shall attach to GEC in respect of claims under the Warranties and, where so stated, the other provisions of this Agreement and the Share Purchase Documents, as the case may be, if and to the extent that such limitations apply.

9.2 The Purchaser shall not be entitled to claim that any fact causes any of the Warranties to be breached if it was fairly disclosed in or pursuant to the Disclosure Letter or in any document delivered with or referred to in the Disclosure Letter including, without limitation, the Disclosure Documents.

9.3 If, following Completion, the Purchaser becomes aware that there has been any breach of the Warranties or any other term of this Agreement the Purchaser shall not be entitled to treat this Agreement as terminated but shall, subject to Schedule 4 and applicable law, be entitled to claim damages under this Agreement.

9.4 (A) If, between the time of this Agreement and Completion, the Purchaser becomes aware that any of the Warranties were breached when made at the date hereof or, if the Warranties had been repeated immediately prior to Completion by reference to the circumstances then subsisting, would have been breached at such time so as to give rise to a claim under the Warranties in excess of (Pounds)5,000,000, then GEC or the Purchaser shall be entitled to terminate this Agreement or defer Completion to a date not more than 28 days after the date on which Completion would otherwise have occurred by notice in writing to the other provided that, if any such breach of the Warranties is capable of remedy and within 10 Business Days of GEC receiving notice of the breach such breach is remedied by GEC without cost or liability to the Avery Berkel Group or the Purchaser, then the Purchaser shall not be entitled to terminate this Agreement.

     (B) If this Agreement is terminated in accordance with sub-clause 9.4(A), then the Purchaser shall not be entitled to claim damages on the basis that any matter causes any of the Warranties to be breached or renders any Warranty misleading or under any covenant or provision of this Agreement or have any other remedy and all obligations of the parties under this Agreement shall end except for those expressly stated to continue without limit in time.

     (C) If the Purchaser's right of termination pursuant to paragraph (A) above shall have arisen and the Purchaser does not exercise such right, then the Purchaser shall not be entitled to claim damages or have any other remedy under the Warranties or under any covenant or provision of any of the Share Purchase Documents with respect to any of the matters which gave rise to such right (including, without limitation, those matters which would have given rise to a claim in excess of (Pounds)5,000,000).

9.5 (A) If those Financing Conditions which are beyond the Purchaser's reasonable control are not satisfied on or prior to the date on which Completion would otherwise occur, then GEC or the Purchaser shall be entitled to terminate this Agreement by notice in writing to the other.

     (B) The Purchaser undertakes to GEC to use its reasonable endeavours to ensure insofar as it is able that all the Financing Conditions are satisfied, fulfilled or waived so as to permit the Borrower to draw upon the Facilities in order to enable it to fund all or part of the Purchase Price at Completion PROVIDED that such reasonable endeavours shall not require the Purchaser or any member of the Purchaser's Group to agree to borrow funds on other than normal commercial terms for a borrower and for a purpose of this nature.

     (C) The Purchaser shall only be able to terminate this Agreement pursuant to paragraph (A) above if the Purchaser provides a copy of a written notice from any of the Lenders, constituting a valid refusal by the Lender to advance all or a substantial part of that part of the Purchase Price which the Borrower intends on the date hereof to draw from the Facilities as a result of non-satisfaction of any of the Financing Conditions.

9.6 (A) If one or more of the Lenders fails, in breach of the terms of the Facilities, to advance at Completion all or a substantial part of that part of the Purchase Price which the Borrower intends on the date hereof to draw from the Facilities, then GEC or the Purchaser shall be entitled to terminate this Agreement by notice in writing to the other.

     (B) The Purchaser agrees to use its reasonable endeavours in relation to the Facilities to ensure, insofar as it is able, that the Lenders are not in breach of their obligation under the Facilities to advance all or such part of the Purchase Price as described in paragraph (A) above at Completion.

     (C) The Purchaser shall only be able to terminate this Agreement pursuant to paragraph (A) above if the Purchaser certifies the Lender's default to GEC prior to Completion with such evidence and detail as GEC may reasonably require in relation to such default.

10.  CONDUCT OF BUSINESS BEFORE COMPLETION

10.1 Subject to sub-clause 10.3, GEC will procure that, between the time of this Agreement and Completion, each member of the Avery Berkel Group will carry on business in the normal course and in particular shall not do any of those matters set out in Schedule 9 without the prior consent of the Purchaser (not to be unreasonably withheld or delayed).

10.2 GEC agrees that it will not deliberately undertake any act, and will procure that each member of the GEC Group and of the Avery Berkel Group does not deliberately undertake any act, which would be reasonably likely to result in any of the Warranties being breached between the time of this Agreement and Completion.

10.3 Notwithstanding anything to the contrary in sub-clause 10.1 above or
     Schedule 9, GEC shall be entitled to procure:

     (A) that members of the Avery Berkel Group repay any amounts in the nature of indebtedness (excluding any amounts owing to trade creditors which shall be dealt with in the ordinary course) between the time of this Agreement and Completion;

     (B) that members of the Avery Berkel Group deal with their interests, or perform obligations in respect of their interests, in immovable properties or other assets (including, without limitation, the shares of Berkel nv/sa, Van Berkel Nederland BV and Berkel Produktie Rotterdam BV) consistently with the disclosures made in relation to any of the foregoing in the Disclosure Letter; and

     (C) that members of the Avery Berkel Group undertake those matters described in the document attached to the Disclosure Letter as item EX/CEN2/9, EX/MB/NED/00/7, EX/CEN2/16 and EX/GA/UK/33/103 provided that members of the Avery Berkel Group may only enter into the IT Services Agreement and the Benelux Agreements once such documents are in the Agreed Form and the Purchaser covenants not unreasonably to withhold or delay its consent to the execution and substance of such documents after the date hereof and acknowledges that such documents are substantially in the Agreed Form at the date hereof.

10.4 GEC undertakes that neither it nor any member of the GEC Group will instruct any member of the Avery Berkel Group to undertake any act or omission with the intent to affect artificially the amount of trade creditors, trade debtors or stock of the Avery Berkel Group which would otherwise be reflected in the Aggregated Completion Balance Sheet with a view to provoking an Adjustment.

11.  PENSION ARRANGEMENTS

     Each of GEC and the Purchaser shall comply with Schedule 5.

12.  AGGREGATED COMPLETION BALANCE SHEET

12.1 GEC shall procure that as soon as reasonably possible, and in any event within 60 days of the Completion Date, a draft Aggregated Completion Balance Sheet and a draft statement of Closing Net Assets are prepared in accordance with, firstly, the accounting principles, policies, bases and methods and the same management judgments and level of prudence as actually adopted in the preparation by GEC (or the relevant member of the GEC Group or of the Avery Berkel Group) of the Aggregated Accounts (the "HISTORIC PRACTICE"), and secondly, the accounting principles, practices and policies of Marconi plc which are set out in the most recent annual report and accounts of that company applied in accordance with practices, policies and methodologies consistent with the preparation of the Aggregated Accounts, provided that (in each case other than in the case of the methodology referred to in Schedule 13) to the extent that any of the foregoing accounting principles, practices, policies, bases or methodologies (including Historic Practice) are contrary to, or inconsistent with, the requirements of generally accepted accounting principles in the United Kingdom in issue and applicable at the Completion Date ("UK GAAP") then UK GAAP shall prevail, but all of the foregoing shall be subject to paragraphs
     (A)-(Q) below:

     (A) the Aggregated Completion Balance Sheet shall aggregate the consolidated balance sheets of GAIL (including, for the avoidance of doubt, Avery India Limited) and MVBP and shall include as investment in associates the Avery Berkel Group's share of the aggregate assets less the aggregate liabilities of the Identified Companies as shown in the most recent monthly management accounts of the Identified Companies as at the Completion Date. Goodwill on consolidation and inter company accounts between the Avery Berkel Group Companies will be eliminated in the Aggregated Completion Balance Sheet. The balance sheets will be translated into pounds sterling at the closing mid-points of the spot rates of the exchange rates for the relevant currencies ruling on the Completion Date, as quoted in the Financial Times published in London on the first Business Day following the Completion Date or, in the absence of which, the rate of exchange for such translation as quoted by HSBC Bank plc at 5:00 PM on the Completion Date;

     (B) no account shall be taken of events occurring or information only becoming available after 90 days after Completion;

     (C) no account shall be taken of any changes in ownership of the Avery Berkel Group Companies or any change in management strategy, direction or priority which results from the change of ownership contemplated by this agreement;

     (D) no provision or accrual will be included for the costs of the Purchaser or of GEC in relation to this Agreement and the transaction contemplated thereby;

     (E) no account shall be taken of (a) any proposals or arrangements (actual or proposed) in connection with the financing of the Purchaser's acquisition of the Avery Berkel Group Companies (including granting any security in respect of the shares or the assets of any Avery Berkel Group Company) or (b) any acts or proposals of the Purchaser in relation to any Avery Berkel Group Company's dealings with its customers or suppliers, the Avery Berkel Group's sales or for which a provision would otherwise be made;

     (F) no provision or reserve will be included for redundancy, rationalisation or restructuring costs other than for any redundancy, rationalisation or restructuring costs determined by the board of directors of an Avery Berkel Group Company prior to Completion;

     (G) Taxation shall be provided for as if an accounting period of GEC ended on the Completion Date for the purposes of section 12(3) of ICTA 1988 and the equivalent thereof in any relevant jurisdiction. Provision shall be made for Taxation (including deferred Tax) payable and recoverable in respect of periods up to and including the period ended on the Completion Date. For the purposes of the calculation of the Closing Net Assets, the amount of any deferred Tax assets shall be as so calculated but shall not be more than (Pounds)228,000;

     (H) insurance prepayments and accruals in respect of the Avery Berkel Group (or any Avery Berkel Group Company) at the Completion Date in respect of insurance cover that is cancelled by GEC with effect from Completion will be written off in the Aggregated Completion Balance Sheet;

     (I) the minority interests in the Indian Companies will be included within Share Capital and Reserves in the Aggregated Completion Balance Sheet and will not be deducted in arriving at the Closing Net Assets;

     (J) no account shall be taken of any reappraisal of the value of any fixed assets of any Avery Berkel Group Company after 31st March, 1999 other than to allow for applicable depreciation for the period to the Completion Date;

     (K) so as to include a provision in respect of the Recognised Unfunded Liability as well as any Disclosed Unrecognised Liabilities in accordance with the methodology set out in Schedule 13;

     (L) no provision for the costs of the preparation of the February Accounts, the March 1998 Accounts and the March 1999 Accounts or the work required for the purposes of sub-clause 8.22 and Schedule 11 shall be included;

     (M) no provision will be included nor any asset shown in respect of the Australian Tax Losses (as defined in the Tax Covenant);

     (N) any assets held for re-sale immediately prior to Closing will be recorded at the lower of depreciated historical cost and the expected re-sale value, less any costs to be incurred in the sale;

     (O) an adjustment will be made to balance sheet items at the Completion Date to remove any inter-group profit or loss on assets or liabilities arising from transactions between Avery Berkel Group Companies and GEC Group Companies after 1st January, 2000, other than arising in the ordinary course of business;

     (P) (i) stock will be subject to the Avery Berkel Group's normal year end procedures and book to physical reconciliations will be performed and all book to physical stock differences noted from physical counts will be recorded as appropriate;

          (ii) debtors and sales cut-off will be applied using appropriate cut-off procedures, in a manner consistent with practices employed at the year end;

          (iii) creditors and purchases cut-off will be applied using appropriate cut-off procedures, as at the year-end;

     (Q) amounts expensed in prior years under Historic Practice will not be capitalised in the Aggregated Completion Balance Sheet including, but not limited to, marketing and advertising costs, debt issuance costs, employee benefits costs and future tax credits.

12.2 GEC shall deliver to the Purchaser as soon as reasonably possible and in any event within 60 days of the Completion Date the draft Aggregated Completion Balance Sheet and draft statement of Closing Net Assets and, if the Completion Date is after 30th April 2000, the draft Compliance Certificate.

12.3 The Purchaser and the Purchaser's Accountants shall be entitled to review the draft Aggregated Completion Balance Sheet and the draft statement of Closing Net Assets during the 60 day period following receipt from GEC.

12.4 At or before the end of the 60 day review period referred to in sub-clause 12.3, the Purchaser will either:

     (A) notify GEC that the Purchaser accepts the draft Aggregated Completion Balance Sheet and the draft statement of Closing Net Assets in their entirety, in which case the Closing Net Assets shown in the draft statement of Closing Net Assets shall be deemed to be the Closing Net Assets and the Aggregated Completion Balance Sheet shall be deemed to be the draft Aggregated Completion Balance Sheet; or

     (B) deliver to GEC written notice of those items and, where practicable, the amount in the draft Aggregated Completion Balance Sheet and the draft statement of Closing Net Assets which the Purchaser disputes, in which case the aggregate value of the Avery Berkel Group's assets and the aggregate amount of the liabilities of the Avery Berkel Group not affected by the Disputed Items will be deemed to be as set forth in the draft Aggregated Completion Balance Sheet and draft statement of Closing Net Assets and only the items or amounts identified by the Purchaser (the "DISPUTED ITEMS") shall be deemed to be in dispute.

12.5 (A) If the Purchaser delivers notice under sub-clause 12.4(B) then the parties shall use their respective reasonable endeavours to agree the Disputed Items within 30 days, or such longer period as may be agreed between the parties, failing which agreement, such Disputed Items shall be referred for final binding determination to such firm of accountants of international repute excluding PricewaterhouseCoopers and Deloitte & Touche (the

          "EXPERT") as GEC and Purchaser may agree or, in the absence of agreement within 14 days following the expiry of such 30 day period, as may be selected at the request of either party by the President of the Institute of Chartered Accountants in England and Wales, with instructions that the Expert so selected render its decision within 30 days of such referral. In each case, the Expert so selected (either by the parties or otherwise) shall act as expert and not as arbitrator and the unresolved Disputed Items will be by the Expert so selected in accordance with sub-clause 12.1 and such adjustments as are required to be made as a result of the Expert's determination of such Disputed Items shall be made to the draft Aggregated Completion Balance Sheet and the draft Statement of Closing Net Assets which, following such adjustments, shall then constitute the Aggregated Completion Balance Sheet and the statement of Closing Net Assets. Absent manifest error, the decision of the Expert so selected will be binding on the parties.

     (B)  In any reference to the Expert pursuant to paragraph (A) above:

          (i) the costs of the Expert shall be paid by GEC and the Purchaser equally or as otherwise determined by the Expert; and

          (ii) each of GEC and the Purchaser shall respectively provide or procure the provision to the Expert of all such information as the Expert shall reasonably require including by their respective advisers and the Books and Records and personnel of the Avery Berkel Group (in the case of the Purchaser) and of the GEC Group (in the case of GEC).

12.6 If the Closing Net Assets is equal to the Agreed Amount then the Adjustment will equal zero. If the Closing Net Assets is greater than the Agreed Amount, the Adjustment will be a positive amount equal to the amount by which the Closing Net Assets is greater than the Agreed Amount. If the Closing Net Assets is less than the Agreed Amount, the Adjustment will be a negative amount equal to the amount by which the Closing Net Assets is less than the Agreed Amount.

12.7 Within seven Business Days of the agreement or determination of the Closing Net Assets:

     (i) if the Adjustment is a positive amount the Purchaser shall pay to GEC an amount equal to such Adjustment;

     (ii) if the Adjustment is a negative amount, GEC shall pay to the Purchaser an amount equal to such Adjustment; and

     (iii) if the Recognised Unfunded Liability as adjusted in accordance with
          Part IV of Schedule 13 is a different amount to the Estimated Unfunded Liability, then GEC shall pay an amount equal to half such difference (if such difference is a positive amount) to the Purchaser or the Purchaser shall pay an amount equal to half such difference (if such difference is a negative amount) to GEC.

     Any payment under this sub-clause 12.7(i) or (ii) shall only be made after taking into consideration the Estimated Adjustment added to the Purchase Price paid at Completion pursuant to paragraph 2(A) of Schedule 2.

12.8 The party (if any) making a payment under sub-clause 12.7 shall pay, together with the sum to be paid thereunder, a further amount equivalent to interest thereon at a rate equal to the sterling base rate from time to time of the HSBC Bank plc, as if accrued from day to day from and including the Completion Date up to (but not including) the date of actual payment. All payments under sub-clauses 12.7 and 12.8 shall be made by way of adjustment to the Purchase Price and allocated to the Avery Berkel Company of which the Avery Berkel Group Company which gave rise to the adjustment is a subsidiary or associated undertaking and in a manner consistent with the original allocation.

12.9 The Purchaser shall, and shall procure that the Avery Berkel Group Companies shall, co-operate fully with GEC and GEC's Accountants in respect of the matters contemplated by this clause 12 and shall procure that GEC and GEC's Accountants shall be given access without charge (and to the extent reasonable) upon request to the working papers of the Purchaser, the Avery Berkel Group and their accountants and those of the Purchaser's Accountants and also to the accounting records and other relevant books and records of the Purchaser, the Avery Berkel Group Companies and access to relevant employees and advisers of the Purchaser and the Avery Berkel Group Companies in relation to the draft Aggregated Completion Balance Sheet and draft statement of Closing Net Assets.

12.10 GEC shall, and shall procure that each member of the GEC Group shall, co-operate fully with the Purchaser and the Purchaser's Accountants in respect of the matters contemplated by this clause 12 and shall procure that the Purchaser and the

      Purchaser's Accountants shall be given access without charge (and to the extent reasonable) upon request to the working papers of GEC and those of GEC's Accountants and also to the accounting records and other relevant books and records of GEC, members of the GEC Group and access to the relevant employees and advisers of GEC and members of the GEC Group in relation to the draft Aggregated Completion Balance Sheet and draft statement of Closing Net Assets.

12.11 The Purchaser shall, and shall procure that the management, Employees and accountants of each Avery Berkel Group Company shall, provide all such information as GEC and GEC's Accountants may require for the purposes of the discharge of GEC's obligation in sub-clause 12.1 above. This sub-clause 12.11 is without prejudice to sub-clause 12.9.

12.12 Following the agreement or determination of the Closing Net Assets between the parties, if the Completion Date is after 30th April, 2000 GEC shall procure that GEC's Accountants provide a Compliance Certificate to GEC and the Purchaser.

13.   REMEDIES AND WAIVERS

13.1 No delay or omission on the part of either party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall :

      (A)  impair such right, power or remedy; or

      (B)  operate as a waiver thereof

      except in respect of any right, power or remedy exercisable by the Purchaser under the provisions relating to limitations on liability under the Warranties as set out in clause 9 and Schedule 4.

13.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.   ASSIGNMENT

14.1 Save as set out in sub-clause 14.2, this Agreement and the benefits (including the Warranties) and obligations under it and any part of it shall not be assignable by the Purchaser except that the Purchaser may, upon giving written notice to GEC, assign the benefit (but not the burden) of this Agreement to a member of the Purchaser's Group and the terms of such assignment shall provide that:

      (A)  any such assignee remains a member of the Purchaser's Group;

      (B) before such assignee ceases to be a member of the Purchaser's Group, the Purchaser will procure that the benefit of this Agreement is assigned to the Purchaser or (upon giving further written notice to GEC) to another company within the Purchaser's Group (any such further assignment to be subject to the same conditions as set out in this sub-clause 14.1) and provided that all benefits or rights assigned by any assignment permitted by this sub-clause 14.1 shall cease to be enforceable upon such assignee so ceasing to be a member of the Purchaser's Group; and

      (C) any assignee, including a subsequent assignee, shall agree with GEC that if the liability of GEC shall be increased by reason of such assignment, the assignee shall be entitled to claim against GEC only such amount as would equal GEC's liability had no assignment taken place.

14.2 The Purchaser shall be entitled to charge and assign all or any of the Purchaser's rights under the Share Purchase Documents to the Lender and its successors and assigns, as agent and security trustee by way of security for the borrowings of the Purchaser's Group to be made pursuant to the Facilities for the purposes of the transaction contemplated by this Agreement, provided that no such charge or assignment shall relieve the Purchaser or any assignee of any of its obligations hereunder and provided further that if the liability of GEC shall be increased by reason of such charge or assignment, the chargee or assignee shall be entitled to claim against GEC only such amount as would equal GEC's liability had no such charge or assignment taken place and provided further that the Purchaser shall have no rights under this sub-clause 14.2 unless the Purchaser draws upon the Facilities to fund all or a substantial part of the Purchase Price.

14.3 This Agreement and the benefits and obligations under it and any part of it shall not be assignable by GEC except that GEC may, upon giving written notice to the Purchaser assign the benefit (but not the burden) of this Agreement to a member of the GEC Group provided that:

      (A)  any such assignee remains a member of the GEC Group;

      (B) before such assignee ceases to be a member of the GEC Group, GEC will procure that the benefit of this Agreement is assigned to GEC or (upon giving further written notice to the Purchaser) to another company within the GEC Group (any such further assignment to be subject to the same conditions as set out in this sub-clause 14.3) and provided that all benefits or rights assigned by any assignment permitted by this sub-clause 14.3 shall cease to be enforceable upon such assignee so ceasing to be a member of the GEC Group; and

      (C) if the liability of the Purchaser shall be increased by reason of such assignment, the assignee shall be entitled to claim against the Purchaser only such amount as would equal the Purchaser's liability had no assignment taken place.

15.   FURTHER ASSURANCE

      Each of the parties shall from time to time, on being required to do so by the other, now or at any time in the future, execute or procure the execution of all such documents in a form reasonably satisfactory to the party concerned for giving full effect to this Agreement and securing to the Purchaser or GEC (as the case may be) the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

16.   ENTIRE AGREEMENT

16.1 This Agreement, the Tax Covenant, the Environmental Deed, the Warrant, the Option Letter, the Disclosure Letter and any other documents referred to in this Agreement (together, the "SHARE PURCHASE DOCUMENTS") constitute the whole and only agreement between the parties relating to the sale and purchase of the Avery Berkel Shares and, save to the extent expressly set out in any of the Share Purchase Documents, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

16.2 Each party acknowledges that save to the extent expressly set out in this Agreement, in entering into the Share Purchase Documents on the terms set out therein, it is not relying upon any agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement (including without limitation any statement made, information given or opinion expressed in the Information Memorandum or in any Disclosure Document) or any warranty or condition implied by statute or otherwise and no representations or warranties are given by GEC save for the Warranties.

16.3 Neither of the parties shall have any right of action against the other party to this Agreement arising out of or in connection with any agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever referred to in sub-clause 16.1 or
      16.2 above (except in the case of fraud and/or save to the extent expressly set out in the Share Purchase Documents).

16.4 The parties hereto do not intend that any term of this Agreement should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement provided that this sub-clause shall not prejudice the enforceability of any right or promise given to a person as trustee for any other person pursuant to the terms hereof.

17.   NOTICES

17.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall, unless expressly stated otherwise, be in writing, other than writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purposes of this clause.

17.2 Any such notice or other communication shall be addressed as provided in sub-clause 17.4 and sent by personal delivery or by first class post Provided that if, in accordance with the above provisions, any such notice or other communication is sent given or made outside Working Hours, such notice or other communication shall be deemed to be sent given or made at the start of Working Hours on the next Business Day.

17.3 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      (i) if sent by personal delivery, when left at the address specified in clause 17.4; and

      (ii) if sent by first class post, two Business Days after it is posted.

17.4 The relevant addressee and address of each party for the purposes of this Agreement, subject to sub-clause 17.5, are:

      Name of party                     Addressee              Address
      -------------                     ---------              -------
      GEC                               The Secretary           One Bruton Street,
                                                                London, W1X 8AQ

      with a copy to Slaughter and May  (FM/RRO)                35 Basinghall Street
                                                                London EC2V 5DB

      The Purchaser                     The Company Secretary   Broadwalk House
                                                                5 Appold Street
                                                                London EC2A 2HA

17.5 Either party may notify the other party to this Agreement of a change to its name, relevant addressee or address for the purposes of sub-clause
      17.4 provided that such notification shall only be effective on:

      (A) the date specified in the notification as the date on which the change is to take place; or

      (B) if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

18.   ANNOUNCEMENTS

18.1 Subject to sub-clause 18.2 no public announcement concerning the sale of the Avery Berkel Shares or any ancillary matter shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed provided that the Purchaser shall be entitled to issue the Registration Statement (subject to the proviso in sub-clause 8.22(B)).

18.2 Either party may make a public announcement concerning the sale of the Avery Berkel Shares or any ancillary matter if required by the law of any relevant jurisdiction or any securities exchange or regulatory or governmental body to which either party is subject, wherever situated, including (without limitation) the London Stock Exchange Limited or The Panel on Takeovers and Mergers, whether or not the requirement has the force of law, Provided that any such announcement shall be made only after consultation with the other party (to the extent practicable).

18.3 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

19.  COSTS AND EXPENSES

     The Purchaser shall bear and pay the cost of all stamp duty, stamp duty reserve tax and other similar duty, levy or tax and all registration fees which may result in any jurisdiction from the execution and performance of this Agreement and the other agreements entered into pursuant hereto and the transfer of the Avery Berkel Shares to the Purchaser and the transactions contemplated hereby. Nothing in this clause shall make the Purchaser liable for any stamp duty or equivalent transfer tax to the extent that the duty or tax levied relates to the transfer of any assets to any member of the Avery Berkel Group following Completion or prior (if unpaid) as a result of any Warranty being untrue when given. Save as otherwise stated in this clause or in any other provision of this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and transfer of the Avery Berkel Shares and in relation to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it and the transactions contemplated hereby.

20.  COUNTERPARTS

20.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

21.  TIME OF ESSENCE

     Save as otherwise expressly provided, time is of the essence of each provision of this Agreement.

22.  EFFECT OF COMPLETION

22.1 All provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Purchaser's rights in relation to this Agreement or the Share Purchase Documents.

22.2 Without prejudice to clause 22.1 the Warranties shall not be extinguished by Completion.

23.  INVALIDITY

     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision will be deemed to be severed from this Agreement and if possible replaced by a lawful provision which carries out, as closely as possible, the intention of the parties under this Agreement and where permissible that shall not affect or impair:

     (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

24.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with English law.

25.  JURISDICTION

     Each party to this Agreement irrevocably agrees that any Proceedings against it may be brought in the courts of England. Nothing contained in this clause shall limit either party's rights to take Proceedings against the other in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

26.  PROPERTY PROVISIONS

26.1 GEC shall indemnify the Purchaser against all costs, claims, damages, demands and liabilities arising out of the transfer to GEC of the leasehold properties at 39 Raglan Street, Coventry and 329/333 High Street, Stratford by GAL (in satisfaction of a dividend in specie declared prior to the date hereof as disclosed in the Disclosure Letter) without the consent of the relevant landlord to such transfer first being obtained and GEC will use all reasonable endeavours to procure that GAL submits and diligently pursues applications for such consent.

26.2 (A) GEC shall as soon as reasonably practicable following the date of this Agreement procure that GEC Avery Properties Limited shall (at its own cost) apply for voluntary first registration of all that land conveyed to Avery Properties Limited at Tamebridge by a conveyance dated 14th July 1972 between W&T Avery Limited (1) and GEC Avery Properties Limited (2) ("the Tamebridge Land") and GEC shall (for so long as it is able to do so) procure that GEC Avery Properties Limited shall (1) use all reasonable endeavours to deal with any Land Registry requisitions and (2) pay all Land Registry fees payable in connection with such application.

     (B) The Purchaser will, for so long as the Tamebridge Land is vested in an Avery Berkel Company, procure that the relevant Avery Berkel Company will allow GEC and its authorised agents to have reasonable access to the deeds and documents of title (including pre-registration deeds) to the Tamebridge Land for inspecting and to produce copies.

26.2 GEC shall as soon as reasonably practicable procure the transfer to GAL of the Avery Berkel Properties at Unit 1 Ashley Hill Estate Bristol and 34/36 Napier Court, Wardpark Industrial Estate, Cumbernauld and shall pay all stamp duty and registration fees in connection with such transfers.

26.3 Before Completion, GEC must procure that the following documents in respect of the property known as One Berkel Drive, LaPorte, Indiana, USA are provided to the Purchaser or its solicitors:

     (i)  a commitment to issue title insurance; and

     (ii) an opinion from an appropriately qualified US Counsel regarding the zoning of the property.

26.4 GEC shall as soon as reasonably practicable (to the extent it has not done so at the date of this Agreement) procure the grant to GAL of leasehold interests in the following properties, upon the terms of the draft Leases contained within the Disclosure Documents:-

     (i)  Car Park, Sertec House

     (ii) 75 Campbell Road, Maidstone;

     (iii) Waterhouse Lane, Chelmsford;

          (iv)  Boughton Road, Rugby;

          (v)   East Lane Business Park, Wembley;

          (vi)  Land at Titchfield, Fareham;

          (vii) Magnet House, Bristol

     provided that, in the case of the Leases to be granted at Sertec site car park and 75 Campbell Road, Maidstone, the relevant Lease shall contain a modified repairing obligation which shall state that the Tenant shall in each case maintain and keep the relevant Property in no worse state and condition than is evidenced by a photographic schedule of condition to be agreed between the parties and attached to the relevant Lease, and in this regard the Purchaser agrees to provide to GEC (at the Purchaser's cost) copies of the relevant schedules of condition as soon as reasonably practicable following the date of this Agreement.

     AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

                                  SCHEDULE 1

                                  DEFINITIONS

(A) In this Agreement, unless otherwise specified the following terms and expressions shall have the following respective meanings:

     "ACCOUNTS"                   the financial statements of GAIL and GAL for
                                  the year ended on the Accounts Date, including a balance sheet and profit and loss account, a copy of each of which is attached to the Disclosure Letter as items GA/UK/00/2.1/3 and GA/UK/33/2.1/3;

     "ACCOUNTS DATE"              31st March, 1999;

     "ACT"                        the Companies Act 1985, as amended;

     "ADJUSTMENT"                 means the amount (which may be a positive or
                                  negative amount) by which the Closing Net
                                  Assets exceeds or is less than the Agreed
                                  Amount;

     "AGREED AMOUNT"              (Pounds)46,375,000;

     "AGREED FORM"                in relation to any document means such
                                  document in a form agreed and initialled for the purposes of identification by or on behalf of the Purchaser or by or on behalf of the Seller;

     "AGGREGATED ACCOUNTS"        the aggregated unaudited profit and loss
                                  account and balance sheet of the Avery Berkel
                                  Group (including for this purpose the
                                  Associated Companies and the Benelux
                                  Companies) for the year ended on 31st March, 1998 and separately for the year ended on the Accounts Date, a copy of which is attached to the Disclosure Letter as item EX/CEN2/17 and EX/CEN2/1;

     "AGGREGATED COMPLETION       the balance sheet which is an aggregation of
     BALANCE SHEET"               the consolidated balance sheet of GAIL and
                                  its subsidiaries and subsidiary and
                                  associated undertakings and the consolidated balance sheet of MVBP and its subsidiaries and subsidiary and associated undertakings as at the Completion Date, prepared and agreed pursuant to clause 12;

     "ASSOCIATE COMPANIES"        the following companies, or any of them:

                                  (A)  Avery India Limited;
                                  (B)  Schenk Avery Limited;
                                  (C)  Ceylon Weighing Machines Limited;
                                  (D)  Avery Kenya Limited;
                                  (E)  Constructora de Basculas S.A. de C.V.;
                                  (F)  Berkel Obrecht AG;
                                  (G)  Berkel Scanvekt A.S.; and
                                  (H)  Kenya Scale Co.;

     "ASSOCIATE COMPANY SHARES"   the issued shares in the Associate Companies;

     "AVERY BERKEL COMPANIES"     GAIL and MVBP and "Avery Berkel Company"
                                  means either of the Avery Berkel Companies individually;

     "AVERY BERKEL GROUP"         GAIL, MVBP and those subsidiaries and
                                  subsidiary undertakings details of which such companies are set out in Part B of Schedule
                                  7, or any of them, but (for the avoidance of doubt) excluding the Indian Companies for the purposes of Schedule 3;

     "AVERY BERKEL GROUP COMPANY" any member of the Avery Berkel Group and
                                  "Avery Berkel Group Companies" means such members collectively, but (for the avoidance of doubt) excluding the Indian Companies for the purposes of Schedule 3;

     "AVERY BERKEL GROUP          the issued shares in the Avery Berkel Group
     COMPANIES SHARES"            Companies, as set out in Parts A and B of
                                  Schedule 7;

     "AVERY BERKEL NAMES"         each of the names Avery, Berkel, Avery Berkel
                                  Oertling and Brecknell;

     "AVERY BERKEL GROUP NAMES"   means Avery, Berkel, Avery Berkel, Oertling
                                  Brecknell;

     "AVERY BERKEL PROPERTIES"    the Overseas Properties and the UK Properties
                                  and "Avery Berkel Property" means any one of them;

     "AVERY BERKEL SHARES"        the GAIL Shares and the MVBP Shares;

     "BENELUX AGREEMENTS"         the Distributor Agreement between GAL and Van
                                  Berkel Nederland B.V., the Slicer Supply
                                  Agreement between Berkel Produktie Rotterdam
                                  B.V. and GAL and related intellectual property agreements (including with respect to Berkel n.v./s.a.) to be entered into between such companies and also MVBP between the date hereof and Completion, a draft of which in substantially the Agreed Form has been delivered to the Purchaser's Solicitors prior to the date hereof;

     "BENELUX COMPANIES"          (A) Van Berkel Nederland B.V.;
                                  (B) Berkel Produktie Rotterdam B.V.; and
                                  (C) Berkel n.v./s.a.;
                                  or any of them;

     "BOOKS AND RECORDS"          has its common law meaning and includes,
                                  without limitation, all notices,
                                  correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programmes or other records;

     "BORROWER"                   the member of the Purchaser's Group which is
                                  to enter into the Facilities as borrower prior to Completion;

     "BUSINESS DAY"               a day (other than a Saturday or a Sunday) on
                                  which banks generally are open for business in London other than solely for trading and settlement in Euro;

     "CERTIFICATED PROPERTIES"    each of the freehold and leasehold properties
                                  described in Part I of Schedule 8 and
                                  "Certificated Property" means any one of them;

     "CLOSING NET ASSETS"         the amount established by reference to the
                                  Aggregated Completion Balance Sheet, and stated in the statement of Closing Net Assets
                                  (prepared and agreed pursuant to clause 12), as being equal to the aggregate of the values of the assets

                                  (including tangible but excluding intangible assets) less the aggregate of the values of the liabilities, in each case as at the Completion Date;

     "COMPLETION"                 completion of the sale and purchase of the
                                  Avery Berkel Shares under this Agreement;

     "COMPLETION DATE"            the fifth Business Day after the day on which
                                  the last of those conditions listed in
                                  paragraphs (A)-(F) and (H)-(J) of Schedule 10 shall have been satisfied or waived in accordance with this Agreement or, if the Purchaser serves the notice described in sub-clause 9.4(A), the fifth Business Day following GEC's remedying of the breach as described in such sub-clause (if later) but, in any event, no earlier than the first
                                  Business Day falling after 7 weeks after the date of submission of the February Accounts, the March 1998 Accounts, the March 1999
                                  Accounts and the other financial information described in Schedule 11 as required to be supplied, or procured, by GEC or any member of the Avery Berkel Group to GEC and the Purchaser pursuant to sub-clauses 6.8 and 8.22(B) (unless the Purchaser so elects by not less than 5 Business Days notice in writing to
                                  GEC) and no later than the Longstop Date, or such other date as the parties may agree, subject in each case to sub-clauses 2.8, 2.10, 2.11, 2.14, 9.4, 9.5 and 9.6;

     "COMPLIANCE CERTIFICATE"     a certificate signed by GEC's Accountants
                                  addressed to the Purchaser and GEC, including if GEC's Accountants so require a disclaimer of liability to the Purchaser, stating that the Aggregated Completion Balance Sheet and the Closing Net Assets as finally agreed or determined pursuant to clause 12 have been determined in accordance with clause 12;

     "DEFERRAL NOTICE"            has the meaning given to it in sub-clause
                                  2.10;

     "DISCLOSED UNRECOGNISED      the aggregate amount of the liabilities of
     LIABILITIES"                 the Avery Berkel Group in respect of the
                                  matters set out in Part II of Schedule 13 as at the Completion Date in respect of service prior to such Completion Date but on the basis that only 51% of the value of the liabilities for the Indian benefit arrangements shall be included;

     "DISCLOSURE DOCUMENTS"       has the meaning given to it in the Disclosure
                                  Letter;

     "DISCLOSURE LETTER"          the letter dated the date hereof written by
                                  GEC to the Purchaser for the purposes of clause 9 and delivered to the Purchaser or the Purchaser's Solicitors before the execution of this Agreement;

     "DORMANT COMPANIES"          those companies listed in Schedule 12, or any
                                  of them;

     "EMPLOYEE"                   a person employed by any Avery Berkel Group
                                  Company at the date hereof (including any officer of such Company);

     "EMPLOYEE BENEFIT            means any legally enforceable plan, fund,
     ARRANGEMENT"                 scheme, programme, contract, policy or
                                  arrangement for Employees and/or former
                                  employees of the Avery Berkel Group, but excluding associate companies where less than 50% of the equity is held, and those entitled under them providing pensions, lump sum benefits payable on retirement, US type deferred compensation plans, post retirement medical benefits, termination indemnities and gratuities (excluding severance and redundancy payments) and IBNR type provisions for self insured benefits payable on death, disability, accident and medical claims;

     "ENCUMBRANCE"                any mortgage, charge (fixed or floating),
                                  pledge, lien, hypothecation, trust, right of set-off, right of pre-emption or other third party right;

     "ENVIRONMENT"                any and all organisms (including without
                                  limitation man), ecosystems, property and the following media: air, (including without limitation, the air within buildings and the air within other natural or man-made structures whether above or below ground);
                                  water (including without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land
                                  (including without limitation, land under water);

     "ENVIRONMENTAL AUDITS"       means the audits carried out by Dames & Moore
                                  and NNC on behalf of GEC which for the
                                  avoidance of doubt are attached to the
                                  Disclosure Letter;

     "ENVIRONMENTAL DEED"         the environmental deed referred to, inter
                                  alia, in Schedule 2 and initialled by or on behalf of GEC and the Purchaser for the purposes of identification and to be executed at Completion;

     "ENVIRONMENTAL LAWS"         any and all international, EU, national,
                                  federal state or local statutes (which for the avoidance of doubt shall include Section 57 of the Environment Act 1995 and the first set of guidance and regulations adopted under those provisions and any subsequent set of such statutory guidance or relations to the extent that it does not impose more onerous obligations or increased liability than would have been the case under the first set of such statutory guidance or regulations (the "NEW
                                  CONTAMINATED LAND POWER")), bylaws, orders, regulations or subordinate legislation or common law (excluding those laws relating specifically to town planning matters and to the health and safety of workers in the work place) which are in force and binding on the Avery Berkel Group or Avery Berkel Properties at the date of this Agreement and which have as a purpose or effect the protection of, and/or the prevention of harm or damage to, the Environment and/or the provision of remedies in respect of harm or damage to the Environment;

     "ENVIRONMENTAL WARRANTIES"   means the warranties in paragraph 22 of
                                  Schedule 3;

     "ESTIMATED ADJUSTMENT"       the Adjustment, as estimated by GEC in good
                                  faith and notified to the Purchaser not less than 3 Business Days prior to Completion;

     "FACILITIES"                 those sources of debt finance which the
                                  Purchaser has on or before the date hereof informed GEC are its intended sources to be used for funding the Purchase Price at Completion including the Senior Loan and the high yield bond (as referred to in the commitment letter from Lehman Brothers Inc.
                                  and others in a draft dated 7th March, 2000) or such alternative sources of finance as the Purchaser may after the date hereof agree with GEC (such agreement not to be unreasonably withheld or delayed) in good faith to use as its intended sources for funding the Purchase
                                  Price at Completion;

     "FEBRUARY ACCOUNTS"          the combined profit and loss account of the
                                  Avery Berkel Group (including for this purpose
                                  Avery India Limited at 100 per cent.) for the 11 month period ended 26th February, 2000 to be prepared by GEC's Accountants pursuant to instructions to be given by GEC appropriate to ensure compliance in all material respects with GEC's obligations in relation to Schedule
                                  11 and agreed to by the Purchaser (such
                                  agreement not to be unreasonably withheld or delayed) and to be delivered to GEC and the Purchaser prior to Completion;

     "FINANCING CONDITIONS"       the conditions to which the obligations of
                                  the Lender to advance funds under the
                                  Facilities are or will (upon execution of the Facilities) be subject;

     "GAIL" GEC Avery International Limited (registered in England no. 42732);

     "GAIL SHARES"                the 36,900,498 issued ordinary shares in the
                                  capital of GAIL;

     "GAL"                        GEC Avery Limited (registered in England no.
                                  595129);

     "GEC'S ACCOUNTANTS"          Deloitte & Touche;

     "GEC GROUP"                  Marconi plc (registered in England no.
                                  3846429) and all subsidiaries and subsidiary undertakings from time to time of Marconi plc other than the Avery Berkel Group, or any of them;

     "GEC GROUP COMPANY"          any member of the GEC Group and "GEC Group
                                  Companies" means such members collectively;

     "GEC NAMES"                  any of the names GEC, General Electric,
                                  General Electric Company and Marconi;

     "GEC PLAN"                   has the meaning given to it in Schedule 5;

     "GEC SECURITIES"             any guarantee, indemnity, performance bond or
                                  other security or contingent obligation in the nature of a financial obligation including, without limitation, letters of comfort or support entered into or granted by GEC or any GEC Group Company in relation to or arising out of any obligations or liabilities of any Avery Berkel Group Company;

     "GEC'S SOLICITORS"           Slaughter and May;

     "GLOBAL MARKET COLLAPSE"     a fundamental collapse either in the
                                  international capital markets for high yield bonds of entities equivalent to the Purchaser or the relevant member of the Purchaser's
                                  Group or the capacity of the senior or
                                  syndicated debt markets, in each case, for amounts comparable to the amount of the Purchase Price proposed by the Purchaser to be sourced from such markets which fundamentally affects such markets for such purpose in Europe or the United States of America;

     "HSR ACT"                    the Hart-Scott-Rodino Antitrust Improvement
                                  Act of 1976, as amended, and the rules and regulations promulgated thereunder;

     "ICTA"                       the Income and Corporation Taxes Act 1988;

     "IDENTIFIED COMPANIES"       the Associate Companies excluding the Indian
                                  Companies;

     "INDIAN COMPANIES"           means Avery India Limited and Schenk Avery
                                  Limited, or either of them;

     "INFORMATION MEMORANDUM"     the Information Memorandum dated November,
                                  1999 in connection with the transaction
                                  contemplated by this Agreement;

     "INTELLECTUAL PROPERTY"      patents, trade marks and service marks,
                                  business names, domain names, rights in
                                  designs, copyrights (whether or not any of these is registered and including applications for registration of any such thing), rights in inventions, Know-How, trade secrets and other confidential information, rights in databases and topography rights and all rights or forms of protection of a similar nature or having an equivalent or similar effect to any of these which may subsist anywhere in the world;

     "IT SERVICES AGREEMENT"      the Agreement for the Provision of the
                                  Transitional IT Services between GAL and the
                                  Benelux Companies to be entered into between the date hereof and prior to Completion, a draft of which in substantially the Agreed
                                  Form has been delivered to the Purchaser's
                                  Solicitors prior to the date hereof;

     "KNOW-HOW"                   means industrial, technical or commercial
                                  information and techniques, in whatever form stored, including without limitation, data relating to inventions, formulae, test results, testing procedures, specifications, quotations, marketing methods and any such information contained in reports, research and project reports and instruction and training manuals;

     "LENDER" the lenders to members of the Purchaser's Group for the purpose of financing all or a substantial part of the Purchase Price or any other commercial lenders who provide moneys on any subsequent refinancing of that financing;

     "LONGSTOP DATE"              31st July, 2000 or, if the Purchaser serves
                                  the Deferral Notice, the day which is 60 days and five Business Days later;

     "MANAGEMENT ACCOUNTS"        the aggregated unaudited management accounts
                                  of the Avery Berkel Group (including for this purpose Avery India Limited) as at, and for the 9 month period ended on, 31st December
                                  1999, a copy of which is attached to the Disclosure Letter as attachment 4;

     "MARCH 1998 ACCOUNTS"        the audited combined profit and loss account
                                  and balance sheet and cashflow statement of the Avery Berkel Group (including for this purpose the Associated Companies and the Benelux Companies) for the year ended on 31st
                                  March, 1998 to be prepared by GEC's
                                  Accountants pursuant to instructions to be given by GEC appropriate to ensure compliance with Schedule 11 and agreed to by the Purchaser (such agreement not to be unreasonably withheld or delayed) and to be delivered to GEC and the Purchaser prior to Completion;

     "MARCH 1999 ACCOUNTS"        the audited combined profit and loss account
                                  and balance sheet and cashflow statement of the Avery Berkel Group (including for this purpose the Associate Companies and the Benelux Companies) for the year ended on 31st
                                  March, 1999 to be prepared by GEC's
                                  Accountants pursuant to instructions to be given by GEC appropriate to ensure compliance in all material respects with GEC's obligations in relation to Schedule 11 and agreed to by the Purchaser (such agreement not to be unreasonably withheld or delayed) and to be delivered to GEC and the Purchaser prior to Completion;

     "MVBP" Maatschappij van Berkel's Patent BV (registered in Rotterdam no. 40723);

     "MVBP SHARES"                the 65,244,080 issued ordinary shares and the
                                  200 issued priority shares in the capital of MVBP or such other shares as may be in issue following the recapitalisation and/or conversion of the capital of MVBP to occur on or around the date hereof;

     "NOTARIAL DEED"              a deed in such form and substance as may be
                                  required by Dutch law for the purposes of transferring the MVBP Shares to the Purchaser
                                  (or its nominees) in the form agreed between the parties prior to Completion (such agreement not to be unreasonably withheld or delayed);

     "OPTION LETTER"              the Option Letter in the Agreed Form to be
                                  executed at Completion in relation to the acquisition of the share capital of the Benelux Companies by the Purchaser;

     "OVERSEAS PROPERTIES"        each of the overseas properties described in
                                  Part III of Schedule 8 and "Overseas Property" means any one of them;

     "PENSIONS QUESTIONNAIRE"     the questionnaire in the Agreed Form relating,
                                  inter alia, to pensions and employee
                                  healthcare benefits;

     "PERMITS"                    as at the date of this Agreement any and all
                                  licences, consents, permits, authorisations, approvals, registrations, permissions, made or issued pursuant to or under, or required by, Environmental Laws in relation to the conduct of the business of each Avery Berkel Group
                                  Company;

     "PROCEEDINGS"                any proceeding, suit or action arising out of
                                  or in connection with this Agreement;

     "PURCHASE PRICE"             (Pounds)105,000,000, as adjusted as described
                                  (inter alia) in sub-clause 8.29(B) and
                                  pursuant to the other terms of this Agreement;

     "PURCHASER'S ACCOUNTANTS"    PricewaterhouseCoopers;

     "PURCHASER'S GROUP"          the Purchaser, its subsidiaries and subsidiary
                                  undertakings, any holding company of the Purchaser and all other subsidiaries or subsidiary undertakings of any such holding company in each case from time to time;

     "PURCHASER'S SOLICITORS"     Ashurst Morris Crisp;

     "RECOGNISED UNFUNDED         the aggregate of the liabilities of the Avery
     LIABILITY"                   Berkel Group in respect of the matters set out
                                  in Part I of Schedule 13 as at the Completion
                                  Date in respect of service prior to such Completion Date less both (Pounds)700,000 in respect of the Northwestern Mutual life assurance policies and any other assets which are available to satisfy the Recognised
                                  Unfunded Liabilities in respect of the benefit arrangements set out in Schedule 13 Part I.1 and I.2 and are not already recognised as an asset in the Closing Net Assets;

     "RELIEF"                     has the same meaning as given in the Tax
                                  Covenant;

     "REGISTRATION STATEMENT"     has the meaning given in sub-clause 8.22(B);

     "RESTRICTED BUSINESS"        (i)  the manufacture and sale of industrial
                                       weighing equipment used for weighing,
                                       filling, counting and related computer-
                                       linked weighing equipment; vehicle
                                       weighing systems; precision balances;
                                       retail weighing scales for shops and
                                       supermarkets; slicers, breadslicers,
                                       mincers, choppers, mixers and
                                       tenderisers; and

                                  (ii) the provision of maintenance and repair
                                       services relating to any of the equipment described in sub-paragraph (i) above,

                                       as all such business is conducted by the Avery Berkel Group as at the date hereof;

     "SECURITIES"                 any guarantee, indemnity, performance bond or
                                  other security or contingent obligation in the nature of a financial obligation including, without limitation, letters of comfort or support entered into or granted by any Avery
                                  Berkel Group Company in relation to or arising out of any obligations or liabilities of any GEC Group Company;

     "SENIOR EMPLOYEE"            any Employee whose basic salary for the year
                                  ended on the Accounts Date was in excess of (Pounds)30,000 per annum;

     "SENIOR LOAN"                the senior credit facilities to be made
                                  available by, or as arranged by, the Lender pursuant to the Senior Term Loan Facilities
                                  (as defined in the commitment letter from Lehman Brothers Inc. and others in draft dated
                                  7th March, 2000) proposed to be entered into by the Borrower prior to Completion for the purposes of funding all or part of the Purchase Price;

     "SHARE PURCHASE DOCUMENTS"   has the meaning given in sub-clause 16.1;

     "SYSTEMS"                    means all computer or information technology
                                  systems material to the business of the Avery
                                  Berkel Group;

     "TAX AND TAXATION"           each have the meaning given to them in the
                                  Tax Covenant;

     "TAX COVENANT"               the tax covenant referred to, inter alia, in
                                  Schedule 2 and set out in Schedule 6;

     "UK PROPERTIES"              each of the United Kingdom properties
                                  described in Part II of Schedule 8 and "UK
                                  Property" means any one of them;

     "US DEFERRED                 each have the meaning given in Schedule 5;
     ARRANGEMENT" AND
     "US SCHEME"

     "VAT" any tax imposed by a member state of the European Union pursuant to the Sixth Council Directive of the European Communities;

     "WARRANT"                    the warrant, reflecting the principal terms
                                  set out in Schedule 14, over the equity
                                  capital of Weigh-Tronix LLC to be issued by the Purchaser in favour of GEC (or such member of the GEC Group as GEC shall prior to Completion nominate) at Completion;

     "WARRANTIES"                 the warranties set out in Schedule 3 given by
                                  GEC and "WARRANTY" shall be construed
                                  accordingly; and

     "WORKING HOURS"              9.30 a.m. to 5.30 p.m. on a Business Day.

(B)  In this Agreement, unless otherwise specified:

     (i) references to clauses, sub-clauses, paragraphs, sub-paragraphs, and Schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of, and schedules to, this Agreement;

     (ii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of GEC or the Purchaser under this Agreement;

     (iii)references to "(Pounds)" are references to the lawful currency for the time being of the United Kingdom;

     (iv) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

     (v) references to a "PERSON" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

     (vi) a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Income and Corporation Taxes Act 1988;

     (vii)references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     (viii) references to the knowledge or awareness of GEC (or any similar expression) in relation to the Warranties shall be deemed to refer to the actual knowledge of GEC, having made reasonable enquiries of Dick Goddard, Robin Richardson, Gerry Boothroyd, Dave Ellis, Tim Cooper, Richard Wilkinson, Mark Busby, Alan Bunn, Sue Atkinson and Rob Fogarty and in relation to the Environmental Warranties to the extent they apply to UK Properties only, Tony Adcock and in relation to the pension Warranties only, Steven Hart;

     (ix) references in paragraph 17 of Schedule 3 to this Agreement to the awareness of the Owner are to be construed as references to the actual knowledge of Anthony Adcock;

     (x) words or phrases beginning with the introduction of the word "include" or "including" are to be interpreted without limitation;

     (xi) references to times of the day are to London time;

     (xii)headings to clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

     (xiii) the Schedules and any attachments (but not the Tax Covenant) form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

     (xiv)references to the masculine gender shall include the feminine and the neuter (and vice versa) and references to the singular shall include the plural (and vice versa);

     (xv) any obligation imposed by this Agreement upon a party with respect to any company which is not a wholly-owned subsidiary of that party to procure the performance or observance of any matter by any such company shall be construed only as an obligation on that party to ensure so far as it is reasonably able (having regard to the relative size of its direct or indirect shareholding in the relevant company) that the relevant company complies with or performs or observes the relevant matter; and

     (xvi) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, statutory provision, legal status, court, official or any legal definition, concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term save where specific reference is made to the relevant term in such other jurisdiction.

                                  SCHEDULE 2
                            COMPLETION ARRANGEMENTS

                                    PART 1
                                    ------

1.   GEC'S OBLIGATIONS

     At Completion, GEC shall deliver or procure the delivery to the Purchaser or the Purchaser's Solicitors of:

     (A) duly executed transfers in respect of the GAIL Shares in favour of the Purchaser (or its nominee) and share certificates representing such GAIL Shares in the name of the relevant transferors;

     (B)  a duly executed Notarial Deed in relation to the MVBP Shares;

     (C)  a counterpart original of the Tax Covenant duly executed by GEC;

     (D)  a counterpart original of the Environmental Deed duly executed by GEC;

     (E) a counterpart original of the Option Letter duly executed by GEC and, if required, a counterpart original of the Warrant duly executed by GEC or other relevant member of the GEC Group;

     (F) where not in the possession of the relevant Avery Berkel Group Company, the statutory books (which shall be written up to but not including the Completion Date), the certificate of incorporation (and any certificate of incorporation on change of name) and common seal (if any), of each Avery Berkel Group Company incorporated in England and Wales;

     (G) subject to applicable law, if required by the Purchaser, letters of resignation from the auditors of each of the Avery Berkel Group Companies containing (if appropriate) a statement under Section 394(1) of the Act and an acknowledgement that they have no claim against any Avery Berkel Group Company for compensation for loss of office or otherwise save with respect to fees accrued;

     (H) where necessary, irrevocable powers of attorney executed by each of the holders of the Avery Berkel Shares in favour of the Purchaser (or its nominee(s)) to enable the Purchaser

          (or its nominee(s)) (pending registration of the transfers of the Avery Berkel Shares) to exercise all voting and other rights attaching to the Avery Berkel Shares and to appoint proxies for this purpose;

     (I) certificates of title in the Agreed Form dated the date of this Agreement in respect of each of the Certificated Properties;

     (J) a copy of a board or board committee resolution of GEC approving the execution and entering into by GEC of this Agreement, the Tax Covenant, the Environmental Deed, the Disclosure Letter, any other Share Purchase Document to which it is a party and the transactions contemplated herein;

     (K) a letter from HSBC Bank plc addressed to GAIL in the form sent to the Purchaser's Solicitors prior to the date hereof relating to the release of GAIL and other bodies corporate from the GEC Group off-set arrangements and also the completion letter relating to such release letter duly signed by GEC, provided that GEC shall have no obligations under this paragraph (K) unless the Purchaser has complied with its obligations under paragraph 2(B)(vi) below;

     (L) all confidentiality agreements relating to the disposal of the Avery Berkel Group contemplated by this Agreement (subject to their terms);

     (M)  the deeds and documents of title for the following Properties:-

          Land at Foundry Row, Redruth
          Land at Carden Street, Worcester
          27 Jarman Way, Orchard Road Industrial Estate, Royston
          10A Humber Bridge Industrial Estate, Barton on Humber
          224 Helen Street, Govan, Glasgow
          9 Glebe Street. Dumfries
          Intec House, Tamebridge (save to the extent these are at HM Land Registry)
          Sertec House, Tamebridge (save to the extent these are at HM Land Registry)
          Soho Foundry, Soho Lane, Smethwick
          3-4 North Court, Bridgend Industrial Estate, Bridgend
          Kings Street, St. Nicholas Industrial Estate, Carlisle
          Chorley Street Industrial Estate, Bolton
          Unit 1, Ashley Hill Trading Estate, Bristol
          Unit 9, Dartford Trade Park, Dartford

          37 West Bowling Green Street, Edinburgh
          Unit 89C, New Buildings Industrial Estate, Victoria Road, Londonderry Unit 4, Old Town Station Industrial Estate, Swindon
          3 Royal London Estate, West Road, Tottenham, London N17
          72/76 Baggrave Street, Leicester
          One Berkel Drive, Laport, Indiana 46350, USA
          Apex Industrial Estate, Beroni, Republic of South Africa

          (or, if GEC does not deliver such documents, it shall procure that they are available for inspection and collection at GAL's registered office or other suitable location agreed between the parties);

     (N) a letter from each of the firms of solicitors responsible for the preparation of the Certificates of Title in respect of the Certificated Properties, addressed to such Lender as the Purchaser may have specified not less than five Business Days prior to the Completion Date, confirming that such Lender may rely on each Certificate as if the relevant Certificate had been addressed to that Lender; and

     (O) a copy of the Benelux Agreements duly executed by the relevant Benelux Companies party thereto (but only if the Purchaser shall have given its consent thereto as contemplated by sub-clause 10.3(C)).

1.2 GEC shall procure that a board meeting of each of the Avery Berkel Companies be held at which:

     (A) it shall be resolved that each of the transfers relating to the Avery Berkel Shares shall be approved for registration and (subject only to the transfer being duly stamped, if so required by applicable law) that each transferee be registered as the holder of the Avery Berkel Shares respectively in the register of members; and

     (B)  the resignation of auditors (if applicable) shall be accepted;

     and that a copy of the minutes of each duly held board meeting and the resignations and acknowledgements referred to are delivered to the Purchaser or the Purchaser's Solicitors.

1.3 GEC shall procure the signing by Dames & Moore and in respect of NNC use reasonable endeavours to procure the signing of reliance agreements in a suitable form (taking into account so far as is practicable the Purchaser's requests) granting to the Purchaser

     (and such persons as the Purchaser may nominate to the extent that this is permitted) at the Purchaser's cost, the right to rely on the Environmental Audits. For the avoidance of doubt it is acknowledged by both parties that failure to provide such reliance agreements shall not be a material breach of this Agreement.

                                    PART 2
                                    ------

2.   PURCHASER'S OBLIGATIONS

     The Purchaser shall:

     (A) pay to GEC to account number 10010006 in the name of The General Electric Company, p.l.c. at HSBC Bank plc, 16 King Street, Covent Garden, London WC2E 8JF (Branch Sort Code: 40-04-09) the Purchase Price (which shall be adjusted by adding an amount equal to the Estimated Adjustment);

     (B)  deliver to GEC's Solicitors:

          (i) a counterpart original of the Notarial Deed duly executed by the Purchaser;

          (ii) a counterpart original of the Tax Covenant duly executed by the Purchaser;

          (iii) a counterpart original of the Environmental Deed duly executed by the Purchaser;

          (iv) a counterpart original of the Option Letter duly executed by the Purchaser and a counterpart original of the Warrant duly executed by Weigh-Tronix LLC;

          (v) a certified copy of the board resolutions of the Purchaser approving the execution and entering into by the Purchaser of the Share Purchase Documents to which party and the transactions contemplated herein;

          (vi) a letter from HSBC Bank plc addressed to GEC in the form sent to the Purchaser's Solicitors prior to the date hereof relating to the release of GEC and other bodies corporate from the GEC Group off-set arrangements and also the completion letter relating to such release letter duly signed by the Purchaser and HSBC Bank plc.

                                   SCHEDULE 3

                                 THE WARRANTIES

1.   CAPACITY AND OBLIGATIONS OF GEC

1.1 GEC has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is party.

1.2 This Agreement constitutes and the other Share Purchase Documents to which it is party will, when executed, constitute binding obligations of GEC.

1.3 The execution and delivery of, and the performance by GEC of its obligations under this Agreement and the other Share Purchase Documents to which it is party will (or with the giving of notice or lapse of time or both would) not:

     (A) result in a breach of any provision of the memorandum or articles of association of GEC;

     (B) result in a breach of any order, judgment or decree of any court or governmental agency to which GEC is a party or by which GEC is bound; or

     (C)  require the consent of its shareholders.

2.   ACCOUNTS

2.1  The Aggregated Accounts:

     (A) were properly extracted from the audited consolidation returns of the members of the Avery Berkel Group (including for the purposes of this paragraph (A) the Associate Companies and also including the Benelux Companies); and

     (B) were properly prepared under the accounting policies set out in Note 1 to the Aggregated Accounts.

2.2  The Accounts:

     (A) were, at the time they were prepared, prepared in accordance with then applicable Statements of Standard Accounting Practice, as adopted by the Accounting Standards Board and published by the Institute of Chartered Accountants in England and Wales, and the then applicable Financial Reporting Standards, developed and issued by the

          Accounting Standards Board, applicable to a company incorporated in England and Wales;

     (B) showed a true and fair view of the state of affairs of the relevant company as at the Accounts Date and of the profit or loss of the relevant company for the financial year ended on such date;

     (C) were prepared using accounting policies consistent with those used in the preparation of accounts for the immediately preceding accounting period except as described in any notes thereto; and

     (D)  comply with the relevant requirements of the Act.

2.3 The Management Accounts, as at the date at which they were prepared, having regard to the purpose for which, and context in which, such accounts were prepared:

     (A) have been compiled in good faith from information properly extracted from the books and records of the Avery Berkel Group (including for this purpose the Associate Companies);

     (B) have been compiled from information available at the time they were prepared;

     (C) have been prepared using accounting policies consistent with those adopted by the Avery Berkel Group for the purposes of reporting to GEC as at 31st December, 1999, and

     (D) are not known by GEC to contain any misstatement which is material in the context of the Avery Berkel Group (including for this purpose the Associate Companies) as a whole.

2.4 So far as GEC is aware, the accounting records of each Avery Berkel Group Company have been maintained to the extent required by applicable law to an extent which is material in the context of the Avery Berkel Group as a whole.

2.5 The amount of the profit for the year and of the equity shareholders funds of the Avery Berkel Group (including for this purpose the Associate Companies and the Benelux Companies) as shown in the March 1998 Accounts and the March 1999 Accounts are each not materially lower than the amount of the profit for the year and of the equity shareholders funds of the Avery Berkel Group (including for this purpose the Associate Companies and
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     the Benelux Companies) as shown in the relevant Aggregated Accounts.

2.6 The March 1998 Accounts and the March 1999 Accounts showed a true and fair view of the state of affairs of the Avery Berkel Group (including for this purpose the Associate Companies and the Benelux Companies) as at 31st March, 1998 and the Accounts Date respectively and of the profit for the year of the Avery Berkel Group (including for this purpose the Associate Companies and the Benelux Companies) for the financial years ended on each such date respectively.

3.   AVERY BERKEL GROUP COMPANIES SHARES

3.1 The Avery Berkel Group Companies Shares comprise the whole of each respective Avery Berkel Group Company's issued and allotted share capital and all of them are fully paid up.

3.2 There is no agreement or commitment outstanding which calls for the allotment, issue, redemption, sale, repayment or transfer of, or accords to any person the right to call now or in the future for the allotment, issue, redemption, sale, repayment or transfer of, any shares (including the Avery Berkel Group Companies Shares) or debentures in or securities of any Avery Berkel Group Company shown in Schedule 7 as being held by or for the benefit of a member of the Avery Berkel Group (excluding, for the avoidance of doubt, the Associate Companies).

3.3 GEC or a member of the Avery Berkel Group is the legal and beneficial owner of all the issued shares of each Avery Berkel Group Company.

4.   ARRANGEMENTS BETWEEN THE GEC GROUP AND THE AVERY BERKEL GROUP

     Save for indebtedness arising in the ordinary course of trading, no indebtedness (actual or contingent) and no contract other than at arm's length is outstanding between any Avery Berkel Group Company and any GEC Group Company.

5.   GROUP STRUCTURE

5.1 Save for any interests held in another Avery Berkel Group Company or in an Associate Company, no Avery Berkel Group Company has any interest in the share capital of any body corporate or undertaking.

5.2 No Avery Berkel Group Company acts or carries on business in partnership or through a joint venture with any other person or
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     is a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association or holds or is liable on any share or security which is not fully paid up or which carries any liability.

5.3 The identity of the members of each Avery Berkel Group Company shown in Parts A and B of Schedule 7 are true and accurate and the other facts set out in Parts A and B of Schedule 7 and the facts set out in Schedule 8 are true and accurate in all material respects.

5.4 Since 1st January, 1994, no Avery Berkel Group Company has effected the sale of any share capital of any company to any person other than members of the Avery Berkel Group.

6.   OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

     There is no Encumbrance on, over or affecting the Avery Berkel Group Companies Shares or any of them and there is no agreement or commitment to give or create any and, so far as GEC is aware, no claim has been made by any person to be entitled to any.

7.   STATUTORY RETURNS

7.1 The copies of the constitutional documents of each Avery Berkel Group Company which are in the Disclosure Documents are complete and accurate copies of the constitutional documents of the Avery Berkel Group Companies, have attached to them copies of all resolutions and other documents required by law to be so attached and set out to the extent required by applicable law the rights and restrictions attaching to each class of share capital of that Avery Berkel Group Company.

7.2 The statutory books (including all registers and minute books) of each Avery Berkel Group Company are up to date and accurate in all material respects and no written notice or allegation that has not been complied with that any of them is incorrect or should be rectified has been received in the three years ended on the date of this Agreement.

7.3 All documents which should have been delivered within the last three years by each Avery Berkel Group Company to the Registrar of Companies (or its equivalent in respect of jurisdictions other than England and Wales) have, in all material respects, been properly so delivered.
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8.   MATERIAL CONTRACTS

8.1 There is no subsisting contract to which any Avery Berkel Group Company is a party which was entered into otherwise than in the ordinary course of business of the Avery Berkel Group.

8.2 No Avery Berkel Group Company has received written notice that it is in breach of any contract with its customers or its suppliers where there is a likelihood that such breach would be material in the context of the business of the Avery Berkel Group as a whole.

8.3 No Avery Berkel Group Company is aware of any circumstances which are likely to lead to a claim by an Avery Berkel Group Company against any of that company's suppliers or customers which would be material in the context of the Avery Berkel Group as a whole.

8.4 There is attached to the Disclosure Letter a copy of all equipment rental, hire and hire purchase contracts and finance and operating leases which relate to assets used by any Avery Berkel Group Company to which such Avery Berkel Group Company is a party and which involve an individual annual charge in excess of (Pounds)50,000 and the term of which will not expire within 12 months from the date hereof and, so far as GEC is aware, no Avery Berkel Group Company has received written notice that it is in breach of any such hire purchase contracts or finance or operating leases where there is a likelihood that such breach would be material in the context of the business of the Avery Berkel Group as a whole.

8.5 The material details of the agency and distributorship agreements to which any Avery Berkel Group Company is party and which are material in the context of the business of that company are attached to the Disclosure Letter and, so far as GEC is aware, no Avery Berkel Group Company has received written notice that it is in breach of any such agency or distributorship agreements where there is a likelihood that such breach would be material in the context of the business of the Avery Berkel Group as a whole.

8.6 There is not outstanding any guarantee, indemnity, performance bond or suretyship given by any Avery Berkel Group Company to secure any obligation of any person not within the Avery Berkel Group.
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                                      72


8.7 Neither GEC nor any GEC Group Company has given any guarantee, indemnity, performance bond or suretyship which is outstanding to secure any obligation of any Avery Berkel Group Company.

8.8  Material details of the Avery Berkel Group's contracts:

     (A) with its largest 15 customers by sales values (including equipment sales and service contracts, but excluding chargeable repairs) measured on the basis of the aggregate of amounts billed by the Avery Berkel Group for the period 1st April, 1998 to 31st March, 1999; and

     (B) with its largest ten suppliers (but ignoring suppliers of capital equipment) measured by purchase values for the year ended 31st March, 1999;

     are attached to the Disclosure Letter. For these purposes, "customer" and "supplier" means a person (the "contracting party") together with its subsidiaries and subsidiary undertakings and its and their franchisees and concessionaires who have contracted with a member of the Avery Berkel Group for the purchase or, as the case may be, the supply of goods and, in the case of a customer, includes a person (a "sub-contractor") with whom any such contracting party (including its subsidiaries and subsidiary undertakings and its and their franchisees and concessionaires) has contracted for the purchase of goods of the same type where the sub-contractor has contracted with the relevant member of the Avery Berkel Group for the purchase of such goods, taken as a single customer or, as the case may be, as a single supplier.

8.9 Except as regards payments due to the Avery Berkel Group, so far as GEC is aware, no party (other than an Avery Berkel Group Company) is in default of any agreement to which a member of the Avery Berkel Group is a party which default is material in the context of the Avery Berkel Group as a whole.

8.10 A copy of the standard terms and conditions of business of the Avery Berkel Group used in each of the United Kingdom, France, the United States of America, Germany and South Africa are attached to the Disclosure Letter.

8.11 No Avery Berkel Group Company is a party to and has liability under any material trading contract which:

     (A) has an original fixed term of at least three years of which at least six months is unexpired; or
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     (B)  requires payment by that member to be effected by reference to fluctuations in any securities index or in the rate of exchange for any currency (excluding hedging, foreign currency and treasury management matters or pursuant to trading arrangements undertaken in the ordinary course).

8.12 No member of the Avery Berkel Group has received notice in writing that it has in the 12 months prior to the date hereof manufactured, sold or supplied any product which does not in any material respect comply with applicable law.

8.13 No member of the Avery Berkel Group has, since 31st March, 1994, effected any general product recall of products manufactured and supplied by that member. In this paragraph 8.13, "general product recall" means a general direction by the central management of the Avery Berkel Group to those persons to whom a particular category of products was supplied for the return of 33% or more of that category of product (calculated by reference to the aggregate value of the gross sales of that category of product in any whole financial year of the Avery Berkel Group since that date).

8.14 So far as GEC is aware, no Avery Berkel Group Company has received written notice that it is in material breach of its contracts taken as a whole with any one of those customers identified pursuant to paragraph 8.8(A) above.

8.15 So far as GEC is aware, no Avery Berkel Group Company is aware of any circumstances which are likely to lead to a material claim by an Avery Berkel Group Company against any of those of that company's suppliers or customers which are identified pursuant to paragraph 8.8 above.

9.   EVENTS SINCE THE ACCOUNTS DATE

9.1  Since the Accounts Date:

     (A) the business of the Avery Berkel Group has been carried on in its ordinary course;

     (B) no resolution of any Avery Berkel Group Company in general meeting has been passed other than resolutions relating to the routine business of annual general meetings;

     (C) no dividend or distribution has been declared, paid or made and no share or loan capital has been issued or agreed to be issued or put under option by any Avery Berkel Group Company; and
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                                      74


     (D) no customer or supplier which falls within the requirements of paragraph 8.8 above has notified in writing an intention to cease, or (so far as GEC is aware) ceased, purchasing from or supplying to the Avery Berkel Group.

9.2 A list of all individual legally binding capital commitments of each Avery Berkel Group Company requiring expenditure after the date hereof of a principal amount in excess of (Pounds)75,000 is attached to the Disclosure Letter.

9.3 No Avery Berkel Group Company has, at any time since the Accounts Date, repaid, redeemed or purchased (or agreed to repay, redeem or purchase) any of its shares, or otherwise reduced (or agreed to reduce) its issued share capital or any class of it or capitalised (or agreed to capitalise) in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed (or agreed to pass) any resolution to do so.

9.4  Each of the Dormant Companies has been dormant within the meaning of section 250(3) of the Act during the period beginning on the Accounts Date and ending on the date hereof.

9.5 Since the Accounts Date, so far as GEC is aware, no Avery Berkel Group Company has made a distribution within the meaning of Section 263(2) of the Act except out of profits available for the purpose.

10.  GRANTS

     A list and the amount of all grants, aid and subsidies paid or made to any Avery Berkel Group Company during the last six years by, and of all outstanding claims by any Avery Berkel Group Company for any such grant, aid or subsidy from, any supra-national, national or local authority or government agency are set out in the Disclosure Letter and, except in relation to the sale of the Avery Berkel Shares, none of GEC, any GEC Group Company or any Avery Berkel Group Company has done or failed to do any act or thing where there is a likelihood that the same could result in all or any part of any such grant, aid or subsidy becoming repayable or forfeited.

11.  LICENCES AND RESTRICTIONS ON THE BUSINESS OF EACH AVERY BERKEL GROUP
     COMPANY

11.1 The Avery Berkel Group has all material statutory and regulatory licences, consents, permissions and approvals required for the
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                                      75


     carrying on of the business now being carried on by the Avery Berkel Group.

11.2 All licences, consents, permissions and approvals referred to in paragraph
     11.1 above are in full force and effect and GEC is not aware that there is a likelihood that any of such licences, consents, permissions or approvals will be revoked or not renewed or that the terms will be altered to the material detriment of the Avery Berkel Group, except as a result of the change of control of the Avery Berkel Group contemplated by this Agreement.

12.  BORROWINGS

12.1 Details of all overdraft, loan and other financial facilities available to the Avery Berkel Group from any person other than a member of the GEC Group are set out in the Disclosure Letter.

12.2 Except for the borrowings referred to in paragraph 12.1 above and except for any obligations to a member of the Avery Berkel Group and except for any loans made (or agreed to be made) to an employee of the Avery Berkel Group in the ordinary course, no Avery Berkel Group Company has any outstanding loan capital nor has any Avery Berkel Group Company incurred or agreed to incur any borrowing which it has not repaid or satisfied, or lent or agreed to lend any money which has not been repaid to it or owns the benefit of any debt present or future (other than debts due to it or owed to it in the ordinary course of trading).

13.  INSOLVENCY

13.1 No resolution has been passed for the winding up of any Avery Berkel Group Company or for a provisional liquidator to be appointed in respect of any Avery Berkel Group Company and no meeting has been convened and, so far as GEC is aware, no petition has been presented for the purpose of winding up any Avery Berkel Group Company.

13.2 No administration order has been made and, so far as GEC is aware, no petition for such an order has been presented in respect of any Avery Berkel Group Company.

13.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Avery Berkel Group Company or all or any of its assets.
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                                      76


13.4 No Avery Berkel Group Company is insolvent, or unable to pay its debts within the meaning of section 123 Insolvency Act 1986, or has stopped paying its debts as they fall due.

13.5 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of any Avery Berkel Group Company.

14.  LITIGATION

14.1 Other than in respect of the payment and collection of debts in the ordinary course of its business not exceeding (Pounds)50,000 per item, no Avery Berkel Group Company is engaged in any litigation, arbitration or criminal proceedings, whether as plaintiff, defendant or otherwise, and no litigation, arbitration or criminal proceedings by or against any Avery Berkel Group Company is pending, or (so far as GEC is aware) threatened, the determination of which (in each case) would be likely to result in a final adverse judgment against an Avery Berkel Group Company in excess of (Pounds)100,000 in principal amount.

14.2 No Avery Berkel Group Company is subject to any order or judgment given by any court (including, without limitation, any injunction or order for specific performance) which is still in force and has not given any undertaking to any court arising out of any legal proceedings which remains outstanding.

14.3 So far as GEC is aware, there are no existing circumstances which are substantially likely to give rise to any such litigation, arbitration or criminal proceedings of the type described in paragraph 14.1 which would be likely to result in a final adverse judgment against an Avery Berkel Group Company in excess of (Pounds)100,000 in principal amount.

15.  COMPLIANCE WITH LAWS AND NO INVESTIGATION

15.1 No Avery Berkel Group Company has received written notice that it is carrying on its business in contravention of any relevant legislation including in relation to health and safety matters which contravention has a material and adverse effect on the business of the Avery Berkel Group as a whole.

15.2 No Avery Berkel Group Company has received written notification including in relation to health and safety matters that any non-routine investigation or inquiry is being conducted by any governmental or other regulatory body in respect of its affairs in respect of which there is a likelihood that such investigation or inquiry will lead to proceedings or liability,
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                                      77


     the determination or amount of which would have a material and adverse effect on the business of the Avery Berkel Group as a whole.

16.  OWNERSHIP OF ASSETS

16.1 Each of the tangible fixed assets (other than the Avery Berkel Properties and the Certificated Properties) included in the Aggregated Accounts as being owned by an Avery Berkel Group Company, or acquired by an Avery Berkel Group Company since the Accounts Date and which, if acquired before such date, would have been included in the Aggregated Accounts, (other than assets sold, realised or applied in the normal course of business) where such asset has a current net book value in excess of (Pounds)10,000, is owned both legally and beneficially by that or another Avery Berkel Group Company and no Avery Berkel Group Company has granted any option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance over any such asset, subject in any case to retention of title and vendor's liens arising in the ordinary course of business and liens arising by operation of law.

16.2 So far as GEC is aware, none of the material assets which are used by any member of the Avery Berkel Group and which are necessary for the conduct of the business of that member as presently conducted are owned by any member of the GEC Group.

16.3 All plant and machinery (excluding vehicles) which had an original cost in excess of (Pounds)100,000 and has an existing book value in excess of (Pounds)50,000 used in the business of any member of the Avery Berkel Group is, taken as a whole, in reasonable condition (subject to fair wear and tear) having regard to its age and in satisfactory working order.

17.  OWNERSHIP OF LAND

17.1 The Avery Berkel Properties and the Certificated Properties are the only immovable properties owned, used or occupied by an Avery Berkel Group Company or in respect of which any Avery Berkel Group Company has any estate, interest, right or ownership.

17.2 In relation to the Avery Berkel Properties:

     (A) the relevant Avery Berkel Group Company specified in Schedule 8 as the owner (the "Owner") of an Avery Berkel Property is legally and beneficially entitled to that Avery Berkel Property and the Owner has under its control all of the title deeds and documents details of which are set out in the Disclosure Documents;
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     (B)  the Owner holds the Avery Berkel Property subject to the leases, underleases, sub-leases, tenancies or licences particulars of which are set out in the Disclosure Letter but is otherwise in physical possession and actual occupation of the Avery Berkel Property (as applicable);

     (C)  The Owner has title to the interest in the Property described in
          Schedule 8 to this Agreement and such title is adequate for the use of the Property for the purposes of the business of the Owner as it is currently carried on;

     (D) There are no encumbrances or third party interests which would inhibit or prevent the use of the relevant Property for its current use.

     (E) Each of the Avery Berkel Properties which is leasehold is held under a lease the brief details of which are set out in Schedule 8.

17.3 In relation to the U.K. Properties:

     (A) Neither GEC nor the Owner is aware of a material breach by the Owner of any provision of any lease under which the Owner holds the U.K. Property (excluding any breach arising out of the state and condition of the relevant U.K. Property) where such breach is still outstanding;

     (B) GEC has not received nor is it aware that the Owner as its owner has received notice in writing of any outstanding breach nor is GEC aware of any such breach under planning legislation in respect of the relevant U.K. Property;

     (C) GEC has not received nor is it aware that the Owner has received notice in writing of and neither GEC nor the Owner is aware of any compulsory purchase order affecting a material part of the relevant U.K. Property which is currently in force; and

     (D) Neither GEC nor the Owner is aware of any legal proceedings or of any circumstance which in the reasonable opinion of GEC or the Owner will result in legal proceedings in respect of the relevant U.K. Property which are or are likely to be material in the context of the business carried on by the Avery Berkel Group as a whole.
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                                      79


17.4 In relation to the Overseas Properties:

     (A) GEC has not been notified in writing nor is it aware that the Owner has been notified in writing of a material breach by it of any provision of any lease under which it holds the relevant Overseas Property where such breach is still outstanding;

     (B) GEC has not received nor is it aware that the Owner as its owner has received notice in writing of any outstanding breach under planning legislation in respect of the relevant Overseas Property;

     (C) GEC has not received nor is it aware that the Owner has received notice in writing of any compulsory purchase order affecting the relevant Overseas Property which is currently in force; and

     (D) GEC has not received nor is it aware that the Owner has received notice in writing of any legal proceedings or notice in writing of any circumstance which in the reasonable opinion of GEC or the Owner will result in legal proceedings in respect of the relevant Overseas Property which are or are likely to be material in the context of the business carried on by the Avery Berkel Group as a whole.

17.5 GEC has not received nor is it aware that any Avery Berkel Group Company has received notice in writing which is outstanding of any liability (whether actual or contingent) in relation to any leasehold property which such Avery Berkel Group Company has assigned or otherwise disposed of.

17.6 The information provided by GEC and by any Avery Berkel Group Company for the purposes of each certificate of title delivered by GEC at Completion is, so far as GEC is aware, true, complete and accurate in all material respects and is not materially misleading.

17.7 In relation to any leasehold premises formerly vested in the appropriate Avery Berkel Group Company and being a new tenancy for the purposes of the Landlord and Tenant Covenants Act the appropriate Avery Berkel Group Company has not made any request for an overriding lease pursuant to section 19 of the Landlord and Tenant Covenants Act nor has the appropriate Avery Berkel Group Company received any notice under section 17 of the Landlord and Tenant Covenants Act.
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                                      80


17.8 All the information produced to or given in writing to the Purchaser or the Purchaser's Solicitors and included in the Disclosure Documents in respect of or relating to the Properties (including replies to enquiries and requisitions) in the course of negotiations leading up to the execution of this Agreement is, so far as GEC is aware, true and accurate in all material respects.

17.9 In relation to any U.K. Property, so far as GEC is aware, no Avery Berkel Group Company has done or omitted to do anything whereby any policy of insurance has or may become void or voidable and all requisite insurances are in force.

17.10 So far as GEC is aware, neither GEC nor the appropriate Avery Berkel Group Company has received any notice which is outstanding of breaches of its obligations under the Fire Precautions Act 1971 and the appropriate Avery Berkel Group Company has applied for and obtained fire certificates thereunder in respect of all premises owned or occupied by it to the extent required by such Act.

17.11 So far as GEC is aware, the U.K. Properties are not materially affected by any outstanding disputes, notices or complaints which affect the use of the U.K. Properties for the purposes for which they are now used.

17.12 So far as GEC is aware, each of the U.K. Properties (given its age and location and the use to which it is put) is free of any material want of repair which would prevent the relevant U.K. Property from being used for the business as it is currently carried on.

18.   INTELLECTUAL PROPERTY

18.1 Material and, so far as GEC is aware, correct details of all registered Intellectual Property legally and beneficially owned by an Avery Berkel Group Company and details of all applications for registration thereof are set out in the Disclosure Letter.

18.2 Other than as a result of lapses or mistakes of third parties, all registration and renewal fees required for the application for, prosecution of and maintenance of the rights disclosed pursuant to sub-paragraph 18.1 have been paid and all administrative steps have been taken for the maintenance of those rights. Neither GEC nor any Avery Berkel Group Company has not been notified in the last 12 months of any challenge or attack by a third party or competent authority to such rights.
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                                      81


18.3 The Intellectual Property owned and used by the Avery Berkel Group Companies in relation to their businesses is free from any financial encumbrances.

18.4 Details of all material licences (excluding shrink-wrap software licences) granted to or by an Avery Berkel Group Company in respect of any Intellectual Property are set out in the Disclosure Letter and, so far as GEC is aware, no party thereto is in material breach of any such licence. So far as GEC is aware, none of those licences will be adversely affected by the transaction contemplated by this Agreement.

18.5 So far as GEC is aware, the processes and methods employed, the services provided, the businesses conducted and the products used or dealt in by the Avery Berkel Group Companies in relation to their businesses as carried on at the date of this Agreement do not infringe the rights of any other person in any Intellectual Property and have not done so during the last 6 years.

18.6 So far as GEC is aware, there is no and has not been during the last six years any unauthorised use or infringement by any person of any Intellectual Property owned by any Avery Berkel Group Company.

18.7 So far as GEC is aware no member of the Avery Berkel Group has entered into any confidentiality or other agreement or is subject to any duty which restricts the free use of disclosure of any information used in the businesses which would have a materially adverse effect upon the business.

18.8 So far as GEC is aware there has been no breach of confidentiality or unauthorised disclosure of Know-How as a whole in the 12 months prior to Completion which would have a materially adverse effect upon the business of the Avery Berkel Group in the context of the Avery Berkel Group.

18.9 So far as GEC is aware there have been no proceedings, challenges or attacks brought in the 12 months prior to Completion by any third party or competent authority (save for routine objections, observations or enquiries of Patent or Trade Mark Registries) to the title, subsistence, validity, enforceability or grant of any right or interest in any Intellectual Property owned and used by the Avery Berkel Group Companies which would have a materially adverse effect upon the business of the Avery Berkel Group, in the context of the Avery Berkel Group as a whole.
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                                      82


18.10 So far as GEC is aware all Systems, excluding software, are owned or operated by or are under the control of the Avery Berkel Group and are not wholly dependent on any facilities which are not under the ownership, operation or control of the Avery Berkel Group.

18.11 So far as GEC is aware, in the 12 months prior to Completion the Avery Berkel Group Companies have not suffered any material failures, bugs or breakdowns of any Systems which have caused any substantial disruption or interpretation which would have a materially adverse effect on the business of the Avery Berkel Group in the context of the Avery Berkel Group as a whole.

18.12 So far as GEC is aware, all the applicable members of the Avery Berkel Group complies in all material respects and has in place all necessary registrations under the Data Protection Act 1984 and the Data Protection Act 1998.

18.13 So far as GEC is aware any domain names owned by an Avery Berkel Group are registered with an authorised body and are transferable to the Purchaser. The internet presence of the Avery Berkel Group is wholly passive and informational in nature and involves no interactivity between third parties and an Avery Berkel Group Company including purchasers, sales, leases or other commercial transactions conducted in any degree by or through the internet presence.

18.14 So far as GEC is aware the Avery Berkel Group has not experienced any disruption in the performance or functionality of its computer hardware, software and networks as a result of the date change from 31st December, 1999 to 1st January, 2000 which is material in the context of the Avery Berkel Group as a whole.

19.   INSURANCES

      Details of the insurance policies maintained by or on behalf of each Avery Berkel Group Company are attached to the Disclosure Letter, and so far as GEC is aware, all such policies are in force and no Avery Berkel Group Company has knowingly done anything or omitted to do anything as a result of which any of such policies is void or voidable and no claims are outstanding for amounts in excess of (Pounds)50,000 under any such policy.

20.   PENSIONS

20.1 There are no superannuation or retirement benefits or life assurance funds schemes or arrangements provided by or on behalf
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      of the Avery Berkel Group under which any of the Employees or their dependants or spouses in the United Kingdom or the United States is entitled to life assurance pension or other retirement benefits save in accordance with the GEC Plan, the US Scheme and the US Deferred Arrangement. No member of the Avery Berkel Group has any liabilities in respect of its former employees or their dependants or spouses in the UK or the US under any other retirement benefit schemes and in relation to the UK under any life assurance scheme. There are no post-retiree medical obligations in the US to which the Avery Berkel Group Companies are required to contribute or in respect of which they meet any expenses.

20.2 No Avery Berkel Group Company incorporated in the United Kingdom or the United States is under any contractual obligation to provide life assurance, pension or other retirement benefits in respect of any of the Employees or former employees save in accordance with the GEC Plan, US Scheme or the US Deferred Arrangements.

20.3 No power to augment benefits under the GEC Plan or the US Scheme has been exercised prior to Completion in relation to those of the Employees who are members of it.

20.4 Each Avery Berkel Group Company incorporated in the United Kingdom which is a participating employer for the purpose of the GEC Plan has fulfilled all its obligations thereunder (including any obligations to pay contributions).

20.5  The GEC Plan:

      (A) is an exempt approved scheme for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 and so far as GEC is aware there is no reason why such approval might be withdrawn;

      (B) is not a contracted-out scheme under Section 7(3) of the Pension Schemes Act 1993; and

      (C) conforms with the preservation requirements referred to in Section 69(2) of the Pension Schemes Act 1993.

20.6 The GEC Plan, the US Scheme and so far as GEC is aware the retirement benefit arrangements for Employees and former employees in other countries have been operated in all material respects in accordance with all the then applicable legal requirements and their governing documentation in relation to each Avery Berkel Group Company and the Employees and former
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                                      84


      employees and there are no outstanding claims or so far as GEC is aware matters likely to give rise to claims against the GEC Plan, the US Scheme or any such other arrangement by any Avery Berkel Group Company or any Employee other than routine claims for benefits.

20.7 Except for death benefits payable under the SBS all lump sum death benefits payable on the death of a member of the GEC Plan are self insured by the GEC Plan.

20.8 So far as GEC is aware no undertaking has been given as to the introduction, increase, continuation or improvements of any benefits payable under the GEC Plan the US Scheme and the US Deferred arrangements in respect of any of the Employees.

20.9 No part time Employees have been unlawfully excluded from the GEC Plan since 1st January, 1985.

20.10 Material details of any superannuation or retirement benefits or life assurance funds, schemes or arrangements provided by or on behalf of each Avery Berkel Group Company under which any of the Employees (other than those in the United Kingdom and the United States) is entitled to life assurance, pension or other retirement benefits are included in the Disclosure Documents.

20.11 (A)  All contributions to, and payments from, each plan in the US Scheme that may have been required to be made in accordance with the plans, any collective bargaining agreements, and, when applicable, Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Internal Revenue Code of 1986, as amended ("US Code"), have been timely made.

      (B) There has been no application for or waiver of the minimum funding standards imposed by Section 412 of the US Code with respect to the Berkel Pension Plan.

      (C) The Berkel Pension Plan does not have an "accumulated funding deficiency" within the meaning of Section 412(a) of the US Code as of the most recent plan year.

20.12 Each plan in the US Scheme has been the subject of determination letters from the Internal Revenue Service to the effect that such plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the US Code, and no such determination letter has been revoked nor, so far as GEC is aware, has revocation been threatened. Each trust which forms a part of a plan under the US Scheme has at all relevant times
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                                      85


      (i) qualified as a "domestic trust" within the meaning of Section 7701(a)(31) of the US Code and (ii) been maintained in all material respects in compliance with Section 404(b) of ERISA.

20.13 With respect to any plan in the US Scheme subject to Title IV of ERISA, no Avery Berkel Group Company has incurred any liability to the Pension Benefit Guaranty Corporation, other than for the payment of premiums, all of which have been paid when due.

20.14 With respect to any plan maintained by Berkel Incorporated that is an employee welfare benefit plan under ERISA Section 3(2):

      (A) each such plan that is a group health plan, as such term is defined in
          Section 5000(b)(1) of the US Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the US Code; and

      (B) each such plan may be amended or terminated without material effect to the Avery Berkel Group as a whole.

20.15 The Canadian pension scheme for Avery Berkel has been wound up.

21.   EMPLOYEES

21.1 Details of the job title, date of commencement of employment and salary of every Senior Employee of the Avery Berkel Group as at 28th February, 2000 are set out in the Data Room. No Senior Employee has ceased to be an Employee and no Employee who would be a Senior Employee has been taken on by any Avery Berkel Group Company since 28th February, 2000.

21.2 The contract of employment of each Employee may be terminated by the employer without damages or compensation (other than that payable by statute) by giving at any time 3 months notice or less.

21.3 No Senior Employee or director has since 28th February, 2000 given notice or received notice terminating his contract of employment and since that date no employer has made or proposed any material changes to the salary or benefits of any Senior Employee.

21.4 Copies of all collective and recognition agreements (currently in force) with any trade union or other representative body in relation to the Employees or their standard conditions of service are attached to the disclosure letter. So far as GEC is aware, none of the Avery Berkel Group Companies have ever contributed to or has any liability or contingent liability with respect of any multi-employer plan within the meaning of section 3(37) of ERISA.

21.5 There is now no known material dispute with any trade union or other such representative body or so far as GEC is aware, pending or threatened in relation to any Avery Berkel Group Company.

21.6 So far as GEC is aware no past or present Senior Employee has commenced any litigation or arbitration or mediation, administration or criminal proceedings in connection with or arising from his employment which is still outstanding and likely to result in a finding adverse to such a company in excess of (Pounds)50,000.

21.7 There is no obligation or amount due to or in respect of any Employee in connection with or arising from his employment which is in arrears or unsatisfied other than his normal salary and benefits of part of the month and bonuses for bonus periods in each case current at the date of this agreement.

21.8 Neither GEC in relation to the Avery Berkel Group or any Avery Berkel company has had during the 3 years ended on the date of this agreement any material strike, work stoppages, slow-down or work to rule by its Employees

21.9 Within the year immediately preceding the date of this agreement in the UK GEC in relation to the Avery Berkel group has not nor has any Avery Berkel group company given notice of any redundancies to the Secretary of State or started consultations with any Independent Trade Union under the provisions of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or any Transfer of Undertakings (Protection of Employment) Regulation 1981 or failed in any material respect to comply with any such obligation under the said Part IV.

21.10 So far as GEC is aware Completion will not entitle any Senior Employee who is key to the business of any of the Avery Berkel Group Companies to terminate his employment and/or trigger any entitlement to a severance payment and/or liquidated damages or any other entitlements arising solely by virtue of changes of control.

21.11 So far as GEC is aware the benefit schemes operated for all or any of the Employees or former employees of the Avery Berkel Companies (the "Schemes") have at all times been operated in all material respect in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favourable tax treatment for the Avery Berkel Companies and/or the participants in the Schemes have been obtained and not withdrawn and so far as GEC is aware no act or omission has occurred which has prejudiced any such tax clearance and/or approval.

21.12 So far as GEC is aware, there are no enquires or investigations existing, pending or threatened affecting the Avery Berkel Companies in the UK in relation to any directors, officers or employees of such companies by the Equal Opportunities Commission, the Commission for Racial Equality or the Health & Safety Executive.

21.13 So far as GEC is aware the Avery Berkel Companies has not entered into any agreement which has not been completed to acquire any undertaking or part of one such that the EU Acquired Rights Directive (No. 77/187) may apply thereto.

21.14 So far as GEC is aware the Avery Berkel Group Companies have complied with all relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations relevant to any Avery Berkel Group Company's directors, officers and employees so far as material in the context of the relevant Avery Berkel Group Company as a whole.

21.15 No Avery Berkel Group Company has given written notification to any Employee and no commitment has been made to terminate the employment of any Employee by reason of redundancy.

22.   THE ENVIRONMENT

22.1 So far as GEC is aware, and after having made reasonable inquiry of each Avery Berkel Group Company, the relevant owner of each of the Avery Berkel Properties and the Certificated Properties, the business of each Avery Berkel Group Company is being conducted in compliance, insofar as material to the business of the Avery Berkel Group as a whole, with Environmental Laws.

22.2 So far as GEC is aware, and after having made reasonable inquiry of each Avery Berkel Group Company, each Avery Berkel Group Company has obtained and is complying in all material respects with the terms and conditions of all Permits necessary for the operation as at the date of this Agreement of the business of such Avery Berkel Group Company. Each current Permit remains in full force and effect. No Avery Berkel Group Company has received formal written notice from the regulatory authorities which is reasonably likely to lead to the revocation or suspension of any current Permit. For the avoidance of doubt, the Purchaser shall not be entitled to claim under this Warranty to the extent that the claimed losses result from, are increased by or would not have arisen but for provisions of any Permit which are not expressly required under Environmental Laws to be complied with on or before the date of this Agreement, or the expiry, amendment, review, replacement or renewal of any Permit after the date of this Agreement.

22.3 No upgrades or changes to processes or equipment (whether at the date of this Agreement or within 1 year thereof) which will require material expenditure are specifically required under the terms of Permits or pursuant to formal notice from regulatory authorities responsible for regulation of Permits. For the avoidance of doubt, the Purchaser shall not be entitled to claim under this warranty to the extent that the relevant losses result from, or are increased by or would not have arisen but for upgrades or changes to processes or equipment which exceed the minimum that would be expressly required under Environmental Laws if the upgrade or change to process or equipment had been required at Completion as the business was then being carried out by Avery Berkel.

22.4 At no time within the last three years has any Avery Berkel Group Company received any written notice, claim or other written or recorded communication alleging any actual or potential breach of or liability under Environmental Laws which is outstanding as at the date of this Agreement and so far as GEC is aware and after having made reasonable inquiry of each Avery Berkel Group Company, (except in relation to the Relevant Properties or Former Properties (as defined in Environmental
      Deed)) there are no circumstances which may lead to the same which would have a material and adverse effect on the business of the Avery Group as a whole.

22.5 So far as GEC is aware, and after having made reasonable inquiry of each Avery Berkel Group Company, no PCBs, asbestos, underground storage tanks, pipework or landfills are located on any of the Avery Berkel Properties or Certificated Properties in circumstances that violate in any material respect Environmental Laws.

22.6 Copies of the final form of all material environmental reports, surveys, assessments and investigations in respect of the Avery Berkel Properties or the Certificated Properties in the possession of GEC have been disclosed to the Purchaser.
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                                      89


22.7 In relation to Environmental Laws, no Avery Berkel Group Company is engaged in any litigation, arbitration or criminal proceedings, whether as plaintiff, defendant or otherwise, and no litigation, arbitration or criminal proceedings by or against any Avery Berkel Group Company is, so far as GEC is aware and after having made reasonable inquiry of each Avery Berkel Group Company, pending or threatened, the determination of which (in each case) would have a material and adverse effect on the business of the Avery Berkel Group as a whole.

22.8 So far as GEC is aware and after having made reasonable inquiry of each Avery Berkel Group Company, no Avery Berkel Group Company has received written notification that any non-routine investigation or inquiry is being conducted by any regulatory body in respect of a breach of Environmental Laws which would have a material and adverse effect on the business of the Avery Berkel Group as a whole.

22.9 GEC has not received, nor is it aware after having made reasonable inquiry of each Avery Berkel Group Company, that any Avery Berkel Group Company has received notice in writing in the last three years of any liability actual or potential under Environmental Laws which is outstanding at the date of this Agreement (whether actual or contingent) in relation to any leasehold property or former property which such Avery Berkel Group Company has assigned, disposed of or ceased to use or occupy which would have a material and adverse effect on the business of the Avery Berkel Group as a whole.

23.   TAX

23.1  No Avery Berkel Group Company has any outstanding liability for:

      (A) Taxation in any part of the world assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period ending on or before the Accounts Date; or

      (B) purchase, value added, sales or other similar tax in any part of the world referable to transactions effected on or before the Accounts Date; that is not provided for in the Accounts.

23.2 The amount of the provision for deferred Taxation in respect of each Avery Berkel Group Company contained in the Accounts was, at the Accounts Date, in accordance with accountancy practices generally accepted in the United Kingdom or the relevant jurisdiction of incorporation and commonly adopted by companies carrying on businesses similar to those carried on by that Avery Berkel Group Company.

23.3 If all facts and circumstances which are now known to the Avery Berkel Group or to GEC had been known at the time the Accounts were drawn up, the provision for deferred Taxation that would be contained in the Accounts would be no greater than the provision which is so contained.

24.   TAX EVENTS SINCE THE ACCOUNTS DATE

      So far as GEC is aware, since the Accounts Date:

      (A) no Avery Berkel Group Company has paid any dividend or made any distribution of assets or repayment of capital by reference to which it will or may be liable to Tax;

      (B)  no accounting period of any Avery Berkel Group Company has ended;

      (C) there has been no disposal of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was materially less than the consideration which could be deemed to have been received for tax purposes;

      (D) no event has occurred which will give rise to a tax liability on any Avery Berkel Group Company calculated by reference to deemed (as opposed to actual) income, profits or gains or which will result in such Avery Berkel Group Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

      (E) no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

      (F) no Avery Berkel Group Company has incurred expenditure of a revenue nature or entered into a commitment to incur expenditure of a revenue nature which will not be deductible in computing trading profits for the purposes of corporation tax, or be deductible as a management expense of an investment company, other than expenditure at a rate proportionately no greater than the corresponding rate for the accounting period ending on the Accounts Date; and

      (G) no Avery Berkel Group Company has paid or become liable to pay any interest or penalty in connection with any tax, has otherwise paid any tax after its due date for payment or owes any tax the due date for payment of which has passed or will arise in the 30 days after the date of this Agreement.

25.   TAX RETURNS, DISPUTES, RECORDS AND CLAIMS, ETC.

25.1 All proper returns required to be made and all material information required to be supplied by or on behalf of any Avery Berkel Group Company to any revenue or income tax authority within the last six years have been duly made or, as the case may be, has been duly supplied.

25.2 So far as GEC is aware, there is no dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any revenue authority regarding liability or potential liability to any tax or duty (including in each case penalties or interest) recoverable from any Avery Berkel Group Company or regarding the availability of any relief from tax or duty to such Avery Berkel Group Company and there are no circumstances which make it likely that any such dispute or disagreement will commence.

25.3 So far as GEC is aware, each Avery Berkel Group Company has sufficient records relating to past events, including any elections made, to calculate the tax liability or relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by that Avery Berkel Group Company or acquired by that Avery Berkel Group Company since that date but before Completion.

25.4 Each Avery Berkel Group Company has duly submitted all claims, disclaimers, elections, surrenders and applications which have been assumed to have been made for the purposes of the Accounts and details of all such claims, disclaimers, elections, surrenders and applications are in the possession of the relevant Avery Berkel Group Company or GEC.
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                                      92


25.5 The amount of tax chargeable on any Avery Berkel Group Company during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue or income tax authority.

25.6 No Avery Berkel Group Company has received any written notice from any revenue or income tax authority which required or will or may require it to withhold tax from any payment made since the Accounts Date or which will or may be made after the date of this Agreement.

26.   INSTALMENT PAYMENTS, ETC.

26.1 The Disclosure Letter identifies whether or not, so far as GEC is aware, any Avery Berkel Group Company is a "large company" within the meaning of regulation 3 of The Corporation Tax (Instalment Payments) Regulations 1998 (the "Instalment Payments Regulations").

26.2 The Disclosure letter contains details of all instalment payments made by or on behalf of any Avery Berkel Group Company under the Instalment Payments Regulations since the Accounts Date and of all repayments claimed by or on behalf of any Avery Berkel Group Company under the Instalment Payments Regulations since the Accounts Date and, so far as GEC is aware, the computation of each such payment or claim for repayment took proper account of all relevant estimates and other information available to any Avery Berkel Group Company at the time when any such payment was made or (as the case may be) at the time when any such claim for repayment was submitted to the Inland Revenue.

26.3 So far as GEC is aware, each Avery Berkel Group Company has sufficient books, documents, records and other information to enable it to comply with any notice served on it under regulations 10 or 11 of the Instalment Payments Regulations, insofar as that notice concerns any part of the period ending on the date of this Agreement.

26.4 No action has been taken by any Avery Berkel Group Company before the date of this Agreement such that the provisions of regulation 14 of the Instalment Payments Regulations could have effect in respect of any Avery Berkel Group Company.
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                                      93


27.   STAMP DUTY

      All documents which are in the possession of any member of the GEC Group and in the enforcement of which any Avery Berkel Group Company is or may be interested have been duly stamped and since the Accounts Date no Avery Berkel Group Company has been a party to any transaction whereby any Avery Berkel Group Company was or is or will become liable to stamp duty reserve tax.

28.   VALUE ADDED TAX

28.1 Each Avery Berkel Group Company has complied with any obligation to register for the purposes of any purchase, value added, sales or other similar tax in any part of the world and has complied in all material respects with its other obligations under any legislation relating to such tax.

28.2 The Disclosure Letter contains particulars of any inability of any Avery Berkel Group Company resident in a member state of the European Union to recover or obtain credit for amounts in respect of value added tax it has incurred since the Accounts Date.

28.3 No Avery Berkel Group Company is a member of a group of companies for the purposes of VATA and all regulations and orders made thereunder (or the equivalent legislation where it carries on business) other than a group of companies of which another Avery Berkel Group Company is the representative member.

29.   DUTIES, ETC.

      All value added tax, import duty, excise duties and other similar taxes, duties or charges payable to any tax authority upon the importation of goods or in respect of any assets (including trading stock) imported, owned or used by an Avery Berkel Group Company have been paid in full.

30.   TAX ON DISPOSAL OF ASSETS

      On a disposal of all its assets by an Avery Berkel Group Company for:

      (A) in the case of each asset owned by an Avery Berkel Group Company at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Accounts; or
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                                      94


      (B) in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition then either:

          (a) in respect of any asset falling within (A) above, the liability to tax (if any) which would be incurred by an Avery Berkel Group Company in respect of that asset would not exceed the amount taken into account in respect of that asset in computing the maximum liability to deferred Taxation as stated in the Accounts; or

          (b) in respect of any asset within (B) above, no tax liability would, so far as GEC is aware, be incurred by an Avery Berkel Group Company in respect of that asset.

31.   NON-DEDUCTIBLE REVENUE OUTGOINGS

      So far as GEC is aware, no Avery Berkel Group Company is under any obligation to make any future payment of a revenue nature which will be prevented (whether on the grounds of being a distribution or for any other reason) from being deductible for corporation tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income or (in the case of Avery Berkel Group Companies subject to UK corporation tax) as a non-trading debit under Chapter II Part IV Finance Act 1996, by reason of any Tax legislation.

32.   DEDUCTIONS AND WITHHOLDINGS

      During the last six years, each Avery Berkel Group Company has made all deductions in respect or on account of any tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted.

33.   INTRA-GROUP TRANSACTIONS

      No Avery Berkel Group Company has, at any time within the last six years, acquired any asset from any other company which was, at the time of the acquisition, a member of the same group of companies as that member for the purposes of any tax.
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                                      95


33A   Close Companies

      No Avery Berkel Group Company is or has within the last six years been a company as defined by section 414 ICTA.

34.   RESIDENCE

      So far as GEC is aware, the country which is given in Schedule 7 as the tax residence of each Avery Berkel Group Company is the only country whose tax authorities seek to charge tax on the world-wide profits or gains of that Avery Berkel Group Company and that Avery Berkel Group Company has never paid tax on income, profits or gains to any tax authority in any other country except that mentioned in Schedule 7 in respect of it.

35.   ASSOCIATE COMPANIES

35.1 A copy of each contract to which a member of the GEC Group is party and to which an Associate Company is also party and which is material in the context of the business of the relevant Associate Company is attached to the Disclosure Letter.

35.2 No member of the GEC Group is party to any agreement, and no member of the GEC Group has made any commitment which is outstanding, which calls for the transfer of, or accords to any person the right to call now or in the future for the transfer of, any of the shares or debentures in or securities of any Associate Company which are shown by Schedule 7 as being held by a member of the Avery Berkel Group and all such shares so shown on
      Schedule 7 are fully paid up.

35.3 So far as GEC is aware, no member of the Avery Berkel Group is under any legally binding obligation to make any capital payment to any Associate Company (ignoring obligations, commitments and payments made or to be made in the ordinary course of business of the relevant member of the Avery Berkel Group) which payment is material in the context of the business of the Avery Berkel Group as a whole.

35.4 Part C of Schedule 7 accurately describes the number of shares held by an Avery Berkel Group Company in each Associate Company and the identity of the relevant Avery Berkel Group Company holding such shares.

35.5 So far as GEC is aware, the documents attached to the Disclosure Letter as items EX/GA/IND/11/1 and EX/MB/MEX/11/4 are materially accurate replies as at the date made to the questions listed in the document attached to the Disclosure Letter as items EX/GA/IND/11/18 and EX/MB/MEX/11/5 in relation to Avery India Limited and Constructora de Basculas S.A. de C.V.

35A   Transfer Pricing

      For the six years preceding the Completion Date, appropriate documentation evidencing any dealings between a Group Company and any other company or person (including another group company) associated or connected with it other than on arm's length terms has been duly prepared and no notice or enquiry by any Taxation Authority has been made in connection with any such dealings.

35B   US Tax Issues

      Berkel Inc is not subject to any loan agreement which is or is likely to be recharacterised by the Internal Revenue Services as equity and which will continue in force after Completion and no interest paid or payable by Berkel Inc in respect of any related party debt has been or is likely to be disallowed under section 163(j) of the Internal Revenue Code.

36.   COMPETITION LAW

36.1 No Avery Berkel Group Company is or has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner which:

      (i) could give rise to an investigation by the Office of Fair Trading or the Competition Commission under the Fair Trading Act 1973;

      (ii) has been or is required to be furnished to the Director General of Fair Trading pursuant to the Restrictive Trade Practices Act 1976 and 1977;

      (iii) contravenes the provisions of the Resale Prices Act 1976;

      (iv) constitutes a breach of any relevant undertaking, order, assurance or other measure made under the Fair Trading Act 1973, the Restrictive Trade Practices Acts 1976 and 1977, or the Resale Prices Act 1976;

      (v) infringes Articles 81 and/or 82 of the Treaty of Rome or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction;

      (vi) is registrable, unenforceable or void (whether in whole or in part) or renders it liable to civil, criminal or administrative proceedings by virtue of any anti-trust, anti-monopoly, anti-cartel, consumer law or any other similar legislation in any jurisdiction; or

      (vii) breaches of the Chapter I or Chapter II prohibitions contained in the Competition Act 1998.

36.2 The Avery Berkel Group Companies have not given an undertaking or written assurance (whether legally binding or not) to any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

36.3 The Avery Berkel Group Companies are not subject to an order, regulation or decision made by any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

36.4 The Avery Berkel Group Companies are not and have not been a party to or concerned in any agreement, arrangement or concerted practice in respect of which an application for negative clearance and/or an exemption has been made to the Commission of the European Communities or the EFTA Surveillance Authority.

                                   SCHEDULE 4

                         LIMITATIONS ON GEC'S LIABILITY

1.   AGREEMENTS TO WHICH THIS SCHEDULE IS APPLICABLE

     The parties intend that the provisions in this Schedule apply to the Warranties and, where so stated, to the other provisions of this Agreement and the Share Purchase Documents.

2.   WARRANTIES

2.1 Notwithstanding anything in this Agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of GEC in respect of any claim by the Purchaser for any breach of the Warranties and, where so stated, the other Share Purchase Documents.

2.2  The only Warranties given:

     (A) in respect of the Aggregated Accounts, the Accounts and the Management Accounts are those contained in paragraph 2 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to the Aggregated Accounts, the Accounts and the Management Accounts;

     (B) in respect of any Certificated Property or Avery Berkel Property are those (i) contained in paragraph 17 of Schedule 3; (ii) in relation to matters at the Certificated Properties or Avery Berkel Properties which could give rise to liability under the Warranties in paragraph 22 of the Environmental Warranties at paragraph 22 of Schedule 3 and
          (iii) in relation to health and safety matters at the Certificated Properties and the Avery Berkel Properties the Warranties at 14.3,
          15.1 and 15.2 of Schedule 3, and each of the other Warranties shall be deemed not to be given in relation to any Avery Berkel Property or Certificated Property;

     (C) and each of the other Warranties shall be deemed not to be given in relation to any Avery Berkel Property or Certificated Property;

     (D) in respect of Intellectual Property and information technology are those contained in paragraph 18 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to Intellectual Property;

     (E)  in respect of pensions matters are those contained in paragraph 20 of
          Schedule 3 and each of the other Warranties shall be deemed not be given in relation to pensions matters;

     (F) in respect of employment matters are those contained in paragraph 21 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to employment matters;

     (G) in respect of matters which could give rise to liability under the Warranties at paragraph 22 of Schedule 3 are those contained in paragraph 22 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to any matter which could give rise to liability under the Warranties at paragraph 22 of Schedule 3;

     (H) in respect of Tax are those contained in paragraphs 23 to 34 and 35A and 35B of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to Tax; and

     (I) in respect of the Associate Companies are those contained in paragraph 35 (excluding for the avoidance of doubt paragraphs 35A and 35B) of
          Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to the Associate Companies.

3.   LIMITATIONS ON LIABILITY UNDER WARRANTIES AND UNDERTAKINGS

3.1  LIMITATIONS ON AMOUNT

     (A) GEC shall have no liability in respect of any claim or claims under any of the Warranties or the Share Purchase Documents (except as otherwise stated in the Share Purchase Documents), except as follows:

          (i) in respect of any individual claim, unless the amount for which GEC is finally liable exceeds (Pounds)50,000, in which event GEC shall be liable for the full amount of such claim and not only to the extent that such claim exceeds (Pounds)50,000 (except in relation to the Tax Covenant, for which purpose the amount of (Pounds)10,000 shall be substituted for each amount of (Pounds)50,000 stated in this paragraph 3.1(A)(i)); and

          (ii) in respect of all such claims, unless and until the aggregate amount of all such claims for which GEC is finally liable exceeds (Pounds)1,537,500 (being the aggregate of such claims made under both the Warranties and the Share Purchase Documents (excluding the Environmental Deed and the Tax Covenant)) in which event GEC shall be liable for the full amount of all such claims and not only to the extent that the aggregate such amount exceeds (Pounds)1,537,500;

          and GEC shall be finally liable only if the amount of each such claim and the aggregate of all such claims which are admitted or proved in a court of competent jurisdiction or agreed between GEC and the Purchaser exceed the relevant figure specified in sub-paragraph (i) or
          (ii) (as the case may be) above Provided that paragraphs (i) and (ii) above shall not apply in relation to the indemnity and covenants to pay by GEC in this Agreement including sub-clauses 8.16, 8.18, 8.19 and 8.31.

     (B) The aggregate liability of GEC under this Agreement (whether for breach of the Warranties or otherwise) and the other Share Purchase Documents shall not in any event exceed 100 per cent. of the Purchase Price.

     (C) For the purpose of sub-paragraph 3.1(A)(i), claims arising out of the same causal event, matter or practice shall be aggregated and treated as a single claim.

3.2  TIME LIMITS FOR BRINGING CLAIM

     No claim shall be brought against GEC in respect of any breach of the Warranties (other than a claim under the Environmental Warranties in relation to a Protected Matter (as defined in the Environmental Deed) which claim shall be governed by the Environmental Deed) unless the Purchaser shall have given to GEC written notice of such claim specifying (in the case of each claim, to the extent reasonably practicable in the circumstances) the matter which gives rise to the breach or claim, the nature of the breach or claim and, other than in respect of a breach which is (and only for so long as it is) not capable of being quantified for the purposes of paragraph 3.9, the amount claimed in respect thereof (detailing to the extent reasonably practicable the calculation of the loss thereby alleged to have been suffered by the Purchaser) on or before the date falling:

     (A) on or before the seventh anniversary of Completion in respect of a claim under the Warranties contained in paragraphs 23 to 35B of
          Schedule 3;

     (B) on or before the fifth anniversary of Completion in respect of a claim under the Warranties contained in paragraph 22 of Schedule 3; and

     (C) on or before the date falling 18 months after Completion in respect of any other matters.

     PROVIDED that the liability of GEC referred to in this sub-paragraph 3.2 shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim shall not have been commenced within six months of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served in accordance with the provisions of this Agreement upon GEC.

3.3  CONDUCT OF LITIGATION

     Upon the Purchaser or a member of the Purchaser's Group becoming aware of any claim, action or demand against it or any matter likely to give rise to any of these in respect of the Warranties, other than in relation to Tax (or a claim under the Environmental Warranties in relation to a Protected Matter (which claim shall be governed by the Environmental Deed), (a "CLAIM"), the Purchaser shall and shall procure that the relevant member of the Purchaser's Group shall:

     (A) promptly, and in any event within 20 Business Days of becoming so aware, notify GEC by written notice as soon as it appears to the Purchaser or relevant member of the Purchaser's Group that any such Claim of a third party received by or coming to the notice of the Purchaser or any member of the Purchaser's Group may result in a claim under the Warranties provided that any failure so to notify shall not in itself preclude the relevant claim under the Warranties from being made;

     (B) subject to GEC indemnifying the Purchaser and the relevant member of the Purchaser's Group to their reasonable satisfaction against any liability, costs, damages or expenses which may be reasonably and properly incurred thereby, take such action and give such information and access to relevant personnel, premises, chattels, documents and records to GEC and its professional advisers as GEC may reasonably request (having regard to the balance of interest between the Purchaser's interest in the trading relationships of the Avery Berkel Group and the amount and likelihood of the actual or potential liability of GEC under the Warranties) and the Purchaser and the relevant member of the Purchaser's Group shall take (or procure the taking of) such action and give (or procure the giving of) such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any Claim in respect thereof or adjudication with respect thereto as GEC may reasonably require except that the Purchaser shall not be required to institute any proceedings against any member of the Avery Berkel Group;

     (C) without prejudice to the Purchaser's rights (if any) to make a claim against GEC under the Warranties, at the request of GEC and subject to GEC indemnifying the Purchaser and the relevant member of the Purchaser's Group to their reasonable satisfaction against any liability, costs, damages or expenses which may be reasonably and properly incurred thereby, allow GEC to take the sole conduct of such actions as GEC may reasonably (having regard to the balance of interest between the Purchaser's interest in the trading relationships of the Avery Berkel Group and the amount and likelihood of the actual or potential liability of GEC under the Warranties) deem appropriate in connection with any such Claim in the name of the Purchaser or the relevant member of the Purchaser's Group and in that connection the Purchaser shall give or cause to be given to GEC all such assistance as GEC may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such Claim. GEC shall:

          (i) in response to reasonable requests from the Purchaser from time to time, keep the Purchaser reasonably informed of the progress of, and relevant matters relating to, the Claim;

          (ii) provide the Purchaser with copies of such documentation relating to the Claim as it may reasonably request subject to relevant duties of confidentiality or other restrictions; and

          (iii) give the Purchaser such opportunities as it may reasonably request to make representations regarding the conduct of the Claim;

     (D) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such Claim without the prior written consent of GEC (not to be unreasonably withheld or delayed). If GEC agrees with the third party to settle or compromise a Claim, and the Purchaser refuses to agree to such settlement or compromise then, if the amount for which GEC subsequently becomes liable exceeds the figure at which it would have so settled or compromised the relevant Claim, GEC shall not be liable for the excess amount or any costs or liabilities incurred since the proposed date of settlement or compromise.

     Nothing in this Agreement shall relieve the Purchaser of any common law duty to mitigate its losses hereunder and the Purchaser shall procure that each member of the Purchaser's Group shall also comply with such common law duty.

3.4  NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED FOR

     (A)  General

          (i) The Purchaser and those deriving title from the Purchaser on or after Completion shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once between them in respect of any individual loss arising from a breach of the Warranties or resulting from a Protected Matter to which the Environmental Deed applies;

          (ii) No liability shall attach to GEC by reason of any breach of the Warranties if and to the extent that the same loss occasioned to the Purchaser or the relevant Avery Berkel Group Company or a member of the Purchaser's Group by reason of such breach has been recovered by the Purchaser, the relevant Avery Berkel Group Company or relevant member of the Purchaser's Group pursuant to any other provision of any of the Share Purchase Documents and vice versa;

          (iii) No liability shall attach to GEC by reason of any breach of the Warranties or under any other provision of the Share Purchase Documents to the extent that the subject of the claim has been or is made good or is otherwise compensated for without loss or liability to the Purchaser provided that this paragraph (iii) shall not be construed so as to impose a specific obligation on the Purchaser (but without prejudice to paragraphs 3.3 and 3.4(B) and (C)).

     (B)  Insurances

          If, in respect of any matter which would give rise to a breach of the Warranties or under the Environmental Deed, the Purchaser or a member of the Purchaser's Group is entitled to claim under any policy of insurance, then the Purchaser will notify GEC in writing of the matter giving rise to the claim, in accordance with paragraph 3.2, but will not pursue the claim against GEC unless and until the Purchaser or the relevant member of the Purchaser's Group shall have made a claim against its insurers and undertaken all reasonable steps to enforce such claim. The amount recovered from any such insurance claim (or which would have been recovered from any claim which could have been made had such policies or their equivalents been maintained as aforesaid) shall then be applied to reduce or extinguish any such claims for breach of the Warranties or under the Environmental Deed. So long as such claim shall have been notified in accordance with paragraph 3.2 or clause 4 of the Environmental Deed (as applicable), then the proviso to paragraph 3.2 or clause 4 of the Environmental Deed (as applicable) shall be amended in relation to such claim so as to require that legal proceedings be commenced (as described therein) within 12 months from the date on which such claim was so notified in order for the liability of GEC in respect of such claim not to determine.

     (C)  Recovery from Third Parties

          (i) Where the Purchaser or a member of the Purchaser's Group is at any time entitled to recover from some other person (excluding members of the Avery Berkel Group) any sum in respect of any matter giving rise to a claim under the Warranties or under the Environmental Deed, the Purchaser shall, and shall procure that such member of the Purchaser's Group shall, undertake all reasonable (having regard to the balance of interest between the Purchaser's interest in the trading relationships of the Avery Berkel Group and the amount and likelihood of the actual or potential liability of GEC under the Warranties) steps (including, without limitation, undertaking proceedings) to enforce such recovery prior to taking action against GEC (other than to notify GEC of the claim against GEC) and, in the event that the

                Purchaser or such member of the Purchaser's Group recovers any amount from such other person, the amount of the claim against GEC shall be reduced to the extent of the amount recovered, less all reasonable costs, charges and expenses incurred by the Purchaser or such member of the Purchaser's Group recovering that sum from such other person. So long as such claim shall have been notified in accordance with paragraph 3.2 or clause 4 of the Environmental Deed (as applicable), then the proviso to paragraph 3.2 or clause 4 of the Environmental Deed (as applicable) shall be amended in relation to such claim so as to require that legal proceedings be commenced (as described therein) within six months from the date on which such claim was so notified in order for the liability of GEC in respect of such claim not to determine;

          (ii) if GEC pays at any time to the Purchaser or the relevant member of the Purchaser's Group an amount pursuant to a claim in respect of the Warranties or under the Environmental Deed and the Purchaser or relevant member of the Purchaser's Group subsequently becomes entitled (or was already entitled) to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall, and shall procure that the relevant member of the Purchaser's Group shall, take all reasonable steps (including, without limitation, undertaking proceedings) to enforce such recovery, and shall forthwith repay to GEC so much of the amount paid by GEC to the Purchaser or the relevant member of the Purchaser's Group as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses incurred by the Purchaser or relevant member of the Purchaser's Group recovering that sum from such other person; and

          (iii) If any amount is repaid to GEC by the Purchaser or the relevant member of the Purchaser's Group pursuant to sub-paragraph
                (C)(ii) above, an amount equal to the amount so repaid shall be deemed never to have been paid by GEC to the Purchaser for the purposes of paragraph 3.1.

3.5  ACTS OF THE PURCHASER

     (A) No claim shall lie against GEC under the Warranties to the extent that such claim is attributable to:

          (i) any voluntary act, omission, transaction or arrangement outside the ordinary course of business carried out at the written request of or with the written consent of the Purchaser before Completion; or

          (ii) any voluntary act, omission, transaction or arrangement carried out by the Purchaser or on its behalf or by persons deriving title from the Purchaser on or after Completion.

     (B) GEC shall not be liable for any breach of the Warranties or under the Share Purchase Documents (but without limiting the terms of the indemnity in sub-clause 8.18(A)(i) and (iii)) which would not have arisen but for any reorganisation or change in ownership of the Avery Berkel Group after Completion or any changes in the accounting basis on which any member of the Avery Berkel Group values its assets or any other change in accounting policy or practice of any member of the Avery Berkel Group after Completion.

3.6  ALLOWANCE, PROVISION OR RESERVE IN THE COMPLETION ACCOUNTS

     No matter shall be the subject of a claim for breach of any of the Warranties or under any other provisions of the Share Purchase Documents to the extent that allowance, provision or reserve in respect of such specific matter shall have been made in the Completion Accounts or has been included in calculating creditors or deducted in calculating debtors in the Completion Accounts or shall have been otherwise taken account of or reflected in the Completion Accounts.

3.7  RETROSPECTIVE LEGISLATION

     Save as provided in respect of the Contaminated Land Power under paragraph 22 of Schedule 3, no liability shall arise in respect of any breach of any of the Warranties if and to the extent that liability for such breach occurs or is increased wholly or partly as a result of any legislation not in force at the date hereof or which takes effect retrospectively.

3.8  THE PURCHASER'S KNOWLEDGE

     GEC shall not be liable under the Warranties to the extent that any of Randy Peeler, Tom Ellis, John McCann, Larry Gunning, Vijay Tharani or Jeff Zimmerman had actual knowledge at the date hereof of the matters forming the basis of the claim.

3.9  NO LIABILITY FOR CONTINGENT OR NON-QUANTIFIABLE CLAIMS

     If any breach of the Warranties or claim under the Environmental Deed arises by reason of some liability of the Purchaser or of an Avery Berkel Group Company which, at the time such breach or claim is notified to GEC, is contingent only or otherwise not capable of being quantified, then GEC shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent or becomes capable of being quantified, as the case may be. So long as such claim shall have been notified to GEC in accordance with paragraph 3.2 or clause 4 of the Environmental Deed (as applicable) above, then the proviso to paragraph 3.2 or clause 4 of the Environmental Deed (as applicable) shall be amended in relation to such claim so as to require that legal proceedings be commenced (as described therein) within six months from the date on which the said liability ceases to be contingent or becomes capable of being quantified, as the case may be, in order for the liability of GEC in respect of such claim not to determine.

3.10 NO WARRANTIES GIVEN IN RESPECT OF FORECASTS, BUDGETS OR PROJECTIONS, THE INFORMATION MEMORANDUM OR DISCLOSURE DOCUMENTS.

     The Purchaser acknowledges that no Warranties are given by GEC in respect of forecasts, budgets or projections or, save as expressly set out in this Agreement, in respect of any statement made, information given or opinion expressed in the Information Memorandum or any Disclosure Document.

3.11 PAYMENT OF CLAIM TO BE REDUCTION IN PURCHASE PRICE

     Any payment made by or to GEC in respect of any claim under this Agreement or the Environmental Deed shall constitute an adjustment to the Purchase Price payable under clause 3 of this Agreement.

3.12 PARTIAL INTERESTS

     The aggregate liability of GEC under any provision of this Agreement or the other Share Purchase Documents or in consequence of a breach of any provision of this Agreement (including in respect of the Warranties) or the other Share Purchase Documents in relation to any loss suffered by, liability incurred by or diminution in value of any body corporate or person being a member of the Avery Berkel Group or in which any member of the Avery Berkel Group has an interest shall not exceed the percentage of such loss, liability or diminution in value which is equal to the existing percentage interest (as set out in Schedule 7) of the Avery Berkel Group in such body corporate or person.

                                   SCHEDULE 5

                              PENSION ARRANGEMENTS

                                     PART A

                                  UK PENSIONS

1.   Interpretation

     In Part A of this Schedule the following expressions shall, unless the context otherwise requires, have the following meanings:

     "ACTIVE MEMBERS" means those employees and directors of Avery Berkel Group Companies who are in GEC Plan Pensionable Service on the Completion Date.

     "ACTUARY'S LETTER" means the letter dated 6th March from the GEC Actuary to the Purchaser's Actuary, a copy of which is annexed to Part A of this Schedule as Appendix A.

     "APPROVAL" means approval as an exempt-approved scheme under Chapter I of
     Part XIV of ICTA or as an approved scheme under Chapter IV of Part XIV of ICTA.

     "GEC ACTUARY" means A J Wise of Watson Wyatt Partners, 21 Tothill Street, Westminster, London SW1H 9LL or Graham Mitchell of their Birmingham office, or (if neither is a partner in that firm or capable of acting) another partner in that firm (or any reconstruction of it) nominated jointly by GEC and the trustee for the time being of the GEC Plan.

     "GEC DEED" means a definitive trust deed and rules dated 4 March 1982 as amended constituting the GEC Plan.

     "GEC PLAN" means the GEC 1972 Plan, a pension scheme currently constituted under the GEC Deed and including SBS. Where the context so requires the GEC Plan includes its trustee or trustees.

     "GEC PLAN PENSIONABLE SERVICE" means pensionable service under the GEC
     Plan.

     "PARTICIPATION PERIOD" means the period starting on the day immediately following Completion and ending on the day immediately before the Pension Transfer Date.

     "PAYMENT DATE" means the date selected by the GEC Plan and agreed by the Purchaser's Scheme (such agreement not to be unreasonably withheld) not later than 14 days (a) after the GEC Actuary shall have certified and the Purchaser's Actuary agreed the Transfer Amount (unadjusted for the Timing Adjustment) or (b) if later after fulfilment of the Transfer Conditions.

     "PENSION TRANSFER DATE" means the date falling 6 months after the Completion Date or such earlier date as may be agreed in writing by GEC and the Purchaser by one months' notice or such date as the Purchaser may notify by giving two weeks prior notice if it receives a notification pursuant to paragraph 2.2.(B).

     "PURCHASER'S ACTUARY" means Stuart Benson of William M. Mercer Limited, Clarence House, Clarence Street, Manchester, M2 4DW or such other actuary as may be nominated by the Purchaser.

     "PURCHASER'S SCHEME" means the retirement benefits scheme or personal pension arrangements established or nominated by the Purchaser under paragraph 3.1. Where the context so requires the Purchaser's Scheme includes its trustee or trustees or, if it is a personal pension arrangement, its managers.

     "SBS" means the Selected Benefit Scheme, a part of the GEC Plan.

     "TIMING ADJUSTMENT" has the meaning given in the Actuary's Letter.

     "TRANSFER AMOUNT" means the value of past service reserve calculated in accordance with the Actuary's Letter attributable to Transferring Members as at the Pension Transfer Date certified by the GEC Actuary and agreed by the Purchaser's Actuary. For the purpose of calculating the Transfer
     Amount:

     (A) the amount of any liabilities or benefits arising by virtue of any change in legislation, recognised interpretation of the law by the European or national courts, or revenue practice after the Pension Transfer Date shall be ignored and excluded;

     (B) for the avoidance of doubt, any period of pensionable service under the GEC Plan which is not treated as continuous with the latest period of pensionable service (but is treated separately on a deferred pension basis) shall be treated on a deferred basis;

     (C) it is assumed that all liabilities are calculated in the light of the equal treatment rule in Section 62 of the

          Pensions Act 1995 and assuming that Article 141 of the Treaty of Rome has overriding effect; and

     (D) any improvements to the benefits under the GEC Plan which have been promised by an announcement shall be deemed to have been duly effected under the GEC Plan and to have come into force on the effective date specified in the announcement.

     "TRANSFER CONDITIONS" are:

     (A) that any material breach of their obligations under this Agreement by the Purchaser or the Purchaser's Scheme notified to them in writing by GEC or the GEC Plan has either been remedied or, if not remedied or only partially remedied, has been declared by GEC and the GEC Plan (without its necessarily waiving such breach) as inapplicable as a transfer condition;

     (B) that conditions in paragraphs 3.3(A) to 3.3(D) (where required) have been and remain fulfilled (including actual approval under 3.3(A) and 3.3(B), actual conformity with the preservation requirements, if required and the provision of an actual certificate complying with 3.3(D)); and

     (C) that the trustees of the GEC Plan (who shall use all reasonable endeavours) have obtained the approval of the pension schemes office of the Inland Revenue to the transfer, if required.

     "TRANSFERRING MEMBERS" means those Active Members who join the Purchaser's Scheme on the Pension Transfer Date and who elect that their accrued rights under the GEC Plan are transferred to the Purchaser's Scheme in substantially the same form as is attached as Appendix B.

     Otherwise the words and expressions used in this Schedule are as defined in
     Schedule 1 to this Agreement.

2.   THE GEC PLAN

2.1 Each Avery Berkel Group Company that participates in the GEC Plan on Completion shall continue to do so in respect of the Active Members only during the Participation Period subject to the approval of the Pension Schemes Office of the Inland Revenue. At the end of the Participation Period each Avery Berkel Group Company shall cease to participate in the GEC Plan.
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                                      112


2.2  GEC shall during the Participation Period:

     (A) not do any act or omit to do any act likely to result in the Approval of the GEC Plan being prejudiced or withdrawn;

     (B) not without giving the Purchaser one month's prior written notice (such notice not to expire before the date falling three months after the Completion Date) (except with the Purchaser's consent) amend the GEC Plan (except as required by law or any competent regulatory authority) or exercise any discretion under the GEC Plan so as to affect materially the interests under the GEC Plan of any Active Member or any person claiming under him or the Adjusted Transfer Amount;

     (C) not make such an amendment as referred to in paragraph 2.2(B), without giving the Purchaser such reasonable notice, so as to enable the Purchaser and GEC to co-ordinate the timing of announcements to their respective employees who are members of the GEC Plan.

2.3  The Purchaser shall during the Participation Period:

     (A) deduct (or procure the deduction) from the pay of Active Members the contributions payable by them to the GEC Plan (including contributions to SBS) and pay the same to the GEC Plan in accordance with the time limits imposed by the GEC Plan and GEC for all the GEC Plan's participating companies.

     (B) pay (or procure the payment) to the GEC Plan the employer's contributions in relation to Active Members at the same percentage rate of member's earnings as is paid by GEC to the GEC Plan (currently 6.6% of Pensionable Earnings or such revised rate as is paid by GEC to the GEC Plan having given the Purchaser at least one month's notice of the change) in accordance with the time limits imposed by the GEC Plan and GEC for all its participating companies.

     (C) procure that each Avery Berkel Group Company which participates in the GEC Plan during the Participation Period:

          (i) complies in all other material respects with the governing provisions of the GEC Plan as it relates to that Avery Berkel Group Company and its Employees who are Active Members and does not do or omit to do any act or thing whereby the Approval of the GEC Plan
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                                      113


                would be likely (in the GEC Plan's opinion) to be prejudiced;

          (ii) provides GEC with any information reasonably required in relation to each Avery Berkel Group Company's participation in the GEC Plan for the efficient administration of the GEC Plan promptly following a written request by GEC for such information;

          (iii) co-operates in all respects with the reasonable requests of GEC to compliance with the requirements of the Pensions Act 1995 and associated regulations;

          (iv) at the request of GEC nominates GEC or such other person as GEC may direct:

                (a) as the appropriate person under section 21(9) (as added by SI 1996 No 1216 as amended) of the Pensions Act 1995 (alternative proposal to member nominated directors);

                (b) as its representative for the purposes of section 58(4) of the Pensions Act 1995 (Schedule of Contributions) as modified by the Occupational Pension Schemes (Minimum Funding Requirement and Actuarial Valuation) Regulations 1996 SI 1996 No. 1536; and

                (c) as its agent for the purpose of consultation under section 35(5) as modified by SI 1996 No. 3127 of the Pensions Act 1995 (Investment Principles);

          (v) will not make any application under section 11(3) of the Pensions Act 1995 (application to wind up).

          (vi) will not increase the aggregate pensionable earnings of the Active Members during the Participation Period by more than 5% per annum except on such reasonable terms as GEC may require, including without limitation, the payment of any additional contributions;

          (vii) will not exercise any power or discretion or do any act or omit to do act which affects the benefits of any Active Member or the final Transfer Amount, except on such terms as GEC may reasonably require.
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                                      114


3.   THE PURCHASER'S SCHEME

3.1 The Purchaser shall at least two months before the Pension Transfer Date establish or nominate a retirement benefits scheme or other appropriate arrangement which has or is capable of having Approval and to which the GEC Plan can make a transfer of assets without prejudicing Approval of the GEC Plan.

3.2 Subject to paragraph 3.4 the Purchaser shall procure that the Purchaser's Scheme shall provide in respect of the pensionable service of those Active Members who are participating in the GEC Plan immediately prior to the Pension Transfer Date under the Purchaser's Scheme on or after the Pension Transfer Date benefits on a defined contribution basis (including pension, lump sum death in service and enhanced ill health benefits (including
     PHI)), in respect of which the relevant employers shall contribute a minimum of 7.1 per cent. of the said Active Members pensionable salaries per annum (to include the costs of administering the Purchaser's Scheme) in addition to the payment by the relevant employers of the full rate National Insurance Contributions to provide the SERPS pension on a contracted-in basis or its equivalent. Actual minimum rates per member may vary whether on an age related basis or otherwise in such manner as the Purchaser's Actuary and the GEC Actuary may agree (such agreement not to be unreasonably withheld).

3.3 The Purchaser shall use all its reasonable endeavours to procure that (with such assistance of GEC, where reasonably required) at least 14 days before the Pension Transfer Date:

     (A) the Purchaser's Scheme will be (or remain) approved by the pension schemes office of Inland Revenue as an exempt-approved or approved scheme for the purposes of Chapter I or Chapter IV of Part XIV of ICTA;

     (B) the Purchaser's Scheme will be approved by the pension schemes office of the Inland Revenue for the purpose of receiving the transfer hereunder from the GEC Plan;

     (C) the Purchaser's Scheme has been established (where appropriate) in conformity with the preservation requirements of the Pension Schemes Act 1993 and will recognise GEC Plan Pensionable Service of Active Members as linked qualifying service; and

     (D) the Purchaser's Actuary has delivered a certificate addressed to GEC and to the GEC Plan in such terms as GEC may require confirming that at the date the certificate is
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                                      115


          given the terms of the Purchaser's Scheme provide for benefits complying with paragraphs 3.2 and 4.1 of Part A of this Schedule.

3.4 Where after the date of the Agreement but before the Pension Transfer Date the future service benefits for the Active Members are altered by the substitution of alternative benefits or an alternative scheme for the GEC Plan so that the long term normal employer contribution rate is reduced below 7.1% then the reduced rate as calculated by the GEC Actuary and agreed by the Purchaser's Actuary shall be substituted for the 7.1% figure in clause 3.2 above .

4.   TRANSFER FROM THE GEC PLAN TO THE PURCHASER'S SCHEME

4.1 Subject to completion of the payments or transfers under 4.3 (and if applicable 4.4) below the benefits accrued to and in respect of Transferring Members under the GEC Plan in respect of the period up to and including the Pension Transfer Date will cease. The Purchaser shall procure that the part of the Transfer Amount which is agreed by the GEC Actuary and the Purchaser's Actuary as being applicable to each Transferring Member shall be immediately credited in full to provide benefits for and in respect of pensionable service prior to the Pension Transfer Date for the relevant Transferring Member under the Purchaser's Scheme. The GEC Actuary shall for this purpose calculate the Transfer Amount on an individual basis (using the agreed assumptions in the Actuary's Letter or using such other assumptions for the apportionment as the GEC Actuary and the Purchaser shall agree) and deliver those calculations to the Purchaser's Actuary for agreement together with the calculations referred to in paragraph 4.2 below.

4.2 Immediately after the Pension Transfer Date the GEC Actuary shall begin calculating the Transfer Amount which would be payable if all Active Members agree to transfer their entitlements with a view to completing such calculations within 90 days of the Pension Transfer Date and then within the following 30 days agree such calculations with the Purchaser's Actuary. Following the agreement of such calculations or their determination by an independent actuary if applicable, each Active Member who has accepted membership of the Purchaser's Scheme as at the Pension Transfer Date and is still a member of the Purchaser's Scheme shall be offered the opportunity to transfer their accrued rights from the GEC Plan in respect of service prior to the Pension Transfer Date to the Purchaser's Scheme in the form agreed by the Purchaser and GEC (neither Party's agreement to be unreasonably withheld or delayed) and substantially in the form attached as Appendix B to this Schedule and any Active Member who elects to such a transfer by receipt of his signed form by the trustees of the GEC Plan within 30 days of the date when such forms are posted to him shall become a Transferring Member for the purposes of this schedule. On the expiry of this 30 days period for the return of forms the GEC Actuary shall calculate and agree with the Purchaser's Actuary the final Transfer Amount. For the purpose of this paragraph only, and in order for the respective actuaries to agree the calculations undertaken by the GEC Actuary, the GEC Actuary and the Purchaser's Actuary will agree a date and the respective actuaries will agree the Timing Adjustment as though this date were the Payment Date.

4.3 Subject to fulfilment of the Transfer Conditions GEC will use its reasonable endeavours to procure that the GEC Plan will transfer to the Purchaser's Scheme the Transfer Amount as adjusted in accordance with the Timing Adjustment (the "Adjusted Transfer Amount") on the Payment Date. For the avoidance of doubt for the purpose of calculating the Transfer Amount to be paid on the Payment Date, the Timing Adjustment will be calculated in accordance with definition set out in the Actuary's Letter and will allow for the period up to Payment Date or, if later, two days before the actual date of payment.

4.4 If the sum (if any) actually transferred from the GEC Plan to the Purchaser's Scheme on or before the Payment Date in respect of the Transferring Members is an amount which is less than the Adjusted Transfer Amount (the amount of such difference being the Shortfall) then GEC shall pay to the Purchaser a sum in cash equal to the Shortfall (but adjusted by the Timing Adjustment for the period from the Payment Date to the day immediately before the date of actual payment by GEC of an amount equal to the Shortfall) by way of a repayment of an equivalent amount of the consideration payable for the Avery Berkel Shares under this Agreement within 14 days of the Payment Date. On receipt of the cash sum equal to the Shortfall, the Purchaser shall immediately pay an amount equal to the Shortfall to the Purchaser's Scheme which shall be credited in full to the accounts for the Transferring Members and the GEC Actuary and the Purchaser's Actuary shall agree how such amount should be attributed amongst the Transferring Members accounts. If after payment of the Shortfall the Purchaser achieves a reduction in its liability to corporation tax as a result of being able to treat a payment of an amount equal to the Shortfall to the Purchaser's Scheme as deductible for corporation tax purposes the Purchaser shall pay to GEC within 14 days after the Purchaser would otherwise have been liable to pay the amount of the corporation tax saved a sum equal to that corporation tax saving.

4.5 Data pertaining to the benefits payable or prospectively or contingently payable under the GEC Plan as at the Pension Transfer Date will be made available to the GEC Actuary and the Purchaser's Actuary for the purpose of enabling them to calculate and check respectively the Transfer Amount.

4.6 GEC agrees to indemnify the Purchaser (and any such payments pursuant to this indemnity shall as far as possible be by way of repayment of the consideration payable for the Avery Berkel Shares pursuant to this Agreement) an amount equal to (a) any payment for which any Avery Berkel Group Company is or becomes liable to make to the GEC Plan whether before, at or after Completion pursuant to section 75 of the Pensions Act 1995 or the regulations made thereunder; (b) any liability, costs, claims and expenses arising in connection with the Berkel Limited Retirement Benefit Plan (as merged with the GEC Plan); and any payment in excess of the amount referred to in paragraph 2.3(B) or otherwise arising and properly payable under the terms of this Schedule.

4.7 GEC and the Purchaser shall co operate and GEC agrees to give reasonable assistance to the Purchaser with all communications to the Active Members and Transferring Members in relation to the matters set out in this Part A of Schedule 5.

4.8 If requested GEC shall use its reasonable endeavours to procure that the actuary to the GEC Plan provides a certificate under Section 75 Pensions Act 1995 as at the Pension Transfer Date with reference to the cessation of participation of the Avery Berkel Group Companies in the GEC Plan subject to the Purchaser paying the reasonable costs of the actuary to the GEC Plan incurred in the preparation of the certificate.

5.   SELECTED BENEFIT SCHEME

     The Purchaser shall procure that the amount of any sums transferred from the SBS in respect of a Transferring Member are credited in full to the account of the relevant Transferring Member under the Purchaser's Scheme.

6.   CALCULATIONS UNDER THE ACTUARY'S LETTER, ASSET TRANSFERS ETC.

     All calculations under the Actuary's Letter shall be made by the GEC Actuary (who shall on request make available to the Purchaser's Actuary requisite information for reasonable verification regarding those and any other calculations which this Agreement provides are to be made by the GEC Actuary).

7.   ENTITLEMENT UNDER THE GEC PLAN CEASES

     Following completion of the said transfer no Transferring Member or person claiming through or in respect of him shall be entitled to any pension or other receipt or benefit under the GEC Plan.

8.   RELEASE

8.1 On completed receipt of the Transfer Amount from the GEC Plan, the Purchaser shall procure that the Purchaser's Scheme will immediately assume responsibility for all liabilities of the GEC Plan to and in respect of Transferring Members in relation to which the Transfer Amount was paid.

8.2 The Purchaser and GEC shall use all their reasonable endeavours to procure that at least three days before the Payment Date the trustees of the Purchaser's Scheme and the trustees of the GEC Plan respectively enter into a transfer agreement substantially in the form attached as Appendix C provided that this clause 8.2 will not apply if the Transfer Amount is to be paid to a personal pension arrangement.

9.   DISPUTE RESOLUTION

9.1 The parties will use reasonable endeavours to procure that the respective trustees or, for a group personal pension plan, managers of the GEC Plan and the Purchaser's Scheme agree the provisions of paragraph 9.2.

9.2 Subject to paragraph 9.1 if any dispute arises as to any actuarial determination or certification to be made or given under Part A of this Schedule, the pensions directors of GEC and the Purchaser will discuss the matter with a view to resolving the dispute. If the pensions directors cannot resolve the dispute, either party may refer it to an independent actuary, to be nominated by the Purchaser and GEC jointly or, if they cannot agree, by the President of the Institute of Actuaries on application by either party. The independent actuary will act as expert and not as arbitrator, and his decision will be final and binding on the parties. His costs will be borne equally by the GEC Plan and the Purchaser's Scheme.

                                    PART B

                            UNITED STATES BENEFITS

1.   Interpretation

1.1 For the purposes of Part B of this Schedule, the following expressions shall, unless the context otherwise requires, have the following meanings:
     "BERKEL" means Berkel Incorporated.

     "BERKEL PENSION PLAN" means the Berkel Incorporated Employees' Pension Plan and Trust, as amended.

     "BERKEL PENSION PLAN ASSETS" means the assets of the GEC Pension Trust allocable to the Berkel Pension Plan.

     "BERKEL PENSION TRUST" means the trust to be established or designated by Berkel to fund the Berkel Pension Plan.

     "BERKEL PLANS" means the employee benefit plans (as described in Section 3(3) of ERISA), programs, or arrangements sponsored, maintained, or contributed to by Berkel to provide retirement, profit sharing, deferred compensation, welfare, or other benefits to employees of Berkel and their dependants and beneficiaries.

     "PURCHASER'S SAVINGS PLAN" means the qualified defined contribution plan established or designated by the Purchaser to cover and provide benefits to Berkel Savings Plan Participants which may include (at the election of the Purchaser) a defined contribution plan that is established and maintained by an affiliate of the Purchaser under which Berkel is a participating

     "BERKEL SAVINGS PLAN PARTICIPANT" means an individual described by any of the following sub-paragraphs:

     (A) an individual who is employed by an Berkel as at the Savings Transfer Date;

     (B) an individual whose most recent termination of employment occurred prior to the Savings Transfer Date with respect to Berkel and who is not employed as of the Savings Transfer Date by an entity that will continue to be a participating employer under the GEC Savings Plan after the Savings Transfer Date;
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                                      120

     (C) an individual who is entitled to all or a portion of a benefit accrued under the GEC Savings Plan for an individual described in sub-paragraph (A) or (B) above by reason of a qualified domestic relations order (as describe in Code Section 414(p)); or

     (D) an individual who is a surviving spouse or other beneficiary who is entitled to a benefit as the result of a benefit accrued under the GEC Savings Plan for an individual described in sub-paragraph (A) or (B) above.

     "PURCHASER'S SAVINGS TRUST" means the qualified trust established or designated by Purchaser to receive the transfer of assets described in this Part B from the GEC Savings Trust.

     "BERKEL WELFARE PLAN PARTICIPANT" means an individual who is covered under any portion of the GEC Welfare Plan by reason of the current or former employment of an individual with Berkel.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended

     "GAI" means Greensboro Associates, Inc., a Delaware corporation.

     "GEC COMPANY" means each of GAI, the other companies that continue to participate in the GEC Savings Plan after the Savings Transfer Date, and the members of their controlled groups determined in accordance with Code
     Section 414(b) or (c).

     "GEC PENSION TRUST" means the GEC-USA Master Pension Investment Trust.

     "GEC SAVINGS PLAN" means the GEC-USA Employees' Savings and Investment
     Plan.

     "GEC SAVINGS TRUST" means the GEC-USA Employees' Savings and Investment Trust.

     "GEC WELFARE PLAN" means the GEC-USA Employees' Welfare Benefit Plan.

     "PENSION ASSET TRANSFER DATE" means the date on which Berkel Pension Plan Assets are transferred to the Berkel Pension Trust. The Pension Asset Transfer Date shall be the last business day of the calendar month, which business day first follows the expiration of the 60-day period after Completion, unless GAI and Berkel agree in writing to an earlier or later date.

     "SAVINGS TRANSFER DATE" means the date on which assets and liabilities of the GEC Savings Plan and the GEC Savings Trust related to Berkel Savings Plan Participants are transferred to the Berkel Savings Plan and the Berkel Saving Trust. The Savings Transfer Date shall be a date no later than the first Friday following the expiration of the 60-day period immediately following Completion unless GAI and Purchaser agree in writing to an earlier or later date.

     "Seller" means the GEC Group.

     "US DEFERRED ARRANGEMENT" means the deferred compensation arrangement in effect with respect to certain current and former employees at Berkel Incorporated;

     "US SCHEME"   means the Berkel Pension Plan and the GEC Savings Plan;

     "WELFARE PLAN CHANGE DATE" means the date of Completion unless a later date is agreed to by GAI and Berkel on which Berkel shall cease participation in the GEC Welfare Plan, but no event shall such date be later than 31 December following Completion.

     References in this Part B of the Schedule to paragraphs are to the paragraphs of this Part B of the Schedule unless the context otherwise requires. Expressions whose meanings are defined in other parts of this Agreement shall, unless the context otherwise requires, have the same meaning in Part B of this Schedule.

1.2 GEC shall procure that GAI complies with its obligations under Part B of this Schedule and Purchaser shall procure that Berkel complies with their obligations under Part B of this Schedule.

2.   TRANSFER FROM GEC SAVINGS PLAN TO PURCHASER SAVINGS PLAN

2.1 The obligation of the GEC Companies and the GEC Savings Plan to provide benefits to the Purchaser Savings Plan Participants shall be transferred to Purchaser, and the Purchaser Savings Plan in accordance with this Part B2.

2.2 Purchaser shall establish or designate the Purchaser Savings Plan and the Purchaser Savings Trust on or before Completion and shall provide GAI with a copy of such plan and trust at least 20 days prior to Completion. All employee and employer contributions to be made by or on behalf of Purchaser Savings Plan Participants for any pay period beginning on or after Completion shall be made to the Purchaser Savings Plan. If, in the reasonable opinion of GAI, the provisions of the Purchaser Savings Plan and the Purchaser Savings Trust do not satisfy the requirements of Code Sections 401(a) and 501(a), Berkel or the Purchaser shall furnish to GAI, prior to Completion, an opinion of legal counsel that the Purchaser Savings Plan satisfies the requirements of Code Section 410(a) and that the Purchaser Savings Trust is exempt from taxation under Code Section 501(a). The Purchaser Savings Plan shall preserve the accrued benefits and the optional forms of benefit distribution required by Code sections 411(d)(6) and such other rights and features required by the Code and ERISA.

2.3 Purchaser shall assume, and shall cause Berkel to assume, all the obligations of the GEC Savings Plan and the GEC Companies to provide benefits accrued under the GEC Savings Plan to the Purchaser Savings Plan Participants. The account balances of the Purchaser Savings Plan Participants under the Purchaser Savings Plan shall be transferred on the Savings Transfer Date to the Purchaser Savings Plan. From and after the Savings Transfer Date, the GEC Companies and the GEC Savings Plan shall have no liability whatsoever with respect to liabilities transferred from the GEC Savings Plan to the Purchaser Savings Plan.

2.4 GAI shall cause assets of the GEC Savings Trust equal to the total account balances of Purchaser Savings Plan Participants to be transferred to the Purchaser Savings Trust on the Savings Transfer Date. In no event shall the amount transferred from the GEC Savings Trust to the Purchaser Savings Trust be less than the amount required to be transferred under Code Section 414(l). GEC shall cause an amount equal to the account balances of the Purchaser Savings Plan Participants as of the Savings Transfer Date to be transferred in cash or other property acceptable to the Purchaser and GAI.

2.5 No later than 31 December, 2000 (or, if later, the end of the remedial amendment period under Code Section 401(b)), Purchaser shall request from the Internal Revenue Service a determination letter that the Purchaser Savings Plan satisfies the qualification requirements of Code Section 401(a) and that the Purchaser Savings Trust is exempt from taxation under Code Section 501(a). Purchaser shall make such changes to the Purchaser Savings Plan and the Purchaser Savings Trust as may be required by the Internal Revenue Service to issue a favourable determination letter. Purchaser shall promptly provide GAI with a copy of the determination letter received by Purchaser with respect to the Purchaser Savings Plan and the Purchaser Savings Trust.

2.6 Purchaser and GAI shall make, or cause to be made, such filings with the Internal Revenue Service or any other government agency as may be required in connection with the transfer of assets and liabilities to the Purchaser Savings Plan and the Purchaser Savings Trust.

2.7 Following the transfer described above, GAI and Purchaser shall make such adjustments or corrections in the amount of assets and liabilities transferred to the Purchaser Savings Plan and Purchaser Savings Trust as may be needed to comply with the terms of Part B of this Schedule or the Code or ERISA. If GAI and Purchaser cannot agree, in good faith, on whether any such adjustments or corrections are required, or the magnitude of any such adjustments or corrections, an independent third-party appointed by GAI (with the agreement of Berkel, which agreement shall not be unreasonably withheld) shall decide on the adjustment or correction required.

2.8 Purchaser shall pay all contributions in respect of the Berkel Savings Plan Participants required to be paid to the GEC Savings Trust for pay periods beginning on or before the Savings Transfer Date.

2.9 Purchaser shall pay to GAI all unpaid administrative and hourly charges and expenses incurred with respect to the Purchaser Savings Plan Participants under the GEC Savings Plan which are required to be paid to GAI in accordance with past practice for periods on or prior to the Savings Transfer Date.

2.10 No less than 10 days before Completion, Purchaser Savings Plan Participants will be notified by GAI and Purchaser in a joint announcement that the participants will, on the Savings Transfer Date, cease to be participants in the GEC Savings Plan and will become participants in the Purchaser Savings Plan (with effect from the Savings Transfer Date). Such announcement will be drafted by GAI, and a draft will be provided to Purchaser for approval (such approval not to be unreasonably withheld) at least five working days before the announcement is to be sent. Purchaser and GAI will arrange for the distribution of the announcement to Purchaser Savings Plan Participants.

2.11 Purchaser shall indemnify and hold the Seller, GAI and their affiliates harmless from all costs, benefit payments, expenses or other damages that may result to Seller, GAI and their affiliates from any claim for any benefit alleged to be payable under the GEC Savings Plan, the Purchaser Savings Plan or from the GEC Savings Trust or the Purchaser Savings Trust with respect to the Berkel Savings Plan Participants and their beneficiaries provided however that such indemnification shall not apply to any act or omission of Seller, GAI or their affiliates or agents which constitutes gross negligence or a violation of the terms of this Agreement.

3.   WELFARE PLAN COVERAGE

3.1 The obligation of the GEC Companies and the GEC Welfare Plan to provide benefits to the Berkel Welfare Plan Participants shall cease as of the Welfare Plan Change Date in accordance with this subpart 3.

3.2 The GEC Welfare Plan shall pay claims incurred on or prior to the Welfare Plan Change Date that are required to be paid under the terms of the GEC Flexible Spending Accounts Program portion of the GEC Welfare Plan. For this purpose, a medical or dental claim is incurred on the date the service is rendered or the product is purchased. A dependent care claim is incurred on the date the service is provided. GAI may amend the GEC Welfare Plan to provide that all claims of Berkel Welfare Plan Participants must be presented for payment to the GEC Welfare Plan by the end of the calendar month that begins after the Welfare Plan Change Date.

3.3 Berkel shall be responsible for, and shall pay to GAI, all claims incurred by Berkel Welfare Plan Participants on or prior to the Welfare Plan Change Date, whether paid by the GEC Welfare Plan before or after the Welfare Plan Change Date and expenses related to such claims, including, but not limited to, GAI's applicable administration charge. Berkel shall also pay to GAI for the calendar month which commences after the Welfare Plan Change Date the GAI administrative change for GEC Welfare Plan coverage which was charged to Berkel for the calendar month in which the Completion occurred. Berkel shall also pay to GAI any expenses incurred by GAI for the transfer of Berkel Welfare Plan Participant information to Berkel or an entity designated by Berkel and GAI hourly charges for the time of GAI personnel in causing such transfer to occur.

3.4 On and after the Welfare Plan Change Date, Berkel shall assume responsibility, and shall be liable for, providing any of the following benefits to Berkel Welfare Plan Participants:

     (A) medical, dental, or other employee welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1986 or under any provisions of the GEC Welfare Plan that require the continuation of such benefits after termination of a Berkel Welfare Plan Participant's normal eligibly for such benefits;

     (B) medical, dental, life or other employee welfare benefits required to be provided by reason of an Berkel Welfare Plan Participant's disability or illness; and

     (C)  all other employee welfare benefits,

     subject to any right to amend or terminate such benefits in the future that may have been retained by Berkel or GAI, and Berkel shall assume liability as of the Welfare Plan Change Date for all losses, damages, taxes, and sanctions that relate to such benefits provided to the Berkel Welfare Plan Participants under the GEC Welfare Plan, including, but not limited to, liability under Code Section 4980B and Parts 6 and 7 of Title I of ERISA provided that such assumption will not apply to losses solely resulting from the gross negligence of GAI or its agents. Notwithstanding the foregoing and no later than the Welfare Plan Change Date, Berkel shall establish a flexible spending account plan (which shall be deemed a spin-off from the GEC Welfare Plan) providing identical benefits to that provided under the Flexible Spending Account Program under the GEC Welfare Plan and shall continue in effect for the remainder of the calendar year in which the Completion occurs the Flexible Spending Account Program elections of Berkel Welfare Plan Participants that were in effect for the calendar year in which the Completion occurred. Berkel shall also continue the medical and dental plans in effect at Berkel at the beginning of the calendar year in which the Completion occurs until the end of the calendar year in which the Completion occurs.

3.5 Prior to the Welfare Plan Change Date, Berkel Welfare Plan Participants will be notified by GAI and Berkel in a joint announcement that Berkel Welfare Plan Participants will, on the Welfare Plan Change Date, cease to be participants in the GEC Welfare Plan and that Berkel will be responsible for providing welfare benefits to Berkel Welfare Plan Participants after the Welfare Plan Change Date. Such announcement will be drafted by GAI, and a draft will be provided to Berkel for approval (such approval not to be unreasonably withheld) at least five working days before the announcement is to be sent. Berkel and GAI will arrange for the distribution of the announcement to the Berkel Welfare Plan Participants.

3.6 Purchaser and Berkel shall indemnify and hold the Seller, GAI and their affiliates harmless from all costs, benefit payments, expenses or other damages that may result to Seller, GAI and their affiliates from any claim for any benefit alleged to be payable under the GEC Welfare Plan with respect to Berkel Welfare Plan Participants, provided however that such indemnification shall not apply to any acts or omissions of Seller, GAI or their affiliates or agents which constitute gross negligence or a violation of the terms of this Agreement.

4.   BERKEL PLANS

4.1 GEC shall procure that prior to the Completion Date GAI becomes the sponsor of the Berkel Pension Plan with authority to amend the Plan and that an amendment may be made to the Plan to cease benefit accruals on the Completion Date.

4.2 GAI is authorised to send to all Berkel Pension Plan participants and any affiliated union a notice under ERISA Section 204(h) regarding cessation of benefit accruals.

4.3 The Purchaser shall indemnify the Seller, GAI and their affiliates against any losses, liabilities, expenses, costs, damages or claims incurred in relation to any change in the Berkel Pension Plan following the Completion Date contemplated under the terms of this Agreement.

4.4 Berkel shall consult with the Purchaser in connection with the notice to be provided under ERISA Section 204(h) and in connection with any negotiations with any affiliated union in respect to the cessation of benefit accruals under the Berkel Pension Plan.

5.   GAI AS PLAN ADMINISTRATOR

     GAI shall cease to be the administrator (as such term is defined in Section 3(16)(A) of ERISA) of any Berkel Plan other than the Berkel Pension Plan at Completion.

                                  SCHEDULE 6

                                 TAX COVENANT

[Circulated separately]

                                  SCHEDULE 7

           BASIC INFORMATION ABOUT THE AVERY BERKEL GROUP COMPANIES
                          AND THE ASSOCIATE COMPANIES

                                  SCHEDULE 8

                               PROPERTY SCHEDULE

                       PART I - CERTIFICATED PROPERTIES
                       --------------------------------

1.   FREEHOLD CERTIFICATED PROPERTIES WITH REGISTERED TITLE

PROPERTY                                 TITLE NUMBER              USE                   REGISTERED PROPRIETOR
======================================================================================================================
Soho Foundry,                              WR23527               Factory                   GEC Avery Limited
Foundry Lane,
Smethwick
======================================================================================================================

2.   FREEHOLD CERTIFICATED PROPERTIES WITH UNREGISTERED TITLE

PROPERTY                              DATE OF CONVEYANCE           USE                           OWNER
                                           TO OWNER
======================================================================================================================
Intec Site                            8th September 1952         Factory             GEC Avery Properties Limited
Woodruff Way,                            and deed of
Tamebridge                            exchange dated 2nd
                                         October 1964
======================================================================================================================
Sertec Site                           8th September 1952         Factory             GEC Avery Properties Limited
Woodruff Way,                            and deed of
Tamebridge                            exchange dated 2nd
                                         October 1964
======================================================================================================================

3.   LEASEHOLD CERTIFICATED PROPERTIES WITH UNREGISTERED TITLE

PROPERTY                          DATE OF LEASE     ORIGINAL PARTIES            TERM                  CURRENT TENANT
===========================================================================================================================
72-76 Baggrave Street,          9th October 1987   Robjay Properties     From 10th December         GEC Avery Limited
Leicester                                             Limited (1)       1987 to 9th December
                                                      Weighmaster               2002
                                                   Scales Limited (2)
===========================================================================================================================

4.   OVERSEAS CERTIFICATED PROPERTIES

--------------------------------------------------------------------------------------------------------------------------------
BLACKBURN STREET,                      HQ OFFICES     SOUTH AFRICAN SCALE CO         NA            NA                NA
APEX INDUSTRIAL SITES,                AND SERVICE     (PROPRIETARY) LIMITED
PO BOX 1252,                             BRANCH
BENONI 1500,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------

                            PART II - UK PROPERTIES

1.   FREEHOLD PROPERTIES WITH REGISTERED TITLE

PROPERTY                        TITLE NUMBER                   USE                             REGISTERED PROPRIETOR
=============================================================================================================================
Land at Foundry Row,            CL133                          Depot                           GEC Avery Limited
Redruth
---------------------------------------------------------------------------------------------================================
Unit D1 and D2, 27 Jarman Way,  HD276344                       Depot                           GEC Avery Limited
Orchard Road Industrial
 Estate,
Royston
---------------------------------------------------------------------------------------------================================
Land at Carden Street           HW129553                       Depot                           GEC Avery Limited
Worcester
---------------------------------------------------------------------------------------------================================
10A and 10B Humber Bridge       HS284801 (formerly HS234537)   Depot                           GEC Avery Limited
 Industrial Estate, Barton on
 Humber
=============================================================================================================================

2. FREEHOLD PROPERTIES WITH UNREGISTERED TITLE (INCLUDING UK PROPERTIES NOT LOCATED IN ENGLAND OR WALES)

PROPERTY                        DATE OF CONVEYANCE TO OWNER    USE                            OWNER
=============================================================================================================================
9 Glebe Street,                18th February 1953              Depot                           GEC Avery Limited
Dumfries
-----------------------------------------------------------------------------------------------------------------------------
224 Helen Street,              10th February, 1969             Office/Depot                    GEC Avery Limited
Govan,
Glasgow
-----------------------------------------------------------------------------------------------------------------------------
Kings Road,                    31st March, 1981                Depot                           GEC Avery Limited
St. Peter's Port,
Guernsey
-----------------------------------------------------------------------------------------------------------------------------
43 Hillgrove Street,           8th September 1972              Depot                           GEC Avery Limited
St. Helier,
Jersey
-----------------------------------------------------------------------------------------------------------------------------
Land adjoining the River       14th July 1972                  Part vacant, part car park      GEC Avery Properties Limited
 Tame, Tamebridge, West
 Bromwich, Staffordshire
-----------------------------------------------------------------------------------------------------------------------------
=============================================================================================================================

3.   LEASEHOLD PROPERTIES WITH REGISTERED TITLE

PROPERTY           DATE OF LEASE   ORIGINAL PARTIES         TERM         CURRENT RENTAL    USE      REGISTERED
                                                                                                    PROPRIETOR
==================================================================================================================
Units 3 & 4,      24th April 1992      The Welsh       Commencing 24th   Peppercorn rent  Depot  GEC Avery Limited
North Road                            Development       December 1989
 Bridgend                             Agency (1)        and expiring
 Industrial                         Bridgend Plant      23rd December
 Estate,                              Limited (2)           2088
Bridgend
==================================================================================================================

4. LEASEHOLD PROPERTIES WITH UNREGISTERED TITLE (INCLUDING UK LEASEHOLD PROPERTY NOT SITUATED IN ENGLAND OR WALES)

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Kings Street      5th November,      The Council of      Commencing 1st     (Pounds)1,500 per    Depot        GEC Avery Limited
St. Nicholas      1979               the City of         August 1979 and    annum
Industrial                           Carlise (1)         expiring on 31st
Estate                               Avery Properties    July 2078
Carlisle                             Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
1 Sentry Lane,    7th December 1998  CUSP Limited (1)    Commencing 1st     (Pounds)12,500       Depot        GEC Avery Limited
Mallusk                              GEC Avery           January 1998 and   per annum
Newton Abbey                         Limited (2)         expiring 31st
Belfast                                                  December 2007
-------------------------------------------------------------------------------------------------------------------------------
Chorley Street    10th July 1984     Cobden Street,      Commencing 24th    (Pounds)8,250 per    Depot        GEC Avery Limited
Industrial                           Properties          April 1984 and     annum
Estate                               Limited (1)         expiring 23rd
Bolton                               GEC Avery           April 2009
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit 8-9          5th November 1992  Central Regional    Commencing 17th    (Pounds)7,000 per    Depot        GEC Avery Limited
Bonnybridge                          Council (1)         August 1992 and    annum
Industrial                           GEC Avery           expiring 16th
Estate,                              Limited (2)         August 2002
Bonnybridge
-------------------------------------------------------------------------------------------------------------------------------
Unit 4            1st June 1982      Hambro Life         Commencing 25th    (Pounds)16,500       Depot        GEC Avery Limited
Victoria Road                        Assurance plc (1)   March 1982 and     per annum
Industrial                           W&T Avery           expiring 24th
Estate                               Limited (2)         March 2007
Portslade
Sussex
-------------------------------------------------------------------------------------------------------------------------------
Unit 1 Ashley     29th September     Pearce              Commencing 18th    (Pounds)10,800       Depot        GEC (sixty-nine)
Hill Trading      1978               Developments        August 1978 and    per annum                         Limited/1/
Estate                               Limited (1)         expiring 17th
Bristol                              Berkel Limited      August 2003
                                     (2)
-------------------------------------------------------------------------------------------------------------------------------

--------------------
/1/ Vested in GEC (sixty-nine) Limited - to be vested in GEC Avery Limited

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Hillhead Quarry,  19th September     Tarmac Road         Commencing 19th    (Pounds)3,750 per    Depot        GEC Avery Limited
Harpur Hill       1995               Stone Holdings      September 1995     annum
Buxton                               Limited (1)         and expiring on
                                     GEC Avery           30th April 2000
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 1            12th March 1999    Summerfield         Commencing 25th    (Pounds)28,000       Depot        GEC Avery Limited
Cornbrash Park                       Developments        December 1998      per annum
Chippenham                           (SW) Limited (1)    and expiring on
Wiltshire                            GEC Avery           25th December
                                     Limited (2)         2013
-------------------------------------------------------------------------------------------------------------------------------
34-36 Napier      24th July 1980     Cumbernauld         Commencing 1st     (Pounds)13,000       Depot        GEC (sixty-nine)
Court             and 16th           Development         August 1980 and    per annum                         Limited/2/
Cumbernauld       September 1980     Corporation (1)     expiring on 28th
                                     Berkel Limited      November 2000
                                     (2)
-------------------------------------------------------------------------------------------------------------------------------

--------------------
/2/ Vested in GEC (sixty-nine) Limited - to be vested in GEC Avery Limited

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit 9 Dartford   8th July 1985      Gough Cooper &      Commencing 25th    (Pounds)58,000       Depot        GEC Avery Limited
Trade Park                           Company Limited     March 1981 and     per annum
Dartford                             (1)                 expiring on 24th
                                     Berkel Limited      March 2006
                                     (2)
-------------------------------------------------------------------------------------------------------------------------------
Greeba Works      11th May 1998      Mandarin Limited    Commencing 12th    (Pounds)1,150 per    Depot        GEC Avery Limited
Market Street                        (1)                 May 1998 and       annum
Douglas                              GEC Avery           expiring 11th
Isle of Man                          Limited (2)         May 2001
-------------------------------------------------------------------------------------------------------------------------------
37 West Bowling   25th March 1983    ICFC                Commencing 2nd     (Pounds)12,500       Depot        GEC Avery Limited
Green Street                         Developments        July 1982 and      per annum
Edinburgh                            Limited (1)         expiring on 1st
                                     W&T Avery           July 2007
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 3,           15th July 1998     Haven               Commencing 15th    (Pounds)20,350       Depot        GEC Avery Limited
Orchard Court                        Investments         July 1998 and      per annum
Heron Road                           Limited (1)         expiring on 24th
Sowton                               GEC Avery           March 2008
Industrial                           Limited (2)
Estate
Exeter
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit BT1/288C     24th September     One North East      Commencing 25th    (Pounds)7,800 per    Depot        GEC Avery Limited
Team Valley       1999               (1)                 September, 1999    annum
Industrial                           GEC Avery           and expiring       [(Pounds)596.13
Estate                               Limited (2)         24th September,    per month]
Gateshead,                                               2002
Tyne and Wear
-------------------------------------------------------------------------------------------------------------------------------
Unit 1A           6th October 1998   Store Property      Commencing 6th     (Pounds)39,550       Depot        GEC Avery Limited
Portland                             Investments         October 1998 and   per annum
Business Park,                       Limited (1)         expiring on 5th
Hove                                 GEC Avery           October 2013
East Sussex                          Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 6            5th January 1998   Culloden            3 years.           (Pounds)4,900 per    Depot        GEC Avery Limited
9 Lotland Street                     Builders Limited    Commencement       annum
Inverness                            (1)                 Date (in 1997)
                                     GEC Avery           unknown
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
18-20 Regent      4th February 2000  Normhurst           Commencing 4th     (Pounds)18,000       Offices      GEC Avery Limited
Street, Leeds                        Limited (1) GEC     February 2000      per annum
                                     Avery Limited (2)   and expiring 3rd
                                                         February 2002
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit 89C          22nd October 1976  The Department      Commencing 30th    (Pounds)3,750 per    Depot        GEC Avery Limited
New Buildings                        of Commerce for     March 1976 and     annum
Industrial                           Northern Ireland    expiring 29th
Estate,                              (1)                 March 1997
Victoria Road,                       Avery Properties
Londonderry                          Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 1A           11th November      Fussell Pension     Commencing 29th    (Pounds)4,000 per    Depot        GEC Avery Limited
Dodnor            1998               Scheme (1)          September 1998     annum
Industrial                           GEC Avery           and expiring
Estate                               Limited (2)         29th September
Dodnor Lane                                              2003
Newport
Isle of Wight
-------------------------------------------------------------------------------------------------------------------------------
26 Old            10th June 1996     Clavon              Commencing 1st     (Pounds)6,000 per    Depot        GEC Avery Limited
Mountfield Road                      Investments         September 1993     annum
Omagh                                Limited (1)         and expiring
                                     GEC Avery           31st August 1998
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit 15D,         [Draft only        Morris Young        Commencing 1st     (Pounds)4,590 per    Depot        GEC Avery Limited
Control Tower     provided]          Leslie (1)          January 1999 and   annum
Perth Airport                        GEC Avery           expiring 31st
Business Park,                       Limited (2)         December 2001
Perth
-------------------------------------------------------------------------------------------------------------------------------
Unit 9,           14th July 1986     PossFund            Commencing 25th    (Pounds)25,500       Depot        GEC Avery Limited
Kempton Trade &                      Custodian           December 1985      per annum
Business Centre                      Trustee Limited     and expiring
Minden Road                          (1)                 24th December
Sutton                               W&T Avery           2000
Surrey                               Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 4,           8th August 1986    Horsford            Commencing 24th    (Pounds)10,500       Depot        GEC Avery Limited
Old Town Station                     Securities          June 1986 and      per annum
Industrial                           Limited (1)         expiring 23rd
Estate                               W&T Avery           June 2011
Swindon                              Limited (2)
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
3 Royal London    15th December      The Royal London    Commencing on      (Pounds)14,121       Depot        GEC Avery Limited
Estate,           1983               Mutual Insurance    24th June 1986     per annum
West Road,                           Society Limited     and expiring on
Tottenham                            (1)                 23rd June 2011
London N17                           W&T Avery
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 11           15th December      IM Properties       Commencing 1st     (Pounds)17,000       Depot        GEC Avery Limited
Monckton Road     1997               International       December 1997      per annum
Industrial                           Finance Limited     and expiring
Estate                               (1)                 28th February
Wakefield                            GEC Avery           2007
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
Unit 12           30th October 1997  IM Properties       Commencing 1st     (Pounds)17,000       Depot        GEC Avery Limited
Monckton Road                        International       March 1997 and     per annum
Industrial                           Finance Limited     expiring 28th
Estate                               (1)                 February 2007
Wakefield                            GEC Avery
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit 13 & 14      30th October 1997  IM Properties       Commencing 1st     (Pounds)34,500       Depot        GEC Avery Limited
Monckton Road                        International       March 1997 and     per annum
Industrial                           Finance Limited     expiring 28th
Estate                               (1)                 February 2007
Wakefield                            GEC Avery
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------
56 Warton         13th December      Mr Albert Rogers    From 1st January   (Pounds)1,100 per    Residential  GEC Avery Limited
House, Symphony   1999               & Dr. P Ramani      2000 to 30th       calendar month
Court,                               (1) GEC Avery       June 2000
Brindley Place,                      Limited (2)
Birmingham
-------------------------------------------------------------------------------------------------------------------------------
Unit 84 Willow              25.8.93  English             125 years          A peppercorn         Depot        GEC Avery Limited
Court, Teeside                       Industrial          expiring 31st      (fixed)
Industrial                           Estates             August, 2118
Estate,                              Corporation (1)
Thornaby-on-Tess                     GEC Avery
                                     Limited (2)
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY          DATE OF LEASE      ORIGINAL PARTIES    TERM               CURRENT RENTAL       USE          CURRENT TENANT
===============================================================================================================================
Unit 6,           missives -         Brocksby            10 years           (Pounds)14,000       Depot        GEC Avery Limited
Blackness                12/11/1999  (Guernsey)          expiring 11th      per annum
Industrial                           Limited (1) GEC     November, 2009
Estate,                              Avery Limited
Aberdeen                             (2) and
                                     Frederick James
                                     Edwards (3)
===============================================================================================================================

5.   OTHER UK PROPERTY INTERESTS (LICENCES)

PROPERTY            DATE OF LEASE    ORIGINAL PARTIES   TERM         CURRENT RENTAL     USE        CURRENT TENANT
===============================================================================================================================
Rooms 2, 4 & 6      1st September       Wrightsure      12 months    (Pounds)7,620      Offices    GEC Avery Limited
Edward Cecil            1999         Services Limited                  per annum
 House                                      (1)
West Thurrock                            GEC Avery
                                        Limited (2)
--------------------------------------------------------------------------------------------------------------------
Unit 6, No 1        24th November       The General     6 months   (Pounds)3768 per      Depot     GEC Avery Limited
 Substation and         1999         Electric Company                    annum
 Unit 20B                               plc (1) and
 Annexe Clayton                          GEC Avery
 Industrial                             Limited (2)
 Park,
 Blackburn
 Road,
 Accrington
--------------------------------------------------------------------------------------------------------------------
Wembley GEC        10th September       The General     6 months     (Pounds)1,320    Car parking  GEC Avery Limited
 Estate, East           1999         Electric Company                  per annum
 Lane                                 plc (1) and GEC
                                     Avery Limited (2)
====================================================================================================================

                        PART III - OVERSEAS PROPERTIES
                        ------------------------------

                              AVERY BERKEL GROUP


                                    AUSTRIA


              ADDRESS                     USE            OWNER         LEASE     LEASE     RENT
                                                                       START      EXP      P.A.
                                                                        DATE      DATE
-------------------------------------------------------------------------------------------------
LEASEHOLD
-------------------------------------------------------------------------------------------------
1C NO SUD OBJEKT 30                  HQ OFFICES     SCHEMBER          MAY 1997  APR 2000  432,200
2355 WIENER NEUDORF, AUSTRIA         AND            BERKEL GES.M.B.H                      AS
                                     WORKSHOP
-------------------------------------------------------------------------------------------------

                                    CANADA


         ADDRESS                      USE           OWNER                        LEASE          LEASE          RENT
                                                                                 START           EXP           P.A.
                                                                                  DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
3, 1304-44 AVENUE NE,                 SERVICE       BERKEL PRODUCTS COMPANY     DEC 1998      NOV 2001       9,360 $C
CALGARY,                              BRANCH        LIMITED
ALBERTA,
CANADA T2E 6T7
--------------------------------------------------------------------------------------------------------------------------------
UNIT 19,                              SERVICE       BERKEL PRODUCTS COMPANY     APR 1996      MONTHLY        3,780 $C
6 COLBY COURT,                        BRANCH        LIMITED
WATERLOO,
ONTARIO,
CANADA
--------------------------------------------------------------------------------------------------------------------------------
5169 BRADCO BLVD,                     HQ            BERKEL PRODUCTS COMPANY     JAN 1991      DEC 2000       50,820 $C
MISSISSAUGA,                                        LIMITED
ONTARIO,
CANADA L4W 2A6
--------------------------------------------------------------------------------------------------------------------------------


         ADDRESS                      USE           OWNER                        LEASE          LEASE          RENT
                                                                                 START           EXP           P.A.
                                                                                  DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
1229 VENABLES STREET,                 SERVICE       BERKEL PRODUCTS COMPANY     FEB 1999      JAN 2002       14,196 $C
VANCOUVER,                            BRANCH        LIMITED
CANADA V5L 2H1
--------------------------------------------------------------------------------------------------------------------------------
12760 BLVD,                           SERVICE       BERKEL PRODUCTS COMPANY     JUL 1998      JUN 2001       9,948 $C
MONTREAL,                             BRANCH        LIMITED
QUEBEC,
CANADA H1A 3V2
--------------------------------------------------------------------------------------------------------------------------------

                                    FRANCE

         ADDRESS                    USE                     OWNER                  LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
36 AVENUE DE L'EUROPE,               HQ, OFFICES            BERKEL SA             DEC 1989      DEC 2001         900,000 FF
35330 DOMONT,                       WAREHOUSE AND
FRANCE                                WORKSHOP
--------------------------------------------------------------------------------------------------------------------------------

                                    GERMANY


         ADDRESS                      USE                    OWNER                LEASE         LEASE           RENT
                                                                                  START          EXP            P.A.
                                                                                   DATE         DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
ARNOLD DEHNEN STRASSE 49,             HQ AND        BERKEL DEUTSCHLAND GMBH     OCT 1997      DEC 2000       50,625 DM
D-47138 DUISBURG,                     OFFICES
GERMANY
--------------------------------------------------------------------------------------------------------------------------------
KARL MORIAN STRASSE 26-28,            W'HOUSE       BERKEL DEUTSCHLAND GMBH     SEP 1999      AUG 2001       44,928 DM
47138 DUISBURG,
GERMANY
--------------------------------------------------------------------------------------------------------------------------------
SOUTERRAIN,                           SUB LET       BERKEL DEUTSCHLAND GMBH     JUN 1996      MAY 2006       21,600 DM
KILIANSTRASSE 122,
90425 NURNBERG,
GERMANY
--------------------------------------------------------------------------------------------------------------------------------

                                    IRELAND


         ADDRESS                      USE                 OWNER                   LEASE         LEASE           RENT
                                                                                  START          EXP            P.A.
                                                                                   DATE         DATE
--------------------------------------------------------------------------------------------------------------------------------
FREEHOLD
--------------------------------------------------------------------------------------------------------------------------------
GLEESON STREET,                       SERVICE       GEC AVERY PROPERTIES        NA            NA             NA
ATHLONE                               BRANCH        LIMITED
COUNTY WESTMEATH,
EIRE
--------------------------------------------------------------------------------------------------------------------------------
WESTERN IND ESTATE,                   HQ OFFICES    BERKEL                      NA            NA             NA
NAAS ROAD,                            AND SERVICE   (IRELAND) LIMITED
DUBLIN,                               BRANCH
EIRE
--------------------------------------------------------------------------------------------------------------------------------
WEST END SQUARE,                      SERVICE       GEC AVERY PROPERTIES        NA            NA             NA
WILLIAM STREET WEST,                  BRANCH        LIMITED
GALWAY,
COUNTY GALWAY,
EIRE
--------------------------------------------------------------------------------------------------------------------------------


         ADDRESS                      USE                 OWNER                   LEASE         LEASE           RENT
                                                                                  START          EXP            P.A.
                                                                                   DATE         DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
1 BURRIN ARCADE,                      SERVICE       BERKEL                      MAR 1996      FEB 2001       5,000 IR(Pounds)
BURRIN STREET,                        BRANCH        (IRELAND) LIMITED
CARLOW,
COUNTY CARLOW,
EIRE
--------------------------------------------------------------------------------------------------------------------------------
UNIT 2A,                              SERVICE       BERKEL                      NO LEASE IN   NO LEASE IN    6,500 IR(Pounds)
FORGE HILL BUSINESS PARK,             BRANCH        (IRELAND) LIMITED           PLACE         PLACE
KINSALE ROAD,
CORK,
COUNTY CORK, EIRE
--------------------------------------------------------------------------------------------------------------------------------
AARD ESMUINN,                         SERVICE       GEC AVERY LIMITED           AUG 1990      MAY 1993       1,800 IR(Pounds)
THE DEMESNE,                          BRANCH
DUNDALK,
COUNTY LOUTH,
EIRE
--------------------------------------------------------------------------------------------------------------------------------
UNIT 10,                              SERVICE       BERKEL                      OCT 1998      DEC 1999       1,687 IR(Pounds)
ENTERPRISE SUPPORT CENTRE,            BRANCH        (IRELAND) LIMITED
KILMALLOCK ROAD,
LIMERICK,
COUNTY LIMERICK,
EIRE
--------------------------------------------------------------------------------------------------------------------------------


         ADDRESS                      USE                 OWNER                   LEASE         LEASE           RENT
                                                                                  START          EXP            P.A.
                                                                                   DATE         DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
WINE STREET,                          SERVICE       BERKEL                      OCT 1998      SEPT 2001      2,500 IR(Pounds)
SLIGO,                                BRANCH        (IRELAND) LIMITED
COUNTY SLIGO,
EIRE
--------------------------------------------------------------------------------------------------------------------------------
UNIT 34,                              SERVICE       BERKEL                      MAY 1998      APR 2003       2,800 IR(Pounds)
JOHNSTOWN IND CENTRE,                 BRANCH        (IRELAND) LIMITED
WATERFORD,
COUNTY WATERFORD,
EIRE
--------------------------------------------------------------------------------------------------------------------------------

                                     ITALY

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
20143 MILANO,                            HQ AND            BREVETTI VAN           OCT 1997      SEP 2003            325M
VIA F OLGIATI 12,                       OFFICES             BERKEL SPA                                                L
MILAN,
ITALY

--------------------------------------------------------------------------------------------------------------------------------
PINEROLO,                               OFFICES            BREVETTI VAN           NOV 1996      OCT 2002             36M
STRADALE SAN SECONDO N94                                    BERKEL SPA                                                L
ITALY
--------------------------------------------------------------------------------------------------------------------------------

                                     MALAWI

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
PO BOX 51295,                            HQ AND             W&T AVERY             MAY 1999      APR 2002          216,000 K
LIMBE,                                  OFFICES             MALAWI LTD
MALAWI,
--------------------------------------------------------------------------------------------------------------------------------
PO BOX 389,                             SERVICE             W&T AVERY             MONTHLY       APR 1999           5,000K
LILINGWE,                                BRANCH             MALAWI LTD             BASIS
MALAWI.
--------------------------------------------------------------------------------------------------------------------------------

                                    MALAYSIA

              ADDRESS                 USE               OWNER                    LEASE          LEASE             RENT
                                                                                 START           EXP              P.A.
                                                                                  DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
8A JALAN 213,                         HQ            AVERY MALAYSIA              AUG 1998      JUL 2001       141,000 RM
46050 PETALING JAYA,                                SDN.BHD
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
75 BATU 10, JARAN RAYA,               SERVICE       AVERY MALAYSIA              MAY 1999      APR 2002       14,400 RM
SCUDAI,                               BRANCH        SDN.BHD
81300 JOHOR,
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
E837 JALAN BAYAM,                     SERVICE       AVERY MALAYSIA              JAN 1997      DEC 2000       10,200 RM
JALAN DATO WONG AH JANG,              BRANCH        SDN.BHD
25100 KUANTAN,
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
30 JALAN NAGASARI 17,                 SERVICE       AVERY MALAYSIA              MAY 1997      APR 2000       6,600 RM
SEGAMAT BARU,                         BRANCH        SDN.BHD
85000 SEGAMAT,
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------


              ADDRESS                 USE               OWNER                    LEASE          LEASE             RENT
                                                                                 START           EXP              P.A.
                                                                                  DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
147 IPOH GROVE,                       SERVICE       AVERY MALAYSIA              JAN 1998      DEC 2000       9,000 RM
KUALA KANGSAR ROAD,                   BRANCH        SDN.BHD
30010 IPOH,
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
TINGKAT 1 BLOCK A,                    SERVICE       AVERY MALAYSIA                                           6,000 RM
MDLD 0616 JALAN MATAHARI,             BRANCH        SDN.BHD
MING HUAT IND CENTRE,
91100 LAHAD DATU,
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
379d TAMAN PERINGIT JAYA,             SERVICE       AVERY MALAYSIA                                           8,400 RM
75400 MALACCA,                        BRANCH        SDN.BHD
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
4797 JALAN SIRAM,                     SERVICE       AVERY MALAYSIA              JAN 1999      DEC 2000       7,200 RM
12100 BUTTERWORTH,                    BRANCH        SDN.BHD
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------
LOT 3634, 1ST FLOOR, BLOCK 31,        SERVICE       AVERY MALAYSIA              NOV 1998      OCT 1999       6,000 RM
KEMENA LAND DISTRICT,                 BRANCH        SDN.BHD
MEDAN JAYA,
JALAN SULTAN ISKANDAR,
97000 BINTULU, SARAWAK
--------------------------------------------------------------------------------------------------------------------------------


              ADDRESS                 USE               OWNER                    LEASE          LEASE             RENT
                                                                                 START           EXP              P.A.
                                                                                  DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
NO 7 GROUND FLOOR LOT 8235,           SERVICE       AVERY MALAYSIA              AUG 1999      AUG 2000       4,200 RM
JALAN PENDING,                        BRANCH        SDN.BHD
93450 KUCHING,
SARAWAK,
MALAYSIA
--------------------------------------------------------------------------------------------------------------------------------

                                    NAMIBIA

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
PO BOX 2660,                               HQ               W&T AVERY             JAN 1999      DEC 2001          55,200 $N
WINDHOEK,                                               NAMIBIA (PTY) LTD
NAMIBIA.
--------------------------------------------------------------------------------------------------------------------------------

                                   PAKISTAN


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
165-G, BLOCK 3, PECHS,                HQ            GEC AVERY (PRIVATE) LTD     AUG 1997      JUL 2003                   752,400
KHAILD BIN WALEED ROAD,
KARACHI,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------
100/4 SAINT JOHN'S PARK,              SERVICE       GEC AVERY (PRIVATE) LTD     APR 1996      FEB 2000       221,760 RS
LAHORE,                               BRANCH
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------
26 WEST WHARF ROAD,                   W'HOUSE       GEC AVERY (PRIVATE) LTD     ONGOING       ONGOING                     48,000
KARACHI,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------
BUNGALOW NO 46-47,                    SERVICE       GEC AVERY (PRIVATE) LTD     JUN 1998      JUN 2000                   48,3000
AUTOBHAN ROAD,                        BRANCH
UNIT NO 7 LATIFABAB,
HYDERABAD,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
28-SHAHEED-E-NILLAT MARKET            SERVICE       GEC AVERY (PRIVATE) LTD     SEP 1998      ONGOING 1999   23,232 RS
GULISTAN COLONY NO 2,                 BRANCH
FAISALABAD,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------
WARAS STREET,                         SERVICE       GEC AVERY (PRIVATE) LTD     MAY 1994      ONGOING 1999   47,916 RS
POLICE LINES ROAD,                    BRANCH
MULTAN,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------
HOUSE NO 160A,                        SERVICE       GEC AVERY (PRIVATE) LTD     JUL 1999      JUN 2002                    50,400
SECTOR 1,                             BRANCH
KHYABAN-E-SIR SYED,
RAWALPINDI,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------
TUFAIL ROAD,                          SERVICE       GEC AVERY (PRIVATE) LTD     FEB 1998      JAN 2001                    78,000
THE MALL,                             BRANCH
NOWSHEHRA CANTT,
PAKISTAN
--------------------------------------------------------------------------------------------------------------------------------

                                  SOUTH AFRICA

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
FREEHOLD
--------------------------------------------------------------------------------------------------------------------------------
53 ZASTRON STREET,                    SERVICE       SOUTH AFRICAN SCALE CO      NA            NA             NA
BLOEMFONTEIN  9300,                   BRANCH        (PROPRIETARY) LIMITED
SOUTH AFRICA/3/
--------------------------------------------------------------------------------------------------------------------------------
474 UMBILO ROAD,                      SERVICE       SOUTH AFRICAN SCALE CO      NA            NA             NA
DURBAN 4001,                          BRANCH        (PROPRIETARY) LIMITED
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
87 CURRIE STREET,                     SERVICE       EDWARD WINSTON CRANE        NA            NA             NA
QUIGNEY,                              BRANCH
EAST LONDON 5201,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
3 STELLA DRIVE,                       SERVICE       SOUTH AFRICAN SCALE CO      NA            NA             NA
MONTAGUE GARDENS,                     BRANCH        (PROPRIETARY) LIMITED
MILNERTON 7441,
CAPE TOWN,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------

--------------------
/3/ Property to be sold


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
FREEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
20 EDGAR LANE,                        SERVICE       SOUTH AFRICAN SCALE CO      NA            NA             NA
NORTH END,                            BRANCH        (PROPRIETARY) LIMITED
PORT ELIZABETH 6001,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD                                                                                                    /4/
--------------------------------------------------------------------------------------------------------------------------------
4A SCHEEPERSTREET,                    SERVICE       SOUTH AFRICAN SCALE CO      DEC 1995      DEC 1998       16,705 R
BETHAL 2310,                          BRANCH        (PROPRIETARY) LIMITED
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
8 GREY STREET,                        SERVICE       SOUTH AFRICAN SCALE CO      JAN 1998      JAN 1999       22,313 R
BETHLEHEM 9700,                       BRANCH        (PROPRIETARY) LIMITED
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
LOT 99, KULEKA UNIT NO 3,             SERVICE       S.A SCALE (PTY) LIMITED     SEP 1998      AUG 2003       46,940 R
CHROME CRESCENT,                      BRANCH
EMPANGENI,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------

--------------------
/4/ All rents contain an allowance for VAT at the rate of 14%


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
PAARL STREET,                         SERVICE       S.A. SCALE (PTY) LIMITED    SEP 1997      SEP 2000       27,312 R
GEORGE 6530,                          BRANCH
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
55 GEORGE STREET,                     SERVICE       S.A. SCALE CO (PTY)         JUL 1998      JUL 2001       49,872 R
SALGOS CENTRE SHOP 4,                 BRANCH        LIMITED
KIMBERLEY 8301,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
COMMISSIONER STREET,                  SERVICE       S.A. SCALE COMPANY (PTY)    JAN 1998      DEC JAN 2000   33,582 R
KLERKDORP 2570,                       BRANCH        LIMITED
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
LOT 877,                              SERVICE       S.A. SCALE CO               NOV 1998      OCT 2001       37,214 R
79 MURCHISON STREET,                  BRANCH        (PROPRIETARY) LIMITED
LADYSMITH 3370,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
STAND 1299,                           SERVICE       SA SCALE CO (PROPRIETARY)   JUL 1998      JUNE 2001      36,731 R
LOUIS TRICHARDT STREET NO 8,          BRANCH        LIMITED
NELSPRUIT,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
SHOP 5 & 6,                           SERVICE       SA SCALE CO (PROPRIETARY)   FEB 1999      JAN 2002       30,096 R
F&B CENTRE,                           BRANCH        LIMITED
2 DEVENISH STREET,
PIETERSBURG 0700,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
563 CARL STREET,                      SERVICE       SA SCALE CO (PROPRIETARY)   MAY 1997      APR 2000       28,400 R
PRETORIA WEST 0001,                   BRANCH        LIMITED
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
UNIT 23, LOT 573,                     SERVICE       SA SCALE CO (PROPRIETARY)   JUN 1998      JUL 2003       26,400 R
FIRST AVENUE,                         BRANCH        LIMITED
MATSAPHA INDUSTRIAL PARK,
SWAZILAND,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
182 JAN HOFMEYER ROAD,                SERVICE       SA SCALE  (PTY) LIMITED     JAN 1999      DEC  2002      25,272 R
WELKOM 9460,                          BRANCH
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
SHOP NO 6, ST IRENE CENTRE,           SERVICE       SOUTH AFRICAN SCALE CO      AUG 1998      JUL 2001       30,096 R
VAN RENSBURG STREET EXT 16,           BRANCH        (PTY) LIMITED
WITBANK 1035,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------
1 KONTREI TRUST,                      SERVICE       SOUTH AFRICA SCALE CO.      AUG. 1997     JAN 2000       26,953 R/5/
RUBEL STREET,                         BRANCH        (PTY) LIMITED
MARIAIS INDUSTRIES,
VRENDERBURG,
SOUTH AFRICA
--------------------------------------------------------------------------------------------------------------------------------

/5/ Copy of Lease to be provided.

                                     SPAIN

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
CALLE IGNACIO IGLESIAS 19,            HQ AND        AVERY BERKEL SA             JUL 1999      DEC 2003       6,992 PTAS
LOCAL 1-4,                            OFFICES
08940,
CORNELLA DE LLOBREGAT,
SPAIN
--------------------------------------------------------------------------------------------------------------------------------

                                    SWEDEN

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
FAGELVIKSVAGEN 18-20,                 HQ OFFICE     BERKEL AB                   SEP 1998      SEP 2003       614,088 SEK
TRAPP HUS 12,
NORSBORG 14553,
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------
MUSKETORGATAN 3A,                     SERVICE       BERKEL AB                   SEP 1992      SEP 2001       91,328 SEK
212 43 MALMO,                         BRANCH
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------
STUREGATAN 16,                        SERVICE       BERKEL AB                   JUL 1988      SEP 2001       11,784 SEK
78431 BORLANGE,                       BRANCH
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------
MUSKETORGATAN 3A,                     SERVICE       BERKEL AB                   FEB 1997      APR 2000       16,596 SEK
BOX 109,                              BRANCH
590 20 MANTORP,
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD (continued)
--------------------------------------------------------------------------------------------------------------------------------
AHLMARKSG 1,                          SERVICE       BERKEL AB                   FEB 1997      SEP 2000       36,544 SEK
652 24 KARLSTAD,                      BRANCH
SWEDEN

--------------------------------------------------------------------------------------------------------------------------------
BOLLUAGEN 13,                         SERVICE       BERKEL AB                   OCT 1978      SEP 2000       11,964 SEK
81132 SANDVIKEN,                      BRANCH
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------
BACKA BERGOGATA 10,                   SERVICE       BERKEL AB                   OCT 1993      SEP 2002       128,156 SEK
422 46 HISINGSBACKA,                  BRANCH
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------
NYGARDSGATAN 11A,                     SERVICE       BERKEL AB                   JUL 1999      ONGOING 3      14,400 SEK
72219 VASTERAS,                       BRANCH                                                  MONTHS NOTICE
SWEDEN
--------------------------------------------------------------------------------------------------------------------------------

                                      USA

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
FREEHOLD
--------------------------------------------------------------------------------------------------------------------------------
ONE BERKEL DRIVE,                     HQ OFFICES    BERKEL INCORPORATED         NA            NA             NA
LAPORT,                               AND MANUF'G
INDIANA 46350,
USA
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
3095 PRESIDENTIAL DRIVE,              SUB LET       BERKEL INCORPORATED         MAR 1996      APR 2001       18,000 $US
SUITE D,
ATLANTA,
GEORGIA 30340,
USA
--------------------------------------------------------------------------------------------------------------------------------

                                   ZIMBABWE

              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
FREEHOLD
--------------------------------------------------------------------------------------------------------------------------------
7 PETERBOROUGH ROAD,                  SERVICE       AVERY ZIMBABWE (PRIVATE)    NA            NA             NA
BELMONT,                              BRANCH        LTD
BULAWAYO,
ZIMBABWE
--------------------------------------------------------------------------------------------------------------------------------
5 COVENTRY ROAD,                      SERVICE       AVERY ZIMBABWE (PRIVATE)    NA            NA             NA
GWERU,                                BRANCH        LTD
ZIMBABWE
--------------------------------------------------------------------------------------------------------------------------------
6 PINE STREET,                        RESIDENCE     AVERY ZIMBABWE (PRIVATE)    NA            NA             NA
WINDSOR PARK,                                       LTD
GWERU,
ZIMBABWE
--------------------------------------------------------------------------------------------------------------------------------


              ADDRESS                     USE                 OWNER                LEASE          LEASE             RENT
                                                                                   START           EXP              P.A.
                                                                                    DATE          DATE
--------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD
--------------------------------------------------------------------------------------------------------------------------------
4 CONALD ROAD,                             HQ        AVERY ZIMBABWE (PRIVATE)     APR 1999      MAR 2000           1,647 K
GRANITESIDE,                                                   LTD
HARARE,
ZIMBABWE
--------------------------------------------------------------------------------------------------------------------------------
18 GLASGOW ROAD                         SERVICE      AVERY ZIMBABWE (PRIVATE)     DEC 1998      DEC 2001            135 K
INDUSTRIAL AREA,                         BRANCH                LTD
MUTARE,
ZIMBABWE
--------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 9

                     CONDUCT OF BUSINESS BEFORE COMPLETION

1. Dispose of, or grant any option or right of pre-emption in respect of, any assets of any member of the Avery Berkel Group except in the ordinary course of its business and on arm's length terms and with an individual value lower than (Pounds)50,000 save as disclosed by the Disclosure Letter.

2. Enter into any individual contract or commitment which is either outside the ordinary course of its business or which is reasonably likely when entered into to have a material adverse effect on the business of the member of the Avery Berkel Group concerned.

3. Declare, make or pay any dividend or other distribution or return of capital save to the extent already declared prior to the time hereof and disclosed by the Disclosure Letter or to members of the Avery Berkel Group.

4. Acquire any capital asset or make any capital expenditure in excess of (Pounds)150,000 per asset except to the extent already authorised or committed prior to the date hereof and disclosed by the Disclosure Letter.

5. Create, extend, grant or issue any mortgage, charge, debenture, pledge, lien, encumbrance or other security (other than liens arising in the ordinary course of business) over the whole or any part of the assets or undertaking of any member of the Avery Berkel Group.

6. Create, extend or grant any guarantee, indemnity, performance bond or other security or contingent obligation in the nature of a financial obligation including, without limitation, letters of comfort or support, affecting the whole or any part of the assets or undertaking of any member of the Avery Berkel Group save in each case in the ordinary course of business.

7. Create, allot or issue any shares, securities, securities convertible into shares or any option or right to subscribe in respect of any shares, securities or securities convertible into shares other than an allotment or issue to a member of the Avery Berkel Group or as disclosed by the Disclosure Letter.

8. Create, redeem or issue any loan capital or grant any option, or right to subscribe, in respect of any loan capital other than in favour of or to a member of the Avery Berkel Group.

9. Make any capital commitment involving capital expenditure exceeding (Pounds)150,000 per item (including, without limitation, the acquisition of any assets, business, securities or company) save to the extent already authorised prior to the date hereof and disclosed by the Disclosure Letter.

10. Form, acquire, or amend the terms of, any partnership or joint venture arrangement which, in either case, is material except to the extent already authorised or committed prior to the date hereof and disclosed by the Disclosure Letter or pursuant to a contractual or other legal obligation existing prior to the date hereof and which has been so disclosed.

11. Allow any of its insurances to lapse or knowingly do or omit to do anything which would make any policy of insurance void or voidable, save in the ordinary course of business or as disclosed by the Disclosure Letter.

12. Alter the provisions of its memorandum or articles of association or other constitutional documents or adopt or pass regulations or resolutions inconsistent therewith save as disclosed by the Disclosure Letter.

13.  Reduce its share capital.

14. Engage any person as an employee of any member of the Avery Berkel Group on a basic contractual salary of (Pounds)50,000 or more per annum (in paragraphs 14 and 24, a "KEY EMPLOYEE") or dismiss, other than for cause, any Key Employee (except where the engagement or dismissal process has already commenced at the date of this Agreement) or make or announce any material variation to the terms and conditions of employment (including, without limitation, remuneration or other emoluments) of any Key Employee other than increases in the ordinary course.

15. Enter into, amend, terminate or dispose (or give notice to terminate or dispose) of any tenancy, licence or lease agreement relating to any of the Avery Berkel Properties or the Certificated Properties or acquire or dispose of any interest in any Avery Berkel Properties or the Certificated Properties (except where the process relating to any such matter has already begun at the date hereof) save as disclosed by the Disclosure Letter.

16. Agree any review of rent or material fee payable under any tenancy, licence or lease agreement relating to the Avery Berkel Properties or the Certificated Properties.

17. Waive or forgive or cancel any indebtedness owing to any member of the Avery Berkel Group by any person or other members of the Avery Berkel Group save in accordance with the terms upon which such indebtedness is established.

18. Transfer, or dispose of any interest in, any shares, securities, securities convertible into shares or any option or right to subscribe in respect of any shares, securities, or securities convertible into shares other than to another member of the Avery Berkel Group or as disclosed by the Disclosure Letter.

19. Effect any material change in the nature of the business of any member of the Avery Berkel Group including any cessation or discontinuance of the operations of all or any material part of the business of any member of the Avery Berkel Group save as disclosed by the Disclosure Letter.

20. Effect any change in residence for Taxation purposes of any member of the Avery Berkel Group.

21. Incur any liability or obligation in the nature of a borrowing other than by bank overdraft or similar short-term borrowing in the ordinary course, save with respect to finance and operating leases.

22.  Enter into any material contract outside the ordinary course of business.

23. Initiate any material change to the terms on which an Avery Berkel Group deals with those of its customers or suppliers identified pursuant to Warranty 8.8 other than in the ordinary course of business.

24. Initiate any material alteration to the pension benefits of any Key Employees other than increases in such benefits which result from increases made to the remuneration of any Key Employee in the ordinary course.

25. Enter into any material agreement, arrangement or obligation (whether legally enforceable or not) in which a member of the GEC Group or a director of an Avery Berkel Group Company is interested which is outside of the ordinary course of business, save as disclosed by the Disclosure Letter and ignoring employment matters.

26.  Agree, conditionally or otherwise, to do any of the foregoing.

                                  SCHEDULE 10

                                  CONDITIONS

(A) All filings having been made and all waiting periods having expired or having been terminated in relation to the transaction contemplated by this Agreement pursuant to the HSR Act.

(B)  One of the following having taken place:

     (i) receipt of a notice or a decision from the German Federal Cartel Office ("FCO") that the prohibition requirements of s36(1) of the German Act against Restrictions of Competition ("ARC") are not fulfilled by the sale of all or any of the Avery Berkel Shares to the Purchaser; or

     (ii) expiry of the one month time limit laid down in s40(1) ARC without the parties having been notified by the FCO that the FCO have entered into an examination of the sale of all or any of the Avery Berkel Shares to the Purchaser; or

     (iii) expiry of the four months time limit (or any extension thereof) as laid down in s40(2) ARC without the FCO having issued a prohibition order in relation to the sale of all or any of the Avery Berkel Shares to the Purchaser.

(C) The unconditional approval in terms of the provisions of the Competition Act No. 89 of 1998 in South Africa having been obtained in relation to the sale and purchase of the Avery Berkel Shares.

(D)  The following having occurred, either:

     (i) the Irish Minister for Enterprise, Trade & Employment (hereinafter referred to in this paragraph (D) as the "MINISTER" having stated in writing that she has decided not to make an Order under Section 9 of the Irish Mergers, Take-overs and Monopolies (Control) Act 1978 (as amended) (hereinafter referred to in this paragraph (D) as the "ACT") in relation to the proposed acquisition of the Avery Berkel Shares by the Purchaser; or

     (ii) the Minister having made an Order under Section 9 of the Act in relation to the proposed acquisition of the Avery Berkel Shares by the Purchaser hereunder on terms acceptable to the Purchaser; or

     (iii) the relevant period within the meaning of Section 6 of the Act having elapsed without the Minister having made an

           Order under Section 9 of the Act in relation to the proposed acquisition of the Avery Berkel Shares by the Purchaser hereunder; or

     (iv)  the Minister having decided that the Act does not apply.

(E) The adjusted earnings before interest, tax, depreciation and amortisation ("ADJUSTED EBITDA") of the Avery Berkel Group (including for this purpose Avery India Limited at 100 per cent. but before profit for the Identified Companies) for the 11 month period to 26th February, 2000 being not less than (Pounds)11,931,000 as extracted from the February Accounts. Adjusted EBITDA will be calculated from the February Accounts by excluding from EBITDA as reported in the February Accounts the earnings impact of all of the following expenses and charges to the extent to which they have been charged against EBITDA for:

     (i) Year 2000 and BaaN implementation costs. For the avoidance of doubt such costs for the nine months to 31st December, 1999 were (Pounds)1,181,000;

     (ii)  redundancies and reorganisation costs as defined by UK GAAP;

     (iii) Dutch technical spend costs to the extent that they relate to the BPR Slicer factory in Holland. For the avoidance of doubt such costs for the nine months to 31st December, 1999 were (Pounds)376,000;

     (iv)  the costs of preparing the February Accounts and this Agreement; and

     (v) the trading profits and losses, costs and profit on disposal relating to the sale of the Avery Berkel Group's interests in former subsidiaries and associated companies including those in Belgium, Netherlands, Luxembourg, New Zealand, Bangladesh and Ghana and those relating to the forecourt business.

(F) The net sales of the Avery Berkel Group (including for this purpose Avery India Limited at 100 per cent.) being not less than (Pounds)133,860,000 as stated in the February Accounts.

(G) There not having occurred after the date hereof, and being subsisting, any event, development or circumstance constituting a material adverse change in either the business, assets or financial condition of the Avery Berkel Group taken as a whole or the capacity of those debt markets which the Lender intends on the date hereof to use to fund the relevant part of the Facilities, taking into consideration all positive changes to such matters and ignoring any adverse change relating to, and any adverse effects of any such change upon, the prospects or future financial and trading position of the Avery Berkel Group and also ignoring any adverse change in national or international financial, economic, foreign exchange or political circumstances and the effects thereof.

(H) The March 1998 Accounts and the March 1999 Accounts having been finalised by GEC's Accountants and submitted to GEC and the Purchaser.

(I) No member of the Avery Berkel Company Group being the registered or beneficial owner of any of the issued share capital of any of the Benelux Companies.

(J)  GEC having materially complied with its obligations pursuant to sub-clause
     8.28 in respect of the Pension Questionnaire.

                                  SCHEDULE 11

            ACCOUNTING AND OTHER INFORMATION PER SUB-CLAUSE 8.22(B)

                                  SCHEDULE 12

                               DORMANT COMPANIES

1.   W&T Avery (Kenya) Limited

2.   Avery Zambia Limited

3.   Berkel (Africa) (Pty) Limited

4.   Avery Administration Pty Limited

5.   Berkel Australia Pty Limited

6.   Berkel Pty Limited

7.   Brice Equipment (Wholesale) Pty Limited

8.   GEC Avery Wholesale Pty Limited

9.   Avery-Denison Limited

10.  Avery-Hardoll Fluid Management Limited

11.  Avery-Hardoll Forecourt Equipment Limited

12.  Avery-Hardoll Limited

13.  Berkel Limited

14.  Charles W Brecknell Limited

15.  GEC Avery Service Limited

16.  GEC Avery Technology Limited

17.  GEC Avery UK Limited

18.  GEC Card Technology Limited

19.  GEC Teledata Limited

20.  GEC Telematic Limited

21.  GEC Video Systems Limited

22.  Henry Pooley & Son Limited

23.  Nuemo Fillers Limited

24.  Oertling Limited

25.  Pump Maintenance Limited

26.  Pump Maintenance Overseas Limited

27.  Telomex Limited

28.  W& T Avery Limited

29.  Weighmaster Scales Limited

30.  Reliance Systems Limited

31.  S. Parsons & Company Limited

32.  W&T Avery (Scales) Limited

1.   Avery Berkel Central European Warehouse BV

2.   Berkel International BV

3.   Berkel Sud Americana SAC E.I.

4.   Cantoni S.r.l.

5.   BV Handel-en Industrie Maatschappij Handustrie

6.   Zuidamerikaanse Maatschappij tot Exploitatie v/h Patent v Berkel BV

                                  SCHEDULE 13

                              UNFUNDED LIABILITY

PART I - RECOGNISED UNFUNDED LIABILITY
--------------------------------------

The Recognised Unfunded Liability are the liabilities in respect of benefit arrangements for which provisions have been included in the estimate of (Pounds)5,373,000 set out in clause 8.2 9(A), which are as follows.

BENEFIT ARRANGEMENTS                METHODOLOGY
--------------------                -----------
 1.  US Deferred Compensation       Discounted present values of the
     Arrangement                    obligations as they relate to past service
                                    to Completion with a valuation interest
                                    rate equal to 8% per annum

 2.  Unfunded German book reserves  Assumptions and methods used for the purposes of the last consolidated
                                    financial statement prepared before the
                                    date of this agreement

 3.  Termination Indemnity in       Normal GEC accounting practice as applied
     Italy                          in the last consolidated financial
                                    statement (TFR)

 4.  Termination Indemnity in       Normal GEC accounting practice as applied
     Malaysia                       in the last consolidated financial
                                    statement

 5.  Termination Indemnity in       Normal GEC accounting practice as applied
     France                         in the last consolidated financial
                                    statement

 6.  Miscellaneous Holding          Normal GEC accounting practice as applied
     Company Reserve (estimated     in the last consolidated financial
     for identification only at     statement
     (Pounds)78,000)

 7.  Pakistan                       Normal GEC accounting practice as applied
                                    in the last consolidated financial
                                    statement.

 8.  US Post employment life        Normal GEC accounting practice as applied
     assurance benefits             in the last consolidated financial
                                    statement

If the US post employment life assurance benefits are not included in the calculation of the (Pounds)5,373,000 set out in clause 8.2 9(A) then such benefit arrangement will not be included in Part I of this Schedule but will be included under part II of this Schedule.


PART II - DISCLOSED
-------------------

UNRECOGNISED LIABILITIES
------------------------

BENEFIT ARRANGEMENTS                METHODOLOGY
--------------------                -----------

1.   South African Post             Principles consistent with the approach
     Retirement Medical             used for the benefits under Part I.8

2.   India                          Normal GEC accounting practice as applied
                                    by GEC in India or a nearby Territory

3.   Any other Employee Benefit     The General Mechanism set out in Part III
     Arrangements disclosed prior   below.
     to the date referred to in
     Clause 12.1(B)



PART III - GENERAL MECHANISM AND
           ---------------------
           UNDERPIN
           --------
                                    METHODOLOGY
                                    -----------
1.   General Mechanism              The General Mechanism for the valuation
                                    of liabilities is as follows:-

                                    (i)  the actuarial method to be applied is
                                    the Projected Unit Credit method;

                                    (ii)  the liability should be valued using
                                    a real discount rate assumption of 4.5%
                                    per annum (above price inflation) and a
                                    real salary increase assumption of 2% per annum (above price inflation) (including any allowance for a promotional salary scale), and a real medical health claims inflation rate of 2% per annum (above price inflation). The remaining assumptions (economic and demographic) should be based on the most recent actuarial assumptions used per the valuation of such funded or unfunded liabilities of the relevant Avery Berkel
                                    Group Company in the jurisdiction concerned, if available, and otherwise, to the extent they cannot be agreed between the Purchaser's Actuary and the GEC Actuary on a basis consistent with local actuarial practice in that jurisdiction (neither actuaries' agreement to be unreasonably withheld) on the assumptions set out in the Actuary's Letter as defined in Schedule 5
                                    Part A, adjusted to take account of
                                    differences in benefit provisions.

                                    Assets will be valued at their market
                                    value or where there is no recognised
                                    market value at the immediately realisable cash value.

2.   Underpin                       The excess of the total liabilities
                                    calculated under the methodology and
                                    assumptions set out in Part III.1, after
                                    deduction of the value of any assets which
                                    are available to satisfy such liabilities
                                    and are not already recognised as an asset
                                    in the Closing Net Assets in respect of
                                    the benefits covered under Part I.3, I.4,
                                    I.5, I.6, I.7, I.8 II.1, II.2 and II.3
                                    over the total amount calculated for those
                                    benefits under Part I and Part II (again
                                    excluding Parts I.1 and I.2) shall be
                                    calculated (the Excess).

                                    The Excess (whether positive or negative) shall be apportioned between the benefit arrangements under Part I.3-8 and Part II
                                    1-3 on a pro-rata basis in proportion to the liabilities for those benefit arrangements calculated under Part III.1.


     PART IV - ADJUSTMENTS TO THE   The adjustment to the Recognised Unfunded
     RECOGNISED UNFUNDED LIABILITY  Liability  shall be the Excess apportioned
     -----------------------------  to these benefit arrangements

     PART V- ADJUSTMENTS TO         The adjustment to the "Disclosed
     DISCLOSED UNRECOGNISED         Unrecognised Liabilities" shall be the
     LIABILITIES                    Excess apportioned to the benefit
     -----------                    arrangements under Part II.1, II.2 and
                                    II.3.

     PART VI - GENERAL              Clause 12.5(A) and (B) shall apply mutatis
     -----------------              mutandis in the event of any dispute
                                    relating to a matter set out in this
                                    Schedule 13.  Paragraph 3.12 of Schedule 4
                                    shall also apply mutatis mutandis.

                                  SCHEDULE 14

                            PRINCIPAL WARRANT TERMS

The Warrant will reflect the following principal terms:

(i) it will be in respect of 5 per cent. of the fully diluted equity capital at Completion of Weigh-Tronix LLC ("WT") (or equivalent parent company at Completion);

(ii) it will contain provisions to return value to the holder in the event of any disposal by WT of any shares or assets in which WT is interested except for trading in the ordinary course (consistent with the benefit derived therefrom by equity holders of WT);

(iii) the exercise price will be the same as the subscription price paid by Berkshire, members of the WT Group and/or other investors in subscribing for shares in WT for the purposes of the acquisition of the Avery Berkel Group;

(iv) the Warrant will not be exercisable after the tenth anniversary of Completion and, prior to that date, will be exercisable only in the event of a liquidity event (to include a listing by whatever method, asset sale, share sale of subsidiary undertakings, change of control);

(v) it will contain appropriate and market standard value shifting protection;

(vi)   it will be transferable within the GEC Group without WT's consent;

(vii) WT will provide adequate notice to the holder to permit the exercise of subscription rights;

(viii) the equity issued pursuant to the exercise of subscription rights will rank at least pari passu with existing ordinary equity capital;

(ix) on a winding-up, the holder will be entitled to receive such amount as it would have received had it exercised subscription rights immediately prior to winding-up (if there is a surplus, and after deduction of the exercise price);

(x) the Warrant will be exercisable in whole or in part (as described in (iv) above) at the election of the holder;

(xi) the Warrant will contain appropriate terms to ensure that the holder is not prejudiced upon a consolidation, sub-division or other reorganisation of WT's equity capital;

(xii) reports, accounts and other information provided to the holders of ordinary equity capital will be provided to the holder simultaneously as it is provided to the holders of WT's ordinary equity capital.

Signed by /s/ Marconi Corporation plc

Marconi Corporation plc    )

Name:                      )

Director                   )



Signed by /s/ Weigh-Tronix UK Limited

Weigh-Tronix UK Limited    )

Name:                      )

Director                   )



          DATED